                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                          REGISTRATION STATEMENT NO.: 333-132746

The issuer has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-132746) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
1-877-858-5407 or by emailing Citigroup-DCM-Prospectus@citigroup.com.

--------------------------------------------------------------------------------

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2006-C5

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-C5

        CLASSES A-1, A-2, A-3, A-SB, A-4, A-1A, A-M, A-J, XP, B, C, AND D
                          $1,964,204,000 (APPROXIMATE)

                                   ----------

                             FREE WRITING PROSPECTUS

                                   ----------

                        LASALLE BANK NATIONAL ASSOCIATION

                      CITIGROUP GLOBAL MARKETS REALTY CORP.

                         PNC BANK, NATIONAL ASSOCIATION

                              MORTGAGE LOAN SELLERS

                                OCTOBER 27, 2006

                                                    LaSalle Financial
              [Citigroup LOGO]                        Services, Inc.

       BANC OF AMERICA SECURITIES LLC                  [PNC LOGO]

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                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C5

--------------------------------------------------------------------------------

ALL INFORMATION IN THIS FREE WRITING PROSPECTUS, WHETHER REGARDING THE ASSETS
BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, SUPERSEDES ANY PRIOR FREE
WRITING PROSPECTUS PROVIDED TO YOU AND WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY SUBSEQUENT FREE WRITING PROSPECTUS PROVIDED TO YOU PRIOR TO
YOUR COMMITMENT TO PURCHASE ANY OF THE SUBJECT SECURITIES.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary, is subject to completion or change and is current only as of the date appearing hereon.

The commercial mortgage-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that the commercial mortgage-backed securities, and the mortgage pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined, added or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the commercial mortgage-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This free writing prospectus is not to be construed as an offer to sell or the solicitation of an offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This free writing prospectus is based on information that we consider reliable. The information contained in this free writing prospectus may be based on assumptions regarding market conditions and other matters as reflected therein. No underwriter makes any representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. Each underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).

Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached, that are substantially similar to or in the nature of the following disclaimers, statements or language, are not applicable to these materials and should be disregarded: (i) disclaimers regarding accuracy or completeness of the information contained herein or restrictions as to reliance on the information contained herein by investors; (ii) disclaimers of responsibility or liability; (iii) statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends; (iv) language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy;
(v) statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and (vi) a legend that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after the date of the contract for sale.
Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

This material is furnished to you by one of the underwriters listed above, and not by the issuer of the securities. None of the underwriters listed above is acting as agent for the issuer or its affiliates in connection with the proposed transaction.

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                                     Page 2

                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C5

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                              TRANSACTION OVERVIEW
--------------------------------------------------------------------------------

STRUCTURE:                       Senior/Subordinate, Sequential Pay Pass-Through
                                 Certificates.

OFFERED CLASSES:                 Classes A-1, A-2, A-3, A-SB, A-4, A-1A, A-M,
                                 A-J, XP, B, C and D.

BOOK RUNNER:                     Citigroup Global Markets Inc.

CO-LEAD MANAGERS:                Citigroup Global Markets Inc. and LaSalle
                                 Financial Services, Inc.

CO-MANAGERS:                     Banc of America Securities LLC and PNC Capital
                                 Markets, LLC

DEPOSITOR:                       Citigroup Commercial Mortgage Securities Inc.

MORTGAGE LOAN SELLERS:           LaSalle Bank National Association (129 loans,
                                 44.1%)
                                 Citigroup Global Markets Realty Corp. (47
                                 loans, 42.6%)
                                 PNC Bank, National Association (32 loans,
                                 13.3%)

MASTER SERVICER:                 Midland Loan Services, Inc., a Delaware
                                 corporation, with respect to all mortgage loans
                                 other than the mortgage loans sold to the
                                 Depositor by Citigroup Global Markets Realty
                                 Corp. and the Ala Moana Portfolio mortgage loan
                                 sold to the Depositor by LaSalle Bank National
                                 Association, which are serviced by Wachovia
                                 Bank, National Association. The Ala Moana
                                 Portfolio mortgage loan is being primarily
                                 serviced under the pooling and servicing
                                 agreement for the series CD 2006-CD3
                                 transaction.

SPECIAL SERVICER:                LNR Partners, Inc., a Florida corporation, with
                                 respect to all mortgage loans except the Ala
                                 Moana Portfolio mortgage loan. The Ala Moana
                                 Portfolio mortgage loan will initially be
                                 specially serviced by J.E. Robert Company, Inc.
                                 under the series CD 2006-CD3 pooling and
                                 servicing agreement.

TRUSTEE:                         Wells Fargo Bank, N.A.

CERTIFICATE ADMINISTRATOR:       LaSalle Bank National Association

RATING AGENCIES:                 Moody's Investors Service, Inc. ("Moody's"),
                                 and Fitch, Inc. ("Fitch").

CUT-OFF DATE:                    With respect to each mortgage loan that has a
                                 due date in November 2006, the related due date
                                 of such mortgage loan in November 2006. With
                                 respect to each mortgage loan that has its
                                 first due date in December 2006, the later of
                                 the related date of origination and November 1,
                                 2006.

EXPECTED SETTLEMENT DATE:        On or about November 21, 2006.

DETERMINATION DATE:              The eleventh calendar day of the month, or, if
                                 not a business day, the next succeeding
                                 business day, beginning in December 2006.

DISTRIBUTION DATE:               The fourth business day following the related
                                 Determination Date.

DAY COUNT:                       30 / 360

RATED FINAL DISTRIBUTION DATE:   Distribution Date in October 2049.

ERISA ELIGIBILITY:               Classes A-1, A-2, A-3, A-SB, A-4, A-1A, A-M,
                                 A-J, XP, B, C and D are expected to be
                                 ERISA-eligible under lead manager's exemption.

SMMEA ELIGIBILITY:               The Offered Certificates will not be
                                 "mortgage-related securities" for the purposes
                                 of SMMEA.

TAX TREATMENT:                   REMIC.

SETTLEMENT TERMS:                DTC same day funds, with accrued interest.

MINIMUM DENOMINATION:            $10,000 for all Offered Certificates.

CLEAN-UP CALL:                   1%.

                                     Page 3

                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C5

--------------------------------------------------------------------------------
                              CERTIFICATES OVERVIEW
--------------------------------------------------------------------------------

                       EXPECTED INITIAL    APPROX. %
                          AGGREGATE       OF INITIAL                                      APPROX.
                      PRINCIPAL BALANCE    MORTGAGE     APPROX. % OF    PASS-THROUGH     WEIGHTED
                         OR NOTIONAL         POOL      INITIAL CREDIT       RATE       AVERAGE LIFE   PRINCIPAL PAYMENT
CLASS    RATINGS(1)       AMOUNT          BALANCE(6)     SUPPORT(6)      DESCRIPTION    (YEARS)(4)        WINDOW(4)
-----   -----------   -----------------   ----------   --------------   ------------   ------------   -----------------

OFFERED CERTIFICATES:
XP(2)     Aaa/AAA                  TBD        NAP            NAP         Variable IO         NAP             NAP
 A-1      Aaa/AAA       $   60,312,000       2.836%        30.000%         TBD(3)           3.14         12/06-07/11
 A-2      Aaa/AAA       $  236,800,000      11.137%        30.000%         TBD(3)           4.80         07/11-10/11
 A-3      Aaa/AAA       $   93,829,000       4.413%        30.000%         TBD(3)           7.22         06/13-04/14
 A-SB     Aaa/AAA       $   92,920,000       4.370%        30.000%         TBD(3)           7.40         10/11-02/16
 A-4      Aaa/AAA       $  775,822,000      36.486%        30.000%         TBD(3)           9.74         02/16-10/16
 A-1A     Aaa/AAA       $  228,753,000      10.758%        30.000%         TBD(3)           9.16         12/06-10/16
 A-M      Aaa/AAA       $  212,634,000      10.000%        20.000%         TBD(3)           9.90         10/16-10/16
 A-J      Aaa/AAA       $  172,765,000       8.125%        11.875%         TBD(3)           9.90         10/16-10/16
  B        Aa2/AA       $   42,526,000       2.000%         9.875%         TBD(3)           9.90         10/16-10/16
  C       Aa3/AA--      $   21,264,000       1.000%         8.875%         TBD(3)           9.90         10/16-10/16
  D        A2/A         $   26,579,000       1.250%         7.625%         TBD(3)           9.90         10/16-10/16

NON-OFFERED CERTIFICATES(5):
XC(2)     Aaa/AAA       $2,126,337,692        NAP            NAP         Variable IO         NAP             NAP
  E        A3/A--       $   29,237,000       1.375%         6.250%         TBD(3)           9.94         10/16-11/16
  F      Baa1/ BBB+     $   26,579,000       1.250%         5.000%         TBD(3)           9.98         11/16-11/16
  G       Baa2/BBB      $   21,264,000       1.000%         4.000%         TBD(3)           9.98         11/16-11/16
  H     Baa3/ BBB--     $   21,263,000       1.000%         3.000%         TBD(3)           9.98         11/16-11/16
  J       Ba1/ BB+      $    7,974,000       0.375%         2.625%         TBD(3)           9.98         11/16-11/16
  K        Ba2/BB       $    7,974,000       0.375%         2.250%         TBD(3)           9.98         11/16-11/16
  L       Ba3/BB--      $    7,973,000       0.375%         1.875%         TBD(3)           9.98         11/16-11/16
  M        B1/B+        $    2,658,000       0.125%         1.750%         TBD(3)           9.98         11/16-11/16
  N         B2/B        $    7,974,000       0.375%         1.375%         TBD(3)           9.98         11/16-11/16
  O        B3/B--       $    2,658,000       0.125%         1.250%         TBD(3)           9.98         11/16-11/16
  P        NR/NR        $   26,579,692       1.250%          NAP           TBD(3)          12.25         11/16-10/21
AMP-1    Baa1/BBB+      $   40,000,000        NAP            NAP           TBD(3)           4.82         09/11-09/11
AMP-2     Baa2/BBB      $   48,000,000        NAP            NAP           TBD(3)           4.82         09/11-09/11
AMP-3    Baa3/BBB--     $   27,000,000        NAP            NAP           TBD(3)           4.82         09/11-09/11

(1)  Ratings shown are those of Moody's and Fitch, respectively.

(2)  Notional Amount. The Class XC and Class XP certificates will not have principal balances and their holders will not receive distributions of principal, but such holders will be entitled to receive payments of interest accrued on a total notional amount equal to the total principal balance of all other classes shown in table above (or, in the case of the
     Class XP certificates, a designated portion of that total principal balance) outstanding from time to time.

(3)  To be determined. The pass-through rates for the respective classes shown in the table (other than Class XC and Class XP) will equal any of (i) a fixed rate, (ii) the weighted average of certain net mortgage rates on the mortgage loans (or, in the case of the Ala Moana Portfolio mortgage loan, on just the pooled portion of the Ala Moana Portfolio mortgage loan), (iii)
     a rate equal to the lesser of a specified pass-through rate and the weighted average of the net mortgage rates on the mortgage loans (or, in the case of the Ala Moana Portfolio mortgage loan, on just the pooled portion of the Ala Moana Portfolio mortgage loan) and (iv) the weighted average of certain net mortgage rates on the mortgage loans (or, in the case of the Ala Moana Portfolio mortgage loan, on just the pooled portion of the Ala Moana Portfolio mortgage loan) minus a specified percentage. The
     Class XC and Class XP certificates will have variable pass-through rate equal to, in each case, the weighted average of certain interest strip rates.

(4)  Calculated based upon the assumption that the borrower will: (a) not prepay the loan prior to the stated maturity except as described, (b) if applicable, pay the loan in full on any anticipated repayment date, (c)
     make all payments in a timely fashion, and (d) not receive a balloon extension. Also, based on the assumption that there is: (x) no cleanup call, and (y) no loan repurchase.

(5)  Not offered by this free writing prospectus. The Non-Offered Certificates also include the Class R and Y certificates, which do not have principal balances or pass-through rates, and the Class AMP-1, AMP-2 and AMP-3 certificates, which evidence interests in the non-pooled subordinate portion of the Ala Moana Portfolio mortgage loan.

(6)  The approximate percentage of the initial mortgage pool balance, and the approximate percentage of initial credit support, of any class shown on the table above does not take into account the total principal balances of, or the non-pooled subordinate portion of the Ala Moana Portfolio mortgage loan represented by, the Class AMP-1, AMP-2 and AMP-3 certificates.

                                     Page 4

                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C5

--------------------------------------------------------------------------------
                               STRUCTURE OVERVIEW
--------------------------------------------------------------------------------

MORTGAGE POOL:        Subject to the discussion in the next paragraph, the
                      Mortgage Pool consists of 208 commercial, multifamily and
                      manufactured housing community mortgage loans (the
                      "Mortgage Loans") with an aggregate balance as of the
                      Cut-off Date of $2,126,337,692 (the "Initial Mortgage Pool
                      Balance"), subject to a variance of plus or minus 5%. The
                      Mortgage Loans are secured by 239 properties (the
                      "Mortgaged Properties") located throughout 37 states and
                      the District of Columbia. The Mortgage Pool will be deemed to consist of 2 loan groups ("Loan Group 1" and "Loan
                      Group 2", respectively, and, each, a "Loan Group").
                      Subject to the discussion in the next paragraph, Loan
                      Group 1 will consist of (i) all of the Mortgage Loans that are not secured by Mortgaged Properties that are
                      multifamily properties and/or manufactured housing
                      community properties, (ii) 3 Mortgage Loans that are
                      secured by Mortgaged Properties that are multifamily
                      properties and (iii) 7 Mortgage Loans that are secured by
                      Mortgaged Properties that are manufactured housing
                      community properties. Loan Group 1 is expected to consist
                      of 180 Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of $1,897,584,444 (the "Initial
                      Loan Group 1 Balance"). Loan Group 2 will consist of 28
                      Mortgage Loans that are secured by Mortgaged Properties
                      that are multifamily properties and/or manufactured
                      housing community properties, with an aggregate principal
                      balance as of the Cut-off Date of $228,753,249 (the
                      "Initial Loan Group 2 Balance").

                      For purposes of calculating distributions on the Offered
                      Certificate, the Ala Moana Portfolio Mortgage Loan (as
                      defined herein) is divided into a pooled portion, which
                      will be pooled with the other Mortgage Loans to back the
                      certificates in the table on the prior page, and a
                      non-pooled portion that will be represented solely by the
                      Class AMP-1, AMP-2 and AMP-3 certificates. The non-pooled
                      subordinate portion of the Ala Moana Portfolio Mortgage
                      Loan is not considered a "Mortgage Loan", is not
                      considered part of the Mortgage Pool, Loan Group 1 or Loan
                      Group 2, is not reflected in the Initial Mortgage Pool
                      Balance, the Initial Loan Group No. 1 Balance or the
                      Initial Loan Group No. 2 Balance and, unless the context
                      indicates otherwise, will be treated as a loan outside the
                      Series 2006-C5 trust for statistical purposes.

PRINCIPAL PAYMENTS:   In general: (i) principal from Loan Group 1 will be
                      distributed on each Distribution Date to the Class A-SB
                      Certificates (until the balance of that class reaches a
                      scheduled balance) and, thereafter sequentially to the
                      Class A-1, A-2, A-3, A-SB and A-4 Certificates, in that
                      order, in each case until the balance of the subject class is reduced to zero; and (ii) principal from Loan Group 2
                      will be distributed on each Distribution Date to the Class
                      A-1A Certificates. However, the Class A-SB, A-1, A-2, A-3,
                      A-SB and A-4 Certificates (in the order described in
                      clause (i) of the prior sentence) will be entitled to
                      receive distributions of principal from Loan Group 2 after the total principal balance of the Class A-1A Certificates has been reduced to zero; and Class A-1A Certificates will be entitled to receive distributions of principal from
                      Loan Group 1 after the total principal balance of the
                      Class A-SB, A-1, A-2, A-3 and A-4 Certificates has been
                      reduced to zero. In addition, notwithstanding the
                      foregoing, distributions of principal will be made with
                      respect to the Class A-SB, A-1, A-2, A-3, A-4 and A-1A
                      Certificates on a pro rata basis (by balance) if the total principal balance of the Class A-M through P Certificates
                      has been reduced to zero as a result of loss allocation.
                      The Class A-M Certificates will be entitled to receive
                      distributions of principal after the total principal
                      balance of Class A-SB, A-1, A-2, A-3, A-4 and A-1A
                      Certificates has been reduced to zero. The Class A-J
                      Certificates will be entitled to receive distributions of
                      principal after the total principal balance of the Class
                      A-M Certificates has been reduced to zero. Thereafter,
                      principal will be allocated sequentially (in alphabetical
                      order of Class designation) starting with Class B
                      Certificates.

INTEREST PAYMENTS:    The Class XC and XP Certificates will collectively accrue
                      interest on the total principal balance of the Class A-1
                      through P Certificates at a rate generally equal to the
                      excess, if any, of the weighted average net coupon for the
                      Mortgage Loans (exclusive of the non-pooled subordinate
                      portion of the Ala Moana Portfolio Mortgage Loan) over the weighted average pass-through rate for the Class A-1
                      through P Certificates. A separate free writing prospectus will describe the notional amounts on which, and the
                      pass-through rates at which the Class XC and XP
                      Certificates will individually accrue interest. Class XC
                      and XP Certificates will receive payments of interest pari passu and pro rata (based on interest entitlements) with
                      interest on the Class A-1, A-2, A-3, A-SB, A-4 and A-1A
                      Certificates each month, except that interest payments on
                      the Class A-1, A-2, A-3, A-SB and A-4 Certificates are
                      generally to be made out of collections and advances on
                      Loan Group 1 and interest payments on the Class A-1A
                      Certificates are generally to be made out of collections
                      and advances on Loan Group 2.

PREPAYMENT INTEREST   Net prepayment interest shortfalls will be allocated pro
SHORTFALLS:           rata generally based on interest entitlements, in
                      reduction of the interest otherwise payable with respect
                      to each of the interest-bearing certificate classes,
                      except that the Class AMP-1, AMP-2 and AMP-3 certificates
                      will only bear such shortfalls with respect to the
                      non-pooled subordinate portion of the Ala Moana Portfolio
                      Mortgage Loan.

                                     Page 5

                            FREE WRITING PROSPECTUS
                                 CGCMT 2006-C5

--------------------------------------------------------------------------------
                               STRUCTURE OVERVIEW
--------------------------------------------------------------------------------

LOSS ALLOCATION:      Losses will be allocated to each Class of Certificates in
                      reverse alphabetical order starting with Class P through
                      and including Class B, and next to the Class A-J
                      Certificates, and then to the Class A-M Certificates. Any
                      remaining losses will be allocated to Classes A-SB, A-1,
                      A-2, A-3, A-4 and A-1A Certificates on a pro rata basis.
                      However, any such losses with respect to the non-pooled
                      subordinate portion of the Ala Moana Portfolio Mortgage
                      Loan would first be borne by the Class AMP-1, AMP-2 and
                      AMP-3 certificates.

PREPAYMENT PREMIUMS   Prepayment premiums collected with respect to each Loan
                      Group will be allocated between the respective classes of
                      Investment Grade P&I Certificates (i.e. Class A-1, A-2,
                      A-3, A-SB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G and H
                      Certificates) then entitled to principal distributions
                      with respect to such Loan Group and the Class XC
                      Certificates as follows:

                      A percentage of all prepayment premiums (either fixed
                      prepayment premiums or yield maintenance amount) collected with respect to each Loan Group will be allocated to each
                      class of the Investment Grade P&I Certificates then
                      entitled to principal distributions with respect to such
                      Loan Group, which percentage will be equal to the product
                      of (a) the percentage of the principal distribution amount with respect to the relevant Loan Group that such Class
                      receives, and (b) a fraction (expressed as a percentage
                      which can be no greater than 100% nor less than 0%), the
                      numerator of which is the excess of the pass-through rate
                      of such Class of the Investment Grade P&I Certificates
                      currently receiving principal over the relevant discount
                      rate, and the denominator of which is the excess of the
                      mortgage rate of the related Mortgage Loan over the
                      discount rate.

                      Prepayment Premium Allocation Percentage for all
                      Investment Grade P&I Certificates collectively =

                           (Pass-Through Rate -- DiscountRate)
                           (Mortgage Rate -- Discount Rate)

                      The remaining percentage of the prepayment premiums will
                      be allocated to the Class XC Certificates. In general,
                      this formula provides for an increase in the percentage of prepayment premiums allocated to the Investment Grade P&I
                      Certificates then entitled to principal distributions
                      relative to the Class XC Certificates as discount rates
                      decrease and a decrease in the percentage allocated to
                      such Classes as discount rates rise.

                      Allocation of Prepayment Premiums Example

                           Assumptions:
                              Mortgage Rate =   9%
                              Bond Class Rate = 7%
                              Discount Rate  =  6%

                           Bond Class Allocation = 7% - 6% = 331/3%
                                                   _______
                                                   9% - 6%

                           Class XC Allocation  =  Remaining premiums = 662/3%
                                                   thereof
                                                =  100% - Allocation to
                                                   Investment Grade P&I
                                                   Certificates
                                                =  662/3%

                                     Page 6

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                                  CGCMT 2006-C5

--------------------------------------------------------------------------------
                          MORTGAGE POOL CHARACTERISTICS
--------------------------------------------------------------------------------

When reviewing this free writing prospectus, including this "Mortgage Pool
Characteristics" section, please note that:

o    All numerical information provided with respect to the underlying Mortgage
     Loans is provided on an approximate basis.

o    References to Initial Mortgage Pool Balance mean the aggregate cut-off date principal balance of all the underlying Mortgage Loans and do not include the principal balance of any related non-trust loans or the non-pooled subordinate portion of the Ala Moana Portfolio Mortgage Loan, references to the Initial Loan Group 1 balance mean the aggregate cut-off date principal balance of the Mortgage Loans in Loan Group 1 and do not include the principal balance of any related non-trust loans or the non-pooled subordinate portion of the Ala Moana Portfolio Mortgage Loan and references to the Initial Loan group 2 balance mean the aggregate cut-off date principal balance of the underlying Mortgage Loan in Loan Group 2 and do not include the principal balance of any related non-trust loans.

o    All weighted average information provided with respect to the Mortgage
     Loans reflects a weighting based on their respective cut-off date principal balances.

o    When information with respect to Mortgaged Properties is expressed as a percentage of the Initial Mortgage Pool Balance, the Initial Loan Group 1
     balance or the Initial Loan Group 2 balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage
     Loans (other than the non-pooled portion of the Ala Moana Portfolio mortgage loan) or allocated portions of those balances.

o    If any of the underlying Mortgage Loans is secured by multiple Mortgage
     Properties, a portion of that Mortgage Loan has been allocated to each of those properties for purposes of providing various statistical information.

o    With respect to two (2) Mortgage Loans (801 South Figueroa Street Loan and
     Tower 67 Loan), the U/W NCF DSCR was calculated based upon proforma cashflows. With respect to two (2) Mortgage Loans (Kent Station Loan and
     Dominion Plaza Loan), the U/W NCF DSCR was calculated based upon: (a)
     re-amortized debt service payments that would be in effect if the subject
     Mortgage Loan is reduced by a related cash holdback or guaranty; and/or (b)
     various assumptions regarding the financial performance of the related
     Mortgaged Property that are consistent with the release of the subject cash holdback or guaranty.

o    With respect to five (5) Mortgage Loans (Wakefield Companies - Danvers
     Loan, Wakefield Companies -- Peabody Loan, Arrowhead Medical Loan,
     Fairfield Inn -- Owensboro Loan, Fairfield Inn - Alcoa, TN Loan), the
     Cut-off Date LTV Ratios and the Maturity Date/ARD LTV Ratios have been calculated using the "as-stabilized" or "as complete" appraised value.

o    With respect to 12 mortgage loans (the Ala Moana Portfolio Mortgage Loan,
     NNN WellPoint Operations Center Loan, Shore Pointe Office Building Loan,
     Residence Inn -- Cranberry Township Loan, Hampton Inn Airport -- Coraopolis
     Loan, Hampton Inn -- Greentree Loan, Holiday Inn Express -- Cranberry
     Township Loan, Valley Wide Distribution Loan, Wolf River Commons Loan,
     Campus Crossing at Aycock & Spring Garden Loan, Campus Crossing at Lindell
     Loan and Dabney Exchange Loan), each loan is a part of a loan combination evidenced by two (2) or more promissory notes which pays on a senior/subordinate basis, a pari passu basis or some combination thereof and we will not include all of the promissory notes evidencing any loan combination in the trust. With respect to each of these loan combinations, the Cut-off Date LTV Ratio, the Maturity Date/ARD LTV Ratio and the U/W NCF
     DSCR were calculated based upon the senior indebtedness of the loan combination and does not reflect the related subordinate non-trust loans.
     In the case of the Ala Moana Portfolio Mortgage Loan, the Cut-off Date LTV
     Ratio, the Maturity Date/ARD LTV Ratio and the U/W NCF DSCR also takes into account each senior non-trust loan that is pari passu in right of payment with the pooled portion of the Ala Moana Portfolio Mortgage Loan, but does not take into account the non-pooled subordinate portion of the Ala Moana
     Portfolio Mortgage Loan or any of the subordinate non-trust loans in the
     Ala Moana Portfolio Loan Combination.

o    ARD means anticipated repayment date.

o    The Remaining Amortization Terms were presented without regard to interest only loans.

o    U/W NCF DSCR means a debt service coverage ratio based on the underwritten net cash flow.

                                     Page 7

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COLLATERAL DESCRIPTION

                                  5 YEAR LOANS

                                                             AGGREGATE                                              % OF INITIAL
 LOAN      MORTGAGE                                         CUT-OFF DATE                               PROPERTY       MORTGAGE
NUMBER   LOAN SELLER         LOAN / PROPERTY NAME        PRINCIPAL BALANCE       CITY       STATE        TYPE       POOL BALANCE
------   -----------   -------------------------------   -----------------   ------------   -----   -------------   ------------

   4       LaSalle     Ala Moana Portfolio                  $96,000,000      Honolulu         HI    Various              4.5%
   5       LaSalle     NNN WellPoint Operations Center      $70,000,000      Indianapolis     IN    Office               3.3%
   7         PNC       Four Points Sheraton                 $48,200,000      Washington       DC    Hospitality          2.3%
  34       LaSalle     Brown's Wharf                        $14,900,000      Baltimore        MD    Office/Retail        0.7%
  60       LaSalle     Towne Oaks Apartments                $ 9,210,000      Little Rock      AR    Multifamily          0.4%
  31         PNC       Courtyard Columbia Northwest         $ 8,000,000      Columbia         SC    Hospitality          0.4%
  32         PNC       Courtyard Atlanta Roswell            $ 7,500,000      Roswell          GA    Hospitality          0.4%
 150       LaSalle     Inland Old Time Pottery              $ 3,250,133      Douglasville     GA    Retail               0.2%

                    % OF INITIAL     CUT-OFF DATE                                                            REMAINING
                     LOAN GROUP        PRINCIPAL                                  MATURITY                    TERM TO
 LOAN        LOAN       1 / 2           BALANCE       U/W NCF     CUT-OFF DATE   DATE / ARD    REMAINING   MATURITY / ARD
NUMBER      GROUP      BALANCE     PER SF/UNIT/ROOM     DSCR        LTV RATIO     LTV RATIO    IO PERIOD      (MONTHS)
------      -----   ------------   ----------------   --------    ------------   ----------    ---------   --------------

   4          1          5.1%          $    603(1)      1.81x(1)      51.51%(1)     51.51%(1)      58            58
   5          1          3.7%          $    125         1.60x         69.03%        69.03%         56            56
   7          1          2.5%          $181,887         1.40x         67.51%        67.51%         59            59
  34          1          0.8%          $    143         1.17x         71.63%        69.96%         35            59
  60          2          4.0%          $ 40,395         1.44x         76.75%        76.75%         59            59
  31          1          0.4%          $ 53,691         1.75x         83.78%        80.90%         23            59
  32          1          0.4%          $ 48,701         1.75x         83.78%        80.90%         23            59
 150          1          0.2%          $     30         2.07x         58.04%        58.04%         57            57

                                  7 YEAR LOANS

                                                   AGGREATE                                                   % OF INITIAL
 LOAN      MORTGAGE                              CUT-OFF DATE                               PROPERTY         MORTGAGE POOL
NUMBER   LOAN SELLER   LOAN / PROPERTY NAME   PRINCIPAL BALANCE      CITY     STATE           TYPE              BALANCE
------   -----------   --------------------   -----------------   ---------   -----   --------------------   -------------

  36       LaSalle     77 Corporate Park         $13,900,000      Charlotte     NC    Industrial                  0.7%
  37         CGM       Scoop Building            $13,880,000      New York      NY    Retail                      0.7%
  85         CGM       Trinity Trace             $ 6,451,000      Arlington     TX    Multifamily                 0.3%
 172       LaSalle     Oronoco Estates MHC       $ 2,100,000      Oronoco       MN    Manufactured Housing        0.1%

                  % INITIAL     CUT-OFF DATE                                                         REMAINING
                 LOAN GROUP       PRINCIPAL                                MATURITY                   TERM TO
 LOAN     LOAN      1 / 2          BALANCE       U/W NCF   CUT-OFF DATE   DATE / ARD   REMAINING   MATURITY / ARD
NUMBER   GROUP     BALANCE    PER SF/UNIT/ROOM     DSCR      LTV RATIO     LTV RATIO   IO PERIOD      (MONTHS)
------   -----   ----------   ----------------   -------   ------------   ----------   ---------   --------------

  36       1         0.7%          $    43         1.36x       65.41%        65.41%        84            84
  37       1         0.7%          $ 1,315         1.75x       38.66%        38.66%        79            79
  85       2         2.8%          $26,879         1.19x       77.72%        73.97%        32            80
 172       1         0.1%          $ 9,767         1.43x       72.66%        69.26%        33            81

(1)  Based on the aggregate balance of the Ala Moana Portfolio Mortgage Loan and the related Ala Moana Portfolio Pari Passu Non-Trust Loans, excluding the non-pooled subordinate portion of the Ala Moana Portfolio Mortgage Loan and related subordinate non-trust loans.

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--------------------------------------------------------------------------------

PROPERTY TYPE

                                                                                          WTD. AVG.
                                               AGGREGATE     % OF INITIAL                  CUT-OFF
                                NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.       DATE
        PROPERTY TYPE           MORTGAGED      PRINCIPAL         POOL        U/W NCF    LOAN-TO-VALUE
           SUBTYPE             PROPERTIES       BALANCE         BALANCE        DSCR         RATIO
----------------------------   ----------   --------------   ------------   ---------   -------------

Retail                              65      $  535,378,261       25.2%         1.37x        67.67%
   Anchored                         17         221,464,526       10.4          1.23         77.14
   Anchored, Single Tenant          17         101,635,141        4.8          1.28         71.56
   Regional Mall                     2          91,054,733        4.3          1.81         51.51
   Unanchored                       21          76,414,920        3.6          1.41         60.50
   Unanchored, Single Tenant         2          34,241,315        1.6          1.25         52.81
   Shadow Anchored                   6          10,567,627        0.5          1.20         70.98
Office                              56         789,106,260       37.1          1.33         73.25
   CBD                              13         372,274,285       17.5          1.29         72.29
   Suburban                         35         356,323,525       16.8          1.39         73.74
   Medical Office                    8          60,508,449        2.8          1.22         76.21
Multifamily                         30         346,912,303       16.3          1.46         62.37
   Conventional                     21         174,022,106        8.2          1.25         75.44
   High Rise                         1         100,000,000        4.7          1.94         30.12
   Student Housing                   6          64,409,075        3.0          1.32         76.11
   Senior Housing                    2           8,481,121        0.4          1.32         70.07
Hospitality                         24         203,469,385        9.6          1.45         71.46
Industrial                          28         122,403,926        5.8          1.32         70.82
Mixed Use                            7          52,261,869        2.5          1.23         72.77
Self Storage                        19          38,861,776        1.8          1.29         72.02
Manufactured Housing                 9          30,943,913        1.5          1.34         75.13
Land                                 1           7,000,000        0.3          1.58         45.75
                                   ---      --------------      -----         ----          -----
TOTAL / WTD. AVG.                  239      $2,126,337,692      100.0%        1.37X         69.66%
                                   ===      ==============      =====         ====          =====

GEOGRAPHIC DISTRIBUTION

                                                                                               WTD. AVG.
                                                                                               CUT-OFF
                             NUMBER OF   AGGREGATE CUT-OFF    % OF INITIAL                      DATE
                             MORTGAGED     DATE PRINCIPAL    MORTGAGE POOL     WTD. AVG.    LOAN-TO-VALUE
STATE/REGION                PROPERTIES        BALANCE            BALANCE     U/W NCF DSCR       RATIO
-------------------------   ----------   -----------------   -------------   ------------   -------------

California                       32        $  375,985,660         17.7%          1.33x          69.03%
   Southern California(1)        15           259,495,043         12.2           1.34           69.81
   Northern California(1)        17           116,490,617          5.5           1.29           67.30
New York                          9           168,408,953          7.9           1.70           41.11
Georgia                          11           146,832,705          6.9           1.30           69.02
Texas                            18           106,538,911          5.0           1.25           75.48
Pennsylvania                     14            96,011,927          4.5           1.38           75.94
Hawaii                            4            96,000,000          4.5           1.81           51.51
Indiana                           3            91,212,875          4.3           1.51           71.45
North Carolina                   12            87,972,717          4.1           1.30           74.04
Connecticut                       5            76,720,000          3.6           1.26           79.59
District of Columbia              2            74,200,000          3.5           1.35           69.44
Other                           129           806,453,945         37.9           1.30           75.07
                                ---        --------------        -----           ----           -----
TOTAL/WTD. AVG.                 239        $2,126,337,692        100.0%          1.37X          69.66%
                                ===        ==============        =====           ====           =====

(1)  Northern California includes areas with zip codes of 93308 and above, and
     Southern California includes areas with zip codes of below 92870.

                                     Page 9

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--------------------------------------------------------------------------------

INITIAL MORTGAGE POOL PREPAYMENT RESTRICTION COMPOSITION OVER TIME(1)

                                                                  MONTHS FOLLOWING CUT-OFF DATE
                                ------------------------------------------------------------------------------------------------
    PREPAYMENT RESTRICTION         0       12       24       36       48       60       72       84       96       108      120
-----------------------------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------

Mortgage Loan Pool Balance(2)   100.00%   99.64%   99.24%   98.69%   97.99%   85.17%   84.27%   81.61%   77.48%   75.77%    0.62%
Locked/Defeasance                99.75%   99.75%   96.30%   88.24%   88.27%   86.78%   86.82%   86.71%   86.23%   86.01%  100.00%
   Locked                        99.75%   99.75%   96.30%    1.42%    0.40%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%
   Defeasance                     0.00%    0.00%    0.00%   86.81%   87.88%   86.78%   86.82%   86.71%   86.23%   86.01%  100.00%
Yield Maintenance (All)           0.25%    0.25%    3.70%   11.76%   11.73%   13.11%   13.07%   13.29%   13.77%   13.59%    0.00%
   Grtr1%UPBorYM(3)               0.25%    0.25%    3.70%   11.76%   11.73%   13.11%   13.07%   13.29%   13.77%   13.59%    0.00%
Open                              0.00%    0.00%    0.00%    0.00%    0.00%    0.11%    0.11%    0.00%    0.00%    0.41%    0.00%
                                ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
TOTAL                           100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
                                ======   ======   ======   ======   ======   ======   ======   ======   ======   ======   ======

(1)  All numbers, unless otherwise noted, are as a percentage of the aggregate pool balance (excluding the non-pooled subordinate portion of the Ala Moana
     Portfolio Mortgage Loan) at the specified point in time.

(2)  Remaining aggregate mortgage loan pool balance as a percentage of the
     Initial Mortgage Pool Balance at the specified point in time.

(3)  Assumes the greater of YM or 1% prepayment penalty for two loans which also have the option to defease.

                                     Page 10

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--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE

                                                                                         WTD. AVG.
                                                                                          CUT-OFF
                                                AGGREGATE     % OF INITIAL                  DATE
                                 NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
    RANGE OF CUT-OFF DATE         MORTGAGE      PRINCIPAL         POOL        U/W NCF      VALUE
      PRINCIPAL BALANCES           LOANS         BALANCE         BALANCE        DSCR       RATIO
------------------------------   ---------   --------------   ------------   ---------   ---------

      $850,000 to $4,999,999        101      $  288,653,060        13.6%       1.33x       69.42%
    $5,000,000 to $9,999,999         53         367,086,197        17.3        1.34        73.13
  $10,000,000 to $14,999,999         25         301,441,147        14.2        1.29        71.97
  $15,000,000 to $19,999,999          7         115,253,773         5.4        1.37        71.49
  $20,000,000 to $24,999,999          7         157,101,315         7.4        1.32        67.12
  $25,000,000 to $29,999,999          2          54,000,000         2.5        1.29        75.05
  $30,000,000 to $39,999,999          4         135,992,202         6.4        1.19        78.41
  $40,000,000 to $49,999,999          3         128,200,000         6.0        1.33        75.30
  $50,000,000 to $74,999,999          2         140,000,000         6.6        1.40        68.37
  $75,000,000 to $99,999,999          1          96,000,000         4.5        1.81        51.51
$100,000,000 to $122,610,000          3         342,610,000        16.1        1.49        63.84
                                    ---      --------------       -----        ----        -----
TOTAL / WTD. AVG                    208      $2,126,337,692       100.0%       1.37X       69.66%
                                    ===      ==============       =====        ====        =====

MORTGAGE RATES

                                                                                         WTD. AVG.
                                                                                          CUT-OFF
                                                AGGREGATE     % OF INITIAL                  DATE
                                 NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
           RANGE OF               MORTGAGE      PRINCIPAL         POOL        U/W NCF      VALUE
        MORTGAGE RATES             LOANS         BALANCE         BALANCE       DSCR        RATIO
------------------------------   ---------   --------------   ------------   --------    ---------

5.0200% to 5.4999%                    4      $   52,328,932         2.5%        1.33x      73.86%
5.5000% to 5.7499%                    8         217,298,965        10.2         1.52       64.10
5.7500% to 5.9999%                   26         554,625,811        26.1         1.46       66.45
6.0000% to 6.4999%                  153       1,232,716,900        58.0         1.31       71.87
6.5000% to 6.9999%                   15          60,885,964         2.9         1.34       70.28
7.0000% to 7.4500%                    2           8,481,121         0.4         1.32       70.07
                                    ---      --------------       -----         ----       -----
TOTAL / WTD. AVG.                   208      $2,126,337,692       100.0%        1.37X      69.66%
                                    ===      ==============       =====         ====       =====

ORIGINAL TERM TO MATURITY OR ARD

                                                                                         WTD. AVG.
                                                                                         CUT-OFF
     RANGE OF                                   AGGREGATE     % OF INITIAL                 DATE
  ORIGINAL TERMS                 NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.   LOAN-TO-
 TO MATURITY/ARD                  MORTGAGE      PRINCIPAL         POOL        U/W NCF     VALUE
     (MONTHS)                      LOANS         BALANCE         BALANCE        DSCR       RATIO
------------------------------   ---------   --------------   ------------   ---------   ---------

        60                            8      $  257,060,133       12.1%        1.63x       63.38%
        84                            4          36,331,000        1.7         1.48        57.80
        96                            1          70,000,000        3.3         1.20        67.70
       120                          191       1,748,361,065       82.2         1.34        70.89
       180                            4          14,585,495        0.7         1.27        71.43
                                    ---      --------------      -----         ----        -----
TOTAL / WTD. AVG.                   208      $2,126,337,692      100.0%        1.37X       69.66%
                                    ===      ==============      =====         ====        =====

REMAINING TERM TO MATURITY OR ARD

                                                                                         WTD. AVG.
           RANGE OF                                                                       CUT-OFF
          REMAINING                             AGGREGATE     % OF INITIAL                  DATE
           TERMS TO              NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
        MATURITY/ ARD            MORTGAGE       PRINCIPAL         POOL        U/W NCF      VALUE
            (MOS.)                 LOANS         BALANCE        BALANCE        DSCR        RATIO
------------------------------   ---------   --------------   ------------   ---------   ---------

 56 to  59                            8      $  257,060,133       12.1%        1.63x       63.38%
 60 to  83                            3          22,431,000        1.1         1.56        53.08
 84 to 114                           10         166,140,817        7.8         1.27        67.96
115 to 120                          183       1,666,120,248       78.4         1.34        71.01
121 to 179                            4          14,585,495        0.7         1.27        71.43
                                    ---      --------------      -----         ----        -----
TOTAL / WTD. AVG.                   208      $2,126,337,692      100.0%        1.37X       69.66%
                                    ===      ==============      =====         ====        =====

ORIGINAL AMORTIZATION TERM

                                                                                         WTD. AVG.
                                                                                          CUT-OFF
          RANGE OF                              AGGREGATE     % OF INITIAL                  DATE
          ORIGINAL               NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
        AMORTIZATION              MORTGAGE      PRINCIPAL         POOL        U/W NCF      VALUE
       TERMS (MONTHS)              LOANS        BALANCE          BALANCE        DSCR       RATIO
------------------------------   ---------   --------------   ------------   ---------   ---------

  Interest Only                      20      $  749,500,133        35.2%       1.54x       63.93%
       120                            1           1,540,939         0.1        1.52        38.52
       168                            1          12,000,000         0.6        1.33        69.77
       180                            1           1,744,308         0.1        1.27        58.14
       240                            5          27,338,010         1.3        1.32        69.07
       300                           18          77,813,438         3.7        1.43        68.88
       348                            1           7,310,000         0.3        1.50        79.46
       360                          157       1,212,283,446        57.0        1.27        73.00
       420                            4          36,807,419         1.7        1.22        78.22
                                    ---      --------------       -----        ----        -----
TOTAL / WTD. AVG.                   208      $2,126,337,692       100.0%       1.37X       69.66%
                                    ===      ==============       =====        ====        =====

REMAINING AMORTIZATION TERM

                                                                                         WTD. AVG.
                                                                                          CUT-OFF
         RANGE OF                               AGGREGATE     % OF INITIAL                  DATE
        REMAINING                NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
       AMORTIZATION               MORTGAGE      PRINCIPAL         POOL        U/W NCF      VALUE
      TERMS (MONTHS)               LOANS         BALANCE         BALANCE        DSCR       RATIO
------------------------------   ---------   --------------   ------------   ---------   ---------

Interest Only                        20      $  749,500,133       35.2%       1.54x        63.93%
119 to 300                           26         120,436,695        5.7        1.40         68.46
301 to 360                          158       1,219,593,446       57.4        1.27         73.04
361 to 420                            4          36,807,419        1.7        1.22         78.22
                                    ---      --------------      -----        ----         -----
TOTAL / WTD. AVG.                   208      $2,126,337,692      100.0%       1.37X        69.66%
                                    ===      ==============      =====        ====         =====

MORTGAGE LOAN TYPE

                                                                                        WTD. AVG.
                                  NUMBER        AGGREGATE    % OF INITIAL      WTD.      CUT-OFF
                                    OF        CUT-OFF DATE     MORTGAGE     AVG. U/W   DATE LOAN-
                                 MORTGAGE      PRINCIPAL         POOL          NCF      TO-VALUE
MORTGAGE LOAN TYPE                 LOANS        BALANCE        BALANCE        DSCR       RATIO
------------------------------   --------   --------------   ------------   --------   ----------

Partial IO/Balloon                  84      $  823,339,000       38.7%        1.26x       74.06%
Interest Only                       18         635,620,133       29.9         1.47        69.81
Balloon                            101         540,951,576       25.4         1.31        70.89
Interest Only/ARD                    2         113,880,000        5.4         1.92        31.16
Partial IO/ARD                       1           6,129,018        0.3         1.25        73.58
ARD                                  1           4,877,027        0.2         1.25        75.91
Fully Amortizing                     1           1,540,939        0.1         1.52        38.52
                                   ---      --------------      -----         ----        -----
TOTAL / WTD. AVG.                  208      $2,126,337,692      100.0%        1.37X       69.66%
                                   ===      ==============      =====         ====        =====

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UNDERWRITTEN NCF DSCR

                                                                                         WTD. AVG.
                                                                                          CUT-OFF
                                                AGGREGATE     % OF INITIAL                  DATE
                                 NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
         RANGE OF U/W             MORTGAGE      PRINCIPAL         POOL        U/W NCF      VALUE
           NCF DSCR                LOANS         BALANCE         BALANCE       DSCR        RATIO
------------------------------   ---------   --------------   ------------   ---------   ---------

1.02x to 1.09x                        3      $   13,614,260         0.6%        1.04x      78.81%
1.10x to 1.19x                       24         386,153,698        18.2         1.17       73.61
1.20x to 1.25x                       68         507,410,400        23.9         1.21       74.45
1.25x to 1.30x                       25         183,234,674         8.6         1.27       74.99
1.30x to 1.35x                       19         180,079,362         8.5         1.33       76.01
1.35x to 1.40x                       11          90,066,190         4.2         1.37       69.12
1.40x to 1.45x                       17         273,119,665        12.8         1.42       74.45
1.45x to 1.50x                       13          74,314,371         3.5         1.47       68.74
1.50x to 2.00x                       24         409,097,758        19.2         1.76       52.19
2.00x to 2.80x                        4           9,247,314         0.4         2.17       43.92
                                    ---      --------------       -----         ----       -----
TOTAL / WTD. AVG.                   208      $2,126,337,692       100.0%        1.37X      69.66%
                                    ===      ==============       =====         ====       =====

PREPAYMENT PROVISION TYPE

                                                                                         WTD. AVG.
                                                                                          CUT-OFF
                                                AGGREGATE     % OF INITIAL                  DATE
                                 NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
          PREPAYMENT              MORTGAGE      PRINCIPAL         POOL        U/W NCF      VALUE
           PREMIUM                 LOANS         BALANCE         BALANCE       DSCR        RATIO
------------------------------   ---------   --------------   ------------   ---------   ---------

LO/Defeasance                       177      $1,866,410,341        87.8%        1.38x      69.60%
LO/Grtrx%UPBorYM                     29         231,193,533        10.9         1.31       72.31
LO/(i)Grtrx%UPBorYM
  or(ii)Defeasance                    1          23,241,315         1.1         1.15       45.66
LO/Defeasance/
  (i)Grtrx%UPBorYM
  or(ii)Defeasance                    1           5,492,504         0.3         1.30       79.60
                                    ---      --------------       -----         ----       -----
TOTAL / WTD. AVG.                   208      $2,126,337,692       100.0%        1.37X      69.66%
                                    ===      ==============       =====         ====       =====

CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                                                         WTD. AVG.
                                                                                         CUT-OFF
                                                AGGREGATE     % OF INITIAL                 DATE
            RANGE OF             NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.   LOAN-TO-
         CUT-OFF DATE             MORTGAGE      PRINCIPAL         POOL        U/W NCF      VALUE
      LOAN-TO-VALUE RATIO          LOANS         BALANCE         BALANCE        DSCR       RATIO
------------------------------   ---------   --------------   ------------   ---------   ---------

24.98% to 60.00%                     33      $  362,938,975        17.1%        1.72x      45.48%
60.01% to 65.00%                     12          66,655,262         3.1         1.39       63.01
65.01% to 70.00%                     28         365,409,294        17.2         1.37       67.80
70.01% to 75.00%                     48         459,208,580        21.6         1.28       73.60
75.01% to 80.00%                     84         734,015,581        34.5         1.23       78.51
80.01% to 83.78%                      3         138,110,000         6.5         1.46       81.20
                                    ---      --------------       -----         ----       -----
TOTAL / WTD. AVG.                   208      $2,126,337,692       100.0%        1.37X      69.66%
                                    ===      ==============       =====         ====       =====

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO

                                                                                         WTD. AVG.
                                                                                          CUT-OFF
       RANGE OF MATURITY                        AGGREGATE     % OF INITIAL                  DATE
            DATE/ARD             NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
            LOAN-TO-             MORTGAGE       PRINCIPAL         POOL        U/W NCF      VALUE
          VALUE RATIO              LOANS         BALANCE         BALANCE        DSCR       RATIO
------------------------------   ---------   --------------   ------------   ---------   ---------

0.30% to 50.00%                      31      $  232,857,687        11.0%        1.66x      43.02%
50.01% to 60.00%                     40         354,124,356        16.7         1.55       61.11
60.01% to 65.00%                     35         241,140,705        11.3         1.27       71.17
65.01% to 70.00%                     65         626,863,401        29.5         1.30       74.47
70.01% to 80.00%                     34         533,241,544        25.1         1.23       77.65
80.01% to 80.90%                      3         138,110,000         6.5         1.46       81.20
                                    ---      --------------       -----         ----       -----
TOTAL / WTD. AVG.                   208      $2,126,337,692       100.0%        1.37X      69.66%
                                    ===      ==============       =====         ====       =====

ENCUMBERED INTEREST

                                                                                          WTD. AVG.
                                                                                           CUT-OFF
                                                 AGGREGATE     % OF INITIAL                  DATE
                                  NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
          ENCUMBERED               MORTGAGE      PRINCIPAL          POOL       U/W NCF      VALUE
           INTEREST              PROPERTIES       BALANCE         BALANCE       DSCR        RATIO
------------------------------   ----------   --------------   ------------   ---------   ---------

Fee Simple                           229      $2,053,190,917       96.6%        1.37x       69.44%
Leasehold                              6          40,664,018        1.9         1.28        78.96
Fee in Part, Leasehold in Part         4          32,482,757        1.5         1.46        71.97
                                     ---      --------------      -----         ----        -----
Total / Wtd. Avg.                    239      $2,126,337,692      100.0%        1.37x       69.66%
                                     ===      ==============      =====         ====        =====

SEASONING

                                                                                         WTD. AVG.
                                                                                          CUT-OFF
                                                AGGREGATE     % OF INITIAL                  DATE
                                 NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
           SEASONING              MORTGAGE      PRINCIPAL         POOL        U/W NCF      VALUE
            (MONTHS)                LOANS        BALANCE         BALANCE        DSCR       RATIO
------------------------------   ---------   --------------   ------------   ---------   ---------

0 to 5                              199      $1,974,096,876        92.8%        1.38x      69.77%
6 to 11                               7         135,162,018         6.4         1.25       67.23
12 to 18                              2          17,078,799         0.8         1.32       75.82
                                    ---      --------------       -----         ----       -----
TOTAL / WTD. AVG.                   208      $2,126,337,692       100.0%        1.37X      69.66%
                                    ===      ==============       =====         ====       =====

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                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C5

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     Page 13

                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C5

--------------------------------------------------------------------------------
                  MORTGAGE POOL CHARACTERISTICS -- LOAN GROUP 1
-------------------------------------------------------------------------------

PROPERTY TYPE

                                                 AGGREGATE                                   WTD. AVG.
                                  NUMBER OF    CUT-OFF DATE    % OF INITIAL   WTD. AVG.   CUT-OFF DATE
         PROPERTY TYPE            MORTGAGED      PRINCIPAL     LOAN GROUP 1    U/W NCF    LOAN-TO-VALUE
            SUBTYPE              PROPERTIES       BALANCE         BALANCE        DSCR         RATIO
------------------------------   ----------   --------------   ------------   ---------   -------------

Retail                               65       $  535,378,261        28.2%        1.37x         67.67%
   Anchored                          17          221,464,526        11.7         1.23          77.14
   Anchored, Single Tenant           17          101,635,141         5.4         1.28          71.56
   Regional Mall                      2           91,054,733         4.8         1.81          51.51
   Unanchored                        21           76,414,920         4.0         1.41          60.50
   Unanchored, Single Tenant          2           34,241,315         1.8         1.25          52.81
   Shadow Anchored                    6           10,567,627         0.6         1.20          70.98
Office                               56          789,106,260        41.6         1.33          73.25
   CBD                               13          372,274,285        19.6         1.29          72.29
   Suburban                          35          356,323,525        18.8         1.39          73.74
   Medical Office                     8           60,508,449         3.2         1.22          76.21
Multifamily                           3          122,199,075         6.4         1.84          37.88
   High Rise                          1          100,000,000         5.3         1.94          30.12
   Student Housing                    2           22,199,075         1.2         1.39          72.86
Hospitality                          24          203,469,385        10.7         1.45          71.46
Industrial                           28          122,403,926         6.5         1.32          70.82
Mixed Use                             7           52,261,869         2.8         1.23          72.77
Self Storage                         19           38,861,776         2.0         1.29          72.02
Manufactured Housing                  7           26,903,892         1.4         1.36          74.87
Land                                  1            7,000,000         0.4         1.58          45.75
                                    ---       --------------       -----         ----          -----
TOTAL / WTD. AVG.                   210       $1,897,584,444       100.0%        1.38X         68.93%
                                    ===       ==============       =====         ====          =====

GEOGRAPHIC DISTRIBUTION

                                                 AGGREGATE                                  WTD. AVG.
                                  NUMBER OF    CUT-OFF DATE    % OF INITIAL   WTD. AVG.   CUT-OFF DATE
                                  MORTGAGED     PRINCIPAL      LOAN GROUP 1    U/W NCF    LOAN-TO-VALUE
         STATE/REGION            PROPERTIES      BALANCE          BALANCE        DSCR         RATIO
------------------------------   ----------   --------------   ------------   ---------   -------------

California                           29       $  338,458,009        17.8%        1.33x         68.78%
   Southern California(1)            15          259,495,043        13.7         1.34          69.81
   Northern California(1)            14           78,962,966         4.2         1.30          65.39
New York                              9          168,408,953         8.9         1.70          41.11
Georgia                               9          126,332,705         6.7         1.32          68.67
Hawaii                                4           96,000,000         5.1         1.81          51.51
Indiana                               3           91,212,875         4.8         1.51          71.45
Pennsylvania                         13           86,011,927         4.5         1.38          75.55
Connecticut                           5           76,720,000         4.0         1.26          79.59
District of Columbia                  2           74,200,000         3.9         1.35          69.44
Texas                                10           55,869,611         2.9         1.26          73.89
Nebraska                              4           55,140,000         2.9         1.42          80.88
Other                               122          729,230,365        38.4         1.30          74.21
                                    ---       --------------       -----         ----          -----
TOTAL/WTD. AVG.                     210       $1,897,584,444       100.0%        1.38X         68.93%
                                    ===       ==============       =====         ====          =====

(1)  Northern California includes areas with zip codes of 93906 and above, and
     Southern California includes areas with zip codes of below 92870.

INITIAL LOAN GROUP 1 PREPAYMENT RESTRICTION COMPOSITION OVER TIME(1)

                                            MONTHS FOLLOWING CUT-OFF DATE
                                 ---------------------------------------------------
    PREPAYMENT RESTRICTION          0       12       24       36       48       60
------------------------------   ------   ------   ------   ------   ------   ------

Mortgage Loan Pool Balance(2)    100.00%   99.62%   99.22%   98.70%   98.03%   84.28%
Locked/Defeasance                 99.72%   99.72%   96.34%   90.75%   90.78%   88.95%
   Locked                         99.72%   99.72%   96.34%    1.60%    0.44%    0.00%
   Defeasance                      0.00%    0.00%    0.00%   89.15%   90.33%   88.95%
Yield Maintenance (All)            0.28%    0.28%    3.66%    9.25%    9.22%   10.92%
   Grtr1%UPBorYM(3)                0.28%    0.28%    3.66%    9.25%    9.22%   10.92%
Open                               0.00%    0.00%    0.00%    0.00%    0.00%    0.13%
                                 ------   ------   ------   ------   ------   ------
TOTAL                            100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
                                 ======   ======   ======   ======   ======   ======

                                        MONTHS FOLLOWING CUT-OFF DATE
                                 ------------------------------------------
   PREPAYMENT RESTRICTION         72       84       96       108      120
------------------------------   ------   ------   ------   ------   ------

Mortgage Loan Pool Balance(2)     83.42%   80.93%   76.49%   74.75%    0.25%
Locked/Defeasance                 88.98%   88.94%   88.47%   88.23%  100.00%
   Locked                          0.00%    0.00%    0.00%    0.00%    0.00%
   Defeasance                     88.98%   88.94%   88.47%   88.23%  100.00%
Yield Maintenance (All)           10.89%   11.06%   11.53%   11.31%    0.00%
   Grtr1%UPBorYM(3)               10.89%   11.06%   11.53%   11.31%    0.00%
Open                               0.13%    0.00%    0.00%    0.46%    0.00%
                                 ------   ------   ------   ------   ------
TOTAL                            100.00%  100.00%  100.00%  100.00%  100.00%
                                 ======   ======   ======   ======   ======

(1)   All numbers, unless otherwise noted, are as a percentage of the aggregate pool balance (excluding the non-pooled subordinate portion of the Ala
      Moana Portfolio Mortgage Loan) at the specified point in time.

(2)   Remaining aggregate mortgage loan pool balance as a percentage of the
      Initial Loan Group 1 Balance at the specified point in time.

(3)   Assumes the greater of YM or 1% prepayment penalty for two loans which also have the option to defease.

                                    Page 14

                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C5

--------------------------------------------------------------------------------
                  MORTGAGE POOL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE

                                                                                        WTD. AVG.
           RANGE OF                            AGGREGATE                                 CUT-OFF
            CUT-OFF               NUMBER        CUT-OFF          % OF                      DATE
             DATE                   OF           DATE           INITIAL     WTD. AVG.    LOAN-TO-
           PRINCIPAL             MORTGAGE      PRINCIPAL     LOAN GROUP 1    U/W NCF      VALUE
           BALANCES                LOANS        BALANCE         BALANCE        DSCR       RATIO
------------------------------   --------   --------------   ------------   ---------   --------

   $850,000 to    $4,999,999         88     $  249,189,876       13.1%        1.34x       69.07%
 $5,000,000 to    $9,999,999         45        308,066,132       16.2         1.36        72.32
$10,000,000 to   $14,999,999         21        253,671,147       13.4         1.29        71.29
$15,000,000 to   $19,999,999          7        115,253,773        6.1         1.37        71.49
$20,000,000 to   $24,999,999          6        134,601,315        7.1         1.34        65.14
$25,000,000 to   $29,999,999          1         26,000,000        1.4         1.26        73.03
$30,000,000 to   $39,999,999          3        103,992,202        5.5         1.17        79.63
$40,000,000 to   $49,999,999          3        128,200,000        6.8         1.33        75.30
$50,000,000 to   $74,999,999          2        140,000,000        7.4         1.40        68.37
$75,000,000 to   $99,999,999          1         96,000,000        5.1         1.81        51.51
$100,000,000 to $122,610,000          3        342,610,000       18.1         1.49        63.84
                                    ---     --------------      -----         ----        -----
   TOTAL / WTD. AVG.                180     $1,897,584,444      100.0%        1.38X       68.93%
                                    ===     ==============      =====         ====        =====

MORTGAGE RATES

                                                                                        WTD. AVG.
                                               AGGREGATE                                 CUT-OFF
                                  NUMBER        CUT-OFF          % OF                      DATE
           RANGE OF                 OF           DATE           INITIAL     WTD. AVG.    LOAN-TO-
           MORTGAGE              MORTGAGE      PRINCIPAL     LOAN GROUP 1    U/W NCF      VALUE
             RATES                 LOANS        BALANCE         BALANCE        DSCR       RATIO
------------------------------   --------   --------------   ------------   ---------   --------

5.0200% to 5.4999%                    3     $   20,328,932        1.1%        1.44x       72.98%
5.5000% to 5.7499%                    6        166,798,965        8.8         1.59        59.95
5.7500% to 5.9999%                   21        520,965,811       27.5         1.47        65.87
6.0000% to 6.4999%                  139      1,152,643,505       60.7         1.31        71.53
6.5000% to 6.9800%                   11         36,847,231        1.9         1.41        69.41
                                    ---     --------------      -----         ----        -----
TOTAL / WTD. AVG.                   180     $1,897,584,444      100.0%        1.38X       68.93%
                                    ===     ==============      =====         ====        =====

ORIGINAL TERM TO MATURITY OR ARD

                                                                                        WTD. AVG.
                                               AGGREGATE                                 CUT-OFF
           RANGE OF               NUMBER        CUT-OFF          % OF                      DATE
           ORIGINAL                 OF           DATE           INITIAL     WTD. AVG.    LOAN-TO-
           TERMS TO              MORTGAGE      PRINCIPAL     LOAN GROUP 1    U/W NCF      VALUE
      MATURITY/ARD (MOS)           LOANS        BALANCE         BALANCE        DSCR       RATIO
------------------------------   --------   --------------   ------------   ---------   --------

        60                            7     $  247,850,133       13.1%        1.63x       62.88%
        84                            3         29,880,000        1.6         1.55        53.50
        96                            1         70,000,000        3.7         1.20        67.70
       120                          168      1,544,704,311       81.4         1.35        70.24
       180                            1          5,150,000        0.3         1.20        74.64
                                    ---     --------------      -----         ----        -----
TOTAL / WTD. AVG.                   180     $1,897,584,444      100.0%        1.38X       68.93%
                                    ===     ==============      =====         ====        =====

REMAINING TERM TO MATURITY OR ARD

                                                                                        WTD. AVG.
           RANGE OF                            AGGREGATE                                 CUT-OFF
           REMAINING              NUMBER        CUT-OFF          % OF                      DATE
           TERMS TO                 OF           DATE           INITIAL     WTD. AVG.   LOAN-TO-
           MATURITY/             MORTGAGE      PRINCIPAL     LOAN GROUP 1    U/W NCF      VALUE
           ARD (MOS)               LOANS        BALANCE         BALANCE        DSCR       RATIO
------------------------------   --------   --------------   ------------   ---------   --------

  56 to 59                            7     $  247,850,133       13.1%        1.63x       62.88%
  60 to 83                            2         15,980,000        0.8         1.71        43.13
 84 to 114                            9        153,640,817        8.1         1.27        68.14
115 to 120                          161      1,474,963,494       77.7         1.35        70.29
121 to 178                            1          5,150,000        0.3         1.20        74.64
                                    ---     --------------      -----         ----        -----
TOTAL / WTD. AVG.                   180     $1,897,584,444      100.0%        1.38X       68.93%
                                    ===     ==============      =====         ====        =====

ORIGINAL AMORTIZATION TERM

                                                                                        WTD. AVG.
                                               AGGREGATE                                 CUT-OFF
           RANGE OF               NUMBER        CUT-OFF          % OF                      DATE
           ORIGINAL                 OF           DATE           INITIAL     WTD. AVG.    LOAN-TO-
         AMORTIZATION            MORTGAGE      PRINCIPAL     LOAN GROUP 1    U/W NCF      VALUE
          TERMS (MOS)              LOANS        BALANCE         BALANCE        DSCR       RATIO
------------------------------   --------   --------------   ------------   ---------   --------

   Interest Only                    19      $  740,290,133       39.0%        1.54x       63.78%
       120                           1           1,540,939        0.1         1.52        38.52
       168                           1          12,000,000        0.6         1.33        69.77
       180                           1           1,744,308        0.1         1.27        58.14
       240                           5          27,338,010        1.4         1.32        69.07
       300                          18          77,813,438        4.1         1.43        68.88
       348                           1           7,310,000        0.4         1.50        79.46
       360                         131       1,001,190,197       52.8         1.27        72.47
       420                           3          28,357,419        1.5         1.21        77.88
                                   ---      --------------      -----         ----        -----
TOTAL / WTD. AVG.                  180      $1,897,584,444      100.0%        1.38X       68.93%
                                   ===      ==============      =====         ====        =====

REMAINING AMORTIZATION TERM

                                                                                        WTD. AVG.
                                               AGGREGATE                                 CUT-OFF
           RANGE OF               NUMBER        CUT-OFF          % OF                      DATE
           REMAINING                OF           DATE           INITIAL     WTD. AVG.   LOAN-TO-
         AMORTIZATION            MORTGAGE      PRINCIPAL     LOAN GROUP 1    U/W NCF      VALUE
          TERMS (MOS)              LOANS        BALANCE         BALANCE        DSCR       RATIO
------------------------------   --------   --------------   ------------   ---------   --------

Interest Only                        19     $  740,290,133       39.0%        1.54x       63.78%
119 to 300                           26        120,436,695        6.3         1.40        68.46
301 to 360                          132      1,008,500,197       53.1         1.27        72.52
361 to 420                            3         28,357,419        1.5         1.21        77.88
                                    ---     --------------      -----         ----        -----
TOTAL / WTD. AVG.                   180     $1,897,584,444      100.0%        1.38X       68.93%
                                    ===     ==============      =====         ====        =====

MORTGAGE LOAN TYPE

                                                                                        WTD. AVG.
                                               AGGREGATE                                 CUT-OFF
                                  NUMBER        CUT-OFF          % OF                      DATE
                                    OF           DATE           INITIAL     WTD. AVG.   LOAN-TO-
         MORTGAGE LOAN           MORTGAGE      PRINCIPAL     LOAN GROUP 1    U/W NCF      VALUE
             TYPE                  LOANS        BALANCE         BALANCE        DSCR       RATIO
------------------------------   --------   --------------   ------------   ---------   --------

Partial IO/Balloon                   68     $  647,833,000       34.1%        1.26x       73.45%
Interest Only                        17        626,410,133       33.0         1.47        69.70
Balloon                              90        496,914,327       26.2         1.32        70.70
Interest Only/ARD                     2        113,880,000        6.0         1.92        31.16
Partial IO/ARD                        1          6,129,018        0.3         1.25        73.58
ARD                                   1          4,877,027        0.3         1.25        75.91
Fully Amortizing                      1          1,540,939        0.1         1.52        38.52
                                    ---     --------------      -----         ----        -----
TOTAL / WTD. AVG.                   180     $1,897,584,444      100.0%        1.38X       68.93%
                                    ===     ==============      =====         ====        =====

                                     Page 15

                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C5

--------------------------------------------------------------------------------
                  MORTGAGE POOL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

UNDERWRITTEN NCF DSCR

                                                                                        WTD. AVG.
                                               AGGREGATE                                 CUT-OFF
                                  NUMBER        CUT-OFF          % OF                      DATE
           RANGE OF                 OF           DATE           INITIAL     WTD. AVG.    LOAN-TO-
            U/W NCF              MORTGAGE      PRINCIPAL     LOAN GROUP 1    U/W NCF      VALUE
             DSCR                  LOANS        BALANCE         BALANCE        DSCR       RATIO
------------------------------   --------   --------------   ------------   ---------   --------

1.06x to 1.09x                        2     $    7,314,260        0.4%        1.07x       79.29%
1.10x to 1.19x                       21        373,355,047       19.7         1.17        73.64
1.20x to 1.25x                       56        421,571,940       22.2         1.21        74.09
1.25x to 1.30x                       19        116,451,044        6.1         1.27        74.97
1.30x to 1.35x                       16        138,082,513        7.3         1.33        75.56
1.35x to 1.40x                       11         90,066,190        4.7         1.37        69.12
1.40x to 1.45x                       15        260,584,006       13.7         1.42        74.36
1.45x to 1.50x                       12         71,814,371        3.8         1.47        69.30
1.50x to 2.00x                       24        409,097,758       21.6         1.76        52.19
2.00x to 2.80x                        4          9,247,314        0.5         2.17        43.92
                                    ---     --------------      -----         ----        -----
TOTAL / WTD. AVG.                   180     $1,897,584,444      100.0%        1.38X       68.93%
                                    ===     ==============      =====         ====        =====

PREPAYMENT PROVISION TYPE

                                                                                        WTD. AVG.
                                               AGGREGATE                                 CUT-OFF
                                  NUMBER        CUT-OFF          % OF                      DATE
                                    OF           DATE           INITIAL     WTD. AVG.    LOAN-TO-
      PREPAYMENT PREMIUM         MORTGAGE      PRINCIPAL     LOAN GROUP 1    U/W NCF      VALUE
       IN BACKUP/MASTER            LOANS        BALANCE         BALANCE        DSCR       RATIO
------------------------------   --------   --------------   ------------   ---------   --------

LO/Defeasance                       155     $1,712,408,940       90.2%        1.39x       69.10%
LO/Grtrx%UPBorYM                     23        156,441,685        8.2         1.33        70.23
LO/(i)Grtrx%UPBorYMor
   (ii)Defeasance                     1         23,241,315        1.2         1.15        45.66
LO/Defeasance/(i)Grtrx%UPBor
   YMor(ii)Defeasance                 1          5,492,504        0.3         1.30        79.60
                                    ---     --------------      -----         ----        -----
TOTAL / WTD. AVG.                   180     $1,897,584,444      100.0%        1.38X       68.93%
                                    ===     ==============      =====         ====        =====

CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                                                        WTD. AVG.
                                               AGGREGATE                                  CUT-OFF
                                  NUMBER        CUT-OFF          % OF                      DATE
           RANGE OF                 OF           DATE           INITIAL     WTD. AVG.    LOAN-TO-
         CUT-OFF DATE            MORTGAGE      PRINCIPAL     LOAN GROUP 1    U/W NCF      VALUE
      LOAN-TO-VALUE RATIO          LOANS        BALANCE         BALANCE        DSCR       RATIO
------------------------------   --------   --------------   ------------   ---------   --------

24.98% to 60.00%                     31     $  357,411,324       18.8%         1.73x      45.36%
60.01% to 65.00%                     11         62,665,483        3.3          1.40       63.13
65.01% to 70.00%                     24        343,299,458       18.1          1.37       67.89
70.01% to 75.00%                     46        423,882,921       22.3          1.28       73.53
75.01% to 80.00%                     65        572,215,257       30.2          1.23       78.55
80.01% to 83.78%                      3        138,110,000        7.3          1.46       81.20
                                    ---     --------------      -----          ----       -----
TOTAL / WTD. AVG.                   180     $1,897,584,444      100.0%         1.38X      68.93%
                                    ===     ==============      =====          ====       =====

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO

                                                                                        WTD. AVG.
                                               AGGREGATE                                 CUT-OFF
           RANGE OF               NUMBER        CUT-OFF          % OF                      DATE
           MATURITY                 OF           DATE           INITIAL     WTD. AVG.   LOAN-TO-
          DATE / ARD             MORTGAGE      PRINCIPAL     LOAN GROUP 1    U/W NCF      VALUE
      LOAN-TO-VALUE RATIO          LOANS        BALANCE         BALANCE        DSCR       RATIO
------------------------------   --------   --------------   ------------   ---------   --------

 0.30% to 50.00%                     29     $  227,330,036       12.0%        1.66x       42.76%
50.01% to 60.00%                     35        328,199,082       17.3         1.57        60.69
60.01% to 65.00%                     34        237,640,705       12.5         1.27        71.21
65.01% to 70.00%                     53        503,434,077       26.5         1.36        73.83
70.01% to 80.00%                     26        462,870,544       24.4         1.22        77.47
80.01% to 80.90%                      3        138,110,000        7.3         1.46        81.20
                                    ---     --------------      -----         ----        -----
TOTAL / WTD. AVG.                   180     $1,897,584,444      100.0%        1.38X       68.93%
                                    ===     ==============      =====         ====        =====

ENCUMBERED INTEREST

                                                                                         WTD.
                                                                                         AVG.
                                                 AGGREGATE                      WTD.   CUT-OFF
                                   NUMBER         CUT-OFF          % OF         AVG.     DATE
                                     OF            DATE           INITIAL        U/W   LOAN-TO
          ENCUMBERED              MORTGAGED      PRINCIPAL     LOAN GROUP 1      NCF    -VALUE
           INTEREST              PROPERTIES       BALANCE         BALANCE       DSCR    RATIO
------------------------------   ----------   --------------   ------------     ----   -------

Fee Simple                           201      $1,834,437,668       96.7%        1.38x   68.71%
Leasehold                              6          40,664,018        2.1         1.28    78.96
Fee in Part, Leasehold in Part         3          22,482,757        1.2         1.51    68.69
                                     ---      --------------      -----         ----    -----
TOTAL / WTD. AVG.                    210      $1,897,584,444      100.0%        1.38X   68.93%
                                     ===      ==============      =====         ====    =====

SEASONING

                                                                                        WTD. AVG.
                                               AGGREGATE                                 CUT-OFF
                                  NUMBER        CUT-OFF          % OF                      DATE
                                    OF           DATE           INITIAL     WTD. AVG.    LOAN-TO-
                                 MORTGAGE      PRINCIPAL     LOAN GROUP 1    U/W NCF      VALUE
        SEASONING (MOS)            LOANS        BALANCE         BALANCE        DSCR       RATIO
------------------------------   --------   --------------   ------------   ---------   --------

0 to 5                              172     $1,757,843,627       92.6%        1.39x       68.97%
6 to 11                               6        122,662,018        6.5         1.25        67.38
12 to 18                              2         17,078,799        0.9         1.32        75.82
                                    ---     --------------      -----         ----        -----
TOTAL / WTD. AVG.                   180     $1,897,584,444      100.0%        1.38X       68.93%
                                    ===     ==============      =====         ====        =====

                                     Page 16

                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C5

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     Page 17

                            FREE WRITING PROSPECTUS
                                 CGCMT 2006-C5

--------------------------------------------------------------------------------
                  MORTGAGE POOL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

PROPERTY TYPE

                                                AGGREGATE    % OF INITIAL                 WTD. AVG.
                                  NUMBER OF   CUT-OFF DATE       LOAN       WTD. AVG.    CUT-OFF DATE
         PROPERTY TYPE            MORTGAGED     PRINCIPAL       GROUP 2      U/W NCF    LOAN-TO-VALUE
            SUBTYPE              PROPERTIES      BALANCE        BALANCE        DSCR         RATIO
------------------------------   ----------   ------------   ------------   ---------   -------------

Multifamily                          27       $224,713,227        98.2%        1.26x        75.69%
   Conventional                      21        174,022,106        76.1         1.25         75.44
   Student Housing                    4         42,210,000        18.5         1.28         77.83
   Senior Housing                     2          8,481,121         3.7         1.32         70.07
Manufactured Housing                  2          4,040,021         1.8         1.23         76.81
                                    ---       ------------       -----         ----         -----
TOTAL / WTD. AVG.                    29       $228,753,249       100.0%        1.26X        75.71%
                                    ===       ============       =====         ====         =====

GEOGRAPHIC DISTRIBUTION

                                                AGGREGATE    % OF INITIAL                 WTD. AVG.
                                  NUMBER OF   CUT-OFF DATE       LOAN       WTD. AVG.   CUT-OFF DATE
                                  MORTGAGED     PRINCIPAL       GROUP 2     U/W NCF     LOAN-TO-VALUE
         STATE/REGION            PROPERTIES      BALANCE        BALANCE       DSCR          RATIO
------------------------------   ----------   ------------   ------------   ---------   -------------

California                            3       $ 37,527,651        16.4%        1.27x        71.33%
   Northern California(1)             3         37,527,651        16.4         1.27         71.33
Texas                                 8         50,669,300        22.2         1.25         77.24
North Carolina                        4         40,060,000        17.5         1.25         77.58
Wisconsin                             1         22,500,000         9.8         1.21         78.95
Georgia                               2         20,500,000         9.0         1.22         71.21
Pennsylvania                          1         10,000,000         4.4         1.35         79.37
Arkansas                              1          9,210,000         4.0         1.44         76.75
Louisiana                             1          8,963,096         3.9         1.21         77.94
Tennessee                             1          8,450,000         3.7         1.26         79.34
Other                                 7         20,873,202         9.1         1.26         72.58
                                    ---       ------------       -----         ----         -----
TOTAL/WTD. AVG.                      29       $228,753,249       100.0%        1.26X        75.71%
                                    ===       ============       =====         ====         =====

(1)  Northern California includes areas with zip codes of 93308 and above, and
     Southern California includes areas with zip codes of below 92870.

INITIAL LOAN GROUP 2 PREPAYMENT RESTRICTION COMPOSITION OVER TIME(1)

                                            MONTHS FOLLOWING CUT-OFF DATE
                                ---------------------------------------------------
    PREPAYMENT RESTRICTION         0       12       24       36       48       60
-----------------------------   ------   ------   ------   ------   ------   ------

Mortgage Loan Pool Balance(2)   100.00%   99.77%   99.40%   98.64%   97.64%   92.54%
Locked/Defesance                100.00%  100.00%   95.95%   67.37%   67.42%   70.40%
   Locked                       100.00%  100.00%   95.95%    0.00%    0.00%    0.00%
   Defeasance                     0.00%    0.00%    0.00%   67.37%   67.42%   70.40%
Yield Maintenance (All)           0.00%    0.00%    4.05%   32.63%   32.58%   29.60%
   Grtr1%UPBorYM                  0.00%    0.00%    4.05%   32.63%   32.58%   29.60%
Open                              0.00%    0.00%    0.00%    0.00%    0.00%    0.00%
                                ------   ------   ------   ------   ------   ------
 TOTAL                          100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
                                ======   ======   ======   ======   ======   ======

                                       MONTHS FOLLOWING CUT-OFF DATE
                                ------------------------------------------
    PREPAYMENT RESTRICTION        72       84       96       108      120
-----------------------------   ------   ------   ------   ------   ------

 Mortgage Loan Pool Balance(2)   91.25%   87.19%   85.75%   84.23%    3.63%
 Locked/Defesance                70.43%   69.57%   69.61%   69.65%  100.00%
   Locked                         0.00%    0.00%    0.00%    0.00%    0.00%
   Defeasance                    70.43%   69.57%   69.61%   69.65%  100.00%
 Yield Maintenance (All)         29.57%   30.43%   30.39%   30.35%    0.00%
   Grtr1%UPBorYM                 29.57%   30.43%   30.39%   30.35%    0.00%
Open                              0.00%    0.00%    0.00%    0.00%    0.00%
                                ------   ------   ------   ------   ------
TOTAL                           100.00%  100.00%  100.00%  100.00%  100.00%
                                ======   ======   ======   ======   ======

(1)   All numbers, unless otherwise noted, are as a percentage of the aggrgate pool balance (excluding the non-pooled subordinate portion of the Ala
      Moana Portfolio Mortgage Loan) at the specified point in time.

(2)   Remaining aggregate mortgage loan pool balance as a percentage of the
      Initial Loan Group 2 Balance at the specified point in time.

                                     Page 18

                            FREE WRITING PROSPECTUS
                                 CGCMT 2006-C5

--------------------------------------------------------------------------------
                  MORTGAGE POOL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE

            RANGE OF                          AGGREGATE      % OF                WTD. AVG.
            CUT-OFF               NUMBER      CUT-OFF      INITIAL               CUT-OFF
              DATE                  OF          DATE         LOAN    WTD. AVG.  DATE LOAN-
           PRINCIPAL             MORTGAGE     PRINCIPAL    GROUP 2    U/W NCF    TO-VALUE
            BALANCES               LOANS       BALANCE     BALANCE     DSCR       RATIO
------------------------------   --------   ------------   -------   --------   ----------

$   954,374 to $ 4,999,999          13      $ 39,463,184     17.3%     1.27x       71.66%
$ 5,000,000 to $ 9,999,999           8        59,020,065     25.8      1.23        77.38
$10,000,000 to $19,999,999           4        47,770,000     20.9      1.26        75.62
$20,000,000 to $24,999,999           1        22,500,000      9.8      1.21        78.95
$25,000,000 to $29,999,999           1        28,000,000     12.2      1.31        76.92
$30,000,000 to $32,000,000           1        32,000,000     14.0      1.26        74.42
                                   ---      ------------    -----      ----        -----
  TOTAL / WTD. AVG.                 28      $228,753,249    100.0%     1.26X       75.71%
                                   ===      ============    =====      ====        =====

MORTGAGE RATES

                                              AGGREGATE      % OF                WTD. AVG.
                                  NUMBER      CUT-OFF      INITIAL               CUT-OFF
            RANGE OF                OF          DATE         LOAN    WTD. AVG.  DATE LOAN-
            MORTGAGE             MORTGAGE     PRINCIPAL    GROUP 2    U/W NCF    TO-VALUE
              RATES                LOANS       BALANCE     BALANCE     DSCR       RATIO
------------------------------   --------   ------------   -------   --------   ----------

5.4450% to 5.4999%                   1      $ 32,000,000     14.0%     1.26x       74.42%
5.5000% to 5.7499%                   2        50,500,000     22.1      1.26        77.83
5.7500% to 5.9999%                   5        33,660,000     14.7      1.35        75.47
6.0000% to 6.4999%                  14        80,073,395     35.0      1.21        76.81
6.5000% to 7.4500%                   6        32,519,853     14.2      1.25        71.22
                                   ---      ------------    -----      ----        -----
TOTAL / WTD. AVG                    28      $228,753,249    100.0%     1.26X       75.71%
                                   ===      ============    =====      ====        =====

ORIGINAL TERM TO MATURITY OR ARD

           RANGE OF                           AGGREGATE      % OF                WTD. AVG.
           ORIGINAL               NUMBER      CUT-OFF      INITIAL               CUT-OFF
           TERMS TO                 OF          DATE         LOAN    WTD. AVG.  DATE LOAN-
           MATURITY/             MORTGAGE     PRINCIPAL    GROUP 2    U/W NCF    TO-VALUE
           ARD (MOS)               LOANS       BALANCE     BALANCE     DSCR        RATIO
------------------------------   --------   ------------   -------   --------   ----------

               60                    1      $  9,210,000      4.0%     1.44x       76.75%
               84                    1         6,451,000      2.8      1.19        77.72
              120                   23       203,656,754     89.0      1.25        75.88
              180                    3         9,435,495      4.1      1.30        69.69
                                   ---      ------------    -----      ----        -----
       TOTAL / WTD. AVG.            28      $228,753,249    100.0%     1.26X       75.71%
                                   ===      ============    =====      ====        =====

REMAINING TERM TO MATURITY OR ARD

           RANGE OF                           AGGREGATE      % OF                WTD. AVG.
           REMAINING              NUMBER      CUT-OFF      INITIAL               CUT-OFF
           TERMS TO                 OF          DATE         LOAN    WTD. AVG.  DATE LOAN-
           MATURITY/             MORTGAGE     PRINCIPAL    GROUP 2    U/W NCF    TO-VALUE
           ARD (MOS)               LOANS       BALANCE     BALANCE     DSCR        RATIO
------------------------------   --------   ------------   -------   --------   ----------

            59 to 59                 1      $  9,210,000      4.0%     1.44x       76.75%
            60 to 83                 1         6,451,000      2.8      1.19        77.72
           84 to 114                 1        12,500,000      5.5      1.24        65.79
          115 to 120                22       191,156,754     83.6      1.25        76.54
          121 to 179                 3         9,435,495      4.1      1.30        69.69
                                   ---      ------------    -----      ----        -----
       TOTAL / WTD. AVG.            28      $228,753,249    100.0%     1.26X       75.71%
                                   ===      ============    =====      ====        =====

ORIGINAL AMORTIZATION TERM

           RANGE OF                           AGGREGATE      % OF                WTD. AVG.
           ORIGINAL               NUMBER      CUT-OFF      INITIAL               CUT-OFF
         AMORTIZATION               OF          DATE         LOAN    WTD. AVG.  DATE LOAN-
             TERMS               MORTGAGE     PRINCIPAL    GROUP 2    U/W NCF    TO-VALUE
             (MOS)                 LOANS       BALANCE     BALANCE     DSCR        RATIO
------------------------------   --------   ------------   -------   --------   ----------

         Interest Only               1      $  9,210,000      4.0%     1.44x       76.75%
              360                   26       211,093,249     92.3      1.25        75.52
              420                    1         8,450,000      3.7      1.26        79.34
                                   ---      ------------    -----      ----        -----
       TOTAL / WTD. AVG.            28      $228,753,249    100.0%     1.26X       75.71%
                                   ===      ============    =====      ====        =====

REMAINING AMORTIZATION TERM

           RANGE OF                           AGGREGATE      % OF                WTD. AVG.
           REMAINING              NUMBER      CUT-OFF      INITIAL               CUT-OFF
         AMORTIZATION               OF          DATE         LOAN    WTD. AVG.  DATE LOAN-
             TERMS               MORTGAGE     PRINCIPAL    GROUP 2    U/W NCF    TO-VALUE
             (MOS)                 LOANS       BALANCE     BALANCE     DSCR        RATIO
------------------------------   --------   ------------   -------   --------   ----------

         Interest Only               1      $  9,210,000      4.0%     1.44x       76.75%
          355 to 360                26       211,093,249     92.3      1.25        75.52
          361 to 420                 1         8,450,000      3.7      1.26        79.34
                                   ---      ------------    -----      ----        -----
       TOTAL / WTD. AVG.            28      $228,753,249    100.0%     1.26X       75.71%
                                   ===      ============    =====      ====        =====

MORTGAGE LOAN TYPE

                                                                                       WTD. AVG.
                                                                                        CUT-OFF
                                               AGGREGATE    % OF INITIAL                  DATE
                                 NUMBER OF   CUT-OFF DATE       LOAN       WTD. AVG.    LOAN-TO-
                                  MORTGAGE     PRINCIPAL       GROUP 2      U/W NCF      VALUE
      MORTGAGE LOAN TYPE           LOANS        BALANCE        BALANCE        DSCR       RATIO
------------------------------   ---------   ------------   ------------   ---------   ---------

  Partial IO/Balloon                16       $175,506,000       76.7%         1.25x      76.32%
  Balloon                           11         44,037,249       19.3          1.25       73.05
  Interest Only                      1          9,210,000        4.0          1.44       76.75
                                    --       ------------      -----          ----       -----
  TOTAL / WTD. AVG.                 28       $228,753,249      100.0%         1.26X      75.71%
                                    ==       ============      =====          ====       =====

                                     Page 19

                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C5

--------------------------------------------------------------------------------
                  MORTGAGE POOL CHARACTERISTICS -- LOAN GROUP 2
-------------------------------------------------------------------------------

UNDERWRITTEN NCF DSCR

                                              AGGREGATE      % OF                 WTD. AVG.
           RANGE OF               NUMBER       CUT-OFF     INITIAL                 CUT-OFF
              U/W                   OF          DATE         LOAN    WTD. AVG.   DATE LOAN-
              NCF                MORTGAGE     PRINCIPAL    GROUP 2    U/W NCF     TO-VALUE
             DSCR                  LOANS       BALANCE     BALANCE      DSCR        RATIO
------------------------------   --------   ------------   -------   ---------   ----------

1.02x to 1.09x                        1     $  6,300,000      2.8%      1.02x       78.26%
1.10x to 1.19x                        3       12,798,651      5.6       1.19        72.72
1.20x to 1.25x                       12       85,838,460     37.5       1.22        76.22
1.25x to 1.30x                        6       66,783,631     29.2       1.26        75.02
1.30x to 1.35x                        3       41,996,848     18.4       1.32        77.50
1.35x to 1.45x                        2       12,535,659      5.5       1.44        76.26
1.45x to 1.47x                        1        2,500,000      1.1       1.47        52.63
                                    ---     ------------    -----       ----        -----
TOTAL / WTD. AVG.                    28     $228,753,249    100.0%      1.26X       75.71%
                                    ===     ============    =====       ====        =====

PREPAYMENT PROVISION TYPE

                                              AGGREGATE      % OF                 WTD. AVG.
                                  NUMBER       CUT-OFF     INITIAL                 CUT-OFF
                                    OF          DATE         LOAN    WTD. AVG.   DATE LOAN-
          PREPAYMENT             MORTGAGE     PRINCIPAL    GROUP 2    U/W NCF     TO-VALUE
            PREMIUM                LOANS       BALANCE     BALANCE      DSCR        RATIO
------------------------------   --------   ------------   -------   ---------   ----------

LO/Defeasance                        22     $154,001,400     67.3%      1.25x       75.25%
LO/Grtrx%UPBorYM                      6       74,751,848     32.7       1.28        76.66
                                    ---     ------------    -----       ----        -----
TOTAL / WTD. AVG.                    28     $228,753,249    100.0%      1.26X       75.71%
                                    ===     ============    =====       ====        =====

CUT-OFF DATE LOAN-TO-VALUE RATIO

                                              AGGREGATE      % OF                 WTD. AVG.
                                  NUMBER       CUT-OFF     INITIAL                 CUT-OFF
             RANGE OF               OF          DATE         LOAN    WTD. AVG.   DATE LOAN-
          CUT-OFF DATE           MORTGAGE     PRINCIPAL    GROUP 2    U/W NCF     TO-VALUE
      LOAN-TO-VALUE RATIO          LOANS       BALANCE     BALANCE      DSCR        RATIO
------------------------------   --------   ------------   -------   ---------   ----------

52.63% to 60.00%                      2     $  5,527,651      2.4%      1.31x       53.42%
60.01% to 65.00%                      1        3,989,779      1.7       1.27        61.01
65.01% to 70.00%                      4       22,109,836      9.7       1.24        66.43
70.01% to 75.00%                      2       35,325,659     15.4       1.28        74.46
75.01% to 80.00%                     19      161,800,324     70.7       1.25        78.37
                                    ---     ------------    -----       ----        -----
TOTAL / WTD. AVG.                    28     $228,753,249    100.0%      1.26X       75.71%
                                    ===     ============    =====       ====        =====

MATURITY LOAN-TO-VALUE RATIO

                                              AGGREGATE      % OF                 WTD. AVG.
                                  NUMBER       CUT-OFF     INITIAL                 CUT-OFF
       RANGE OF MATURITY            OF          DATE         LOAN    WTD. AVG.   DATE LOAN-
       DATE/ARD LOAN-TO-         MORTGAGE     PRINCIPAL    GROUP 2    U/W NCF     TO-VALUE
          VALUE RATIO              LOANS       BALANCE     BALANCE      DSCR        RATIO
------------------------------   --------   ------------   -------   ---------   ----------

46.23% to 50.00%                      2     $  5,527,651      2.4%      1.31x       53.42%
50.01% to 60.00%                      5       25,925,274     11.3       1.27        66.47
60.01% to 65.00%                      1        3,500,000      1.5       1.29        67.96
65.01% to 70.00%                     12      123,429,324     54.0       1.25        77.09
70.01% to 76.75%                      8       70,371,000     30.8       1.26        78.82
                                    ---     ------------    -----       ----        -----
TOTAL / WTD. AVG.                    28     $228,753,249    100.0%      1.26X       75.71%
                                    ===     ============    =====       ====        =====

ENCUMBERED INTEREST

                                                AGGREGATE      % OF                 WTD. AVG.
                                   NUMBER        CUT-OFF     INITIAL                 CUT-OFF
                                     OF           DATE         LOAN    WTD. AVG.   DATE LOAN-
          ENCUMBERED              MORTGAGED     PRINCIPAL    GROUP 2    U/W NCF     TO-VALUE
           INTEREST              PROPERTIES      BALANCE     BALANCE      DSCR        RATIO
------------------------------   ----------   ------------   -------   ---------   ----------

Fee Simple                           28       $218,753,249     95.6%      1.25x       75.54%
Fee in Part, Leasehold in Part        1         10,000,000      4.4       1.35        79.37
                                    ---       ------------    -----       ----        -----
TOTAL / WTD. AVG.                    29       $228,753,249    100.0%      1.26X       75.71%
                                    ===       ============    =====       ====        =====

SEASONING

                                              AGGREGATE      % OF                 WTD. AVG.
                                  NUMBER       CUT-OFF     INITIAL                 CUT-OFF
                                    OF          DATE         LOAN    WTD. AVG.   DATE LOAN-
           SEASONING             MORTGAGE     PRINCIPAL    GROUP 2    U/W NCF     TO-VALUE
             (MOS)                 LOANS       BALANCE     BALANCE      DSCR        RATIO
------------------------------   --------   ------------   -------   ---------   ----------

1 to 3                              24      $198,897,459     86.9%      1.26x       76.15%
4 to 6                               4        29,855,790     13.1       1.22        72.75
                                    ---     ------------    -----       ----        -----
TOTAL / WTD. AVG.                   28      $228,753,249    100.0%      1.26X       75.71%
                                    ===     ============    =====       ====        =====

                                     Page 20

                             FREE WRITING PROSPECTUS
                                 CGCMT 20 06-C5

--------------------------------------------------------------------------------
                                TEN LARGEST LOANS
-------------------------------------------------------------------------------

TEN LARGEST LOANS BY CUT-OFF DATE PRINCIPAL BALANCE

                                             LOAN     LOAN      PROPERTY
           LOAN NAME / PROPERTY NAME        SELLER   GROUP        TYPE            CITY        STATE
      ----------------------------------   -------   -----   --------------   ------------   -------

 1)   IRET Portfolio                         CGM       1         Office          Various     Various
 2)   801 South Figueroa Street              CGM       1         Office        Los Angeles      CA
 3)   Tower 67                               CGM       1       Multifamily      New York        NY
 4)   Ala Moana Portfolio(1)               LaSalle     1     Retail, Office     Honolulu        HI
 5)   NNN WellPoint Operations Center(2)   LaSalle     1         Office       Indianapolis      IN
 6)   One & Two Securities Centre          LaSalle     1         Office          Atlanta        GA
 7)   Four Points Sheraton                   PNC       1       Hospitality     Washington       DC
 8)   909 Poydras Office Building          LaSalle     1         Office        New Orleans      LA
 9)   Tri City Plaza                         CGM       1         Retail          Vernon         CT
10)   Kent Station                           CGM       1         Retail           Kent          WA
      TOTAL/WTD. AVG.

                       CUT-OFF
                         DATE         % OF                             CUT-OFF
          CUT-OFF     PRINCIPAL      INITIAL                             DATE
           DATE        BALANCE      MORTGAGE     STATED               LOAN-TO-
        PRINCIPAL        PER          POOL      REMAINING   U/W NCF     VALUE
         BALANCE     SF/UNIT/ROOM    BALANCE   TERM (MO.)     DSCR       RATIO
      ------------   ------------   --------   ----------   -------   --------

 1)   $122,610,000     $    131        5.8%        119       1.42x      80.88%
 2)    120,000,000          271        5.6         119       1.19       74.53
 3)    100,000,000      222,717        4.7         116       1.94       30.12
 4)     96,000,000          603        4.5          58       1.81(3)    51.51
 5)     70,000,000          125        3.3          56       1.60       69.03
 6)     70,000,000          134        3.3          89       1.20       67.70
 7)     48,200,000      181,887        2.3          59       1.40       67.51
 8)     40,000,000           74        1.9         120       1.23       80.00
 9)     40,000,000          135        1.9         119       1.35       80.00
10)     36,850,000          272        1.7         116       1.20       79.61
      ------------                    ----
      $743,660,000                    35.0%         98       1.47X      65.86%

(1)  With respect to the Ala Moana Portfolio Mortgage Loan, the Cut-off Date
     Principal Balance Per SF/Unit, U/W NCF DSCR, and Cut-off Date Loan-to-Value
     Ratio used throughout this free writing prospectus were calculated based upon the aggregate indebtedness of the Ala Moana Portfolio Mortgage Loan, as well as the related senior pari passu non-trust loans but not of the non-pooled subordinate portion of the Ala Moana Portfolio Mortgage Loan or the related subordinate non-trust loans.

(2)  With respect to the NNN WellPoint Operations Center Loan, the Cut-off Date
     Principal Balance Per SF/Unit, U/W NCF DSCR, Cut-off Date Loan-to-Value
     Ratios used throughout the free writing prospectus were calculated based upon the aggregate indebtedness of the NNN WellPoint Operations Center
     Loan, exclusive of the subordinate companion loan note.

(3)  U/W NCF DSCR and Underwritten Net Cash Flow does not include any normalized leasing costs or capital expenditures. In addition, a $10,000,000 master lease provided by GGP Kapeolani Development L.L.C. was underwritten in the calculation of U/W NCF DSCR and underwritten Net Cash Flow.

                                     Page 21

                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C5

-------------------------------------------------------------------------------
                                 IRET PORTFOLIO
-------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

                                     Page 22

                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C5

-------------------------------------------------------------------------------
                                 IRET PORTFOLIO
-------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     Page 23

                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C5

--------------------------------------------------------------------------------
                                 IRET PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                      $122,610,000
PERCENTAGE OF INITIAL MORTGAGE
   POOL BALANCE                                                             5.8%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                              Investors Real Estate Trust
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.9236%
MATURITY DATE                                                    October 6, 2016
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM/AMORTIZATION TERM                                120/Interest Only
REMAINING TERM/REMAINING
   AMORTIZATION TERM                                           119/Interest Only
LOCKBOX(2)                                                        Springing Hard
UP-FRONT RESERVES
   TAX/INSURANCE                                                           No/No
   ROLLOVER GUARANTY(1)                                                 $655,000
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                           No/No
ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE                                      $122,610,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                           $131
CUT-OFF DATE LTV RATIO                                                    80.88%
MATURITY DATE LTV RATIO                                                   80.88%
UW NCF DSCR                                                                1.42x
--------------------------------------------------------------------------------

(1)  In lieu of making monthly deposits into a leasing rollover reserve,
     Investors Real Estate Trust guaranteed the payment of the unpaid balance of the loan subject to a maximum liability limitation of $655,000; provided that at any time after January 1, 2008, the borrower shall be entitled to obtain the termination of the guaranty upon demonstrating a DSCR of at least 1.15x using a 7.15% constant.

(2)  See "Lock Box Account" below.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 9
LOCATION                                                                 Various
PROPERTY TYPE                                                   Office, Suburban
SIZE (SF)                                                                936,720
OCCUPANCY % AS OF JUNE 1, 2006                                             95.7%
YEAR BUILT/YEAR RENOVATED                                        Various/Various
APPRAISED VALUE                                                     $151,600,000
PROPERTY MANAGEMENT                                          IRET Properties, LP
UW ECONOMIC OCCUPANCY %                                                    93.0%
UW REVENUES                                                          $18,967,582
UW EXPENSES                                                           $7,649,267
UW NET OPERATING INCOME (NOI)                                        $11,318,315
UW NET CASH FLOW (NCF)                                               $10,468,760
--------------------------------------------------------------------------------

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                                 IRET PORTFOLIO
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                                 TENANT SUMMARY

                                                                 % OF NET                             % OF     DATE OF
                                  RATINGS         NET RENTABLE   RENTABLE                            ACTUAL     LEASE
      TENANT NAME          FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT    RENT    EXPIRATION
------------------------   --------------------   ------------   --------   --------   -----------   ------   ----------

Applied Underwriters(2)        AAA/NR/AAA            141,724        15.1%    $19.00    $ 2,692,756    17.4%    02/28/17
Unigraphics Solutions(3)        NR/NR/NR             122,567        13.1%    $16.60    $ 2,034,612    13.2%    09/30/11
Hewlett Packard                  A/A3/A-              94,832        10.1%    $12.27    $ 1,163,589     7.5%    06/30/12
Assurant(4)                   BBB/Baa1/BBB+           59,827         6.4%    $14.39    $   860,704     5.6%    09/30/10
Ascension Health(5)             NR/NR/NR              40,760         4.4%    $17.25    $   703,110     4.5%    08/31/10
Top 5 Tenants                                        459,710        49.1%    $16.22    $ 7,454,771    48.2%    Various
Non-major Tenants                                    436,631        46.6%    $18.34    $ 8,009,513    51.8%    Various
                                                     -------       -----     ------    -----------
Occupied Total                                       896,341        95.7%    $17.25    $15,464,284
Vacant                                                40,379         4.3%
                                                     -------       -----
COLLATERAL TOTAL                                     936,720       100.0%
                                                     =======       =====

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Applied Underwriters was acquired by Bershire Hathaway in May 2006.
      Applied Underwriters has one option to terminate the lease effective July
      31, 2014 subject to a) providing 12 months notice and b) no default under the lease.

(3)   Unigraphics Solutions subleases 26,467 SF through July 13, 2011.

(4)   Assurant has an option to terminate the lease effective as of June 30,
      2008 with a written notice to landlord prior to July 1, 2007.

(5)   Ascension Health has one option to terminate the lease effective August
      31, 2008 with 12 months notice.

                           LEASE ROLLOVER SCHEDULE(1)

                        WTD. AVG. IN PLACE
          # OF LEASES     BASE RENT PSF      TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
 YEAR       ROLLING          ROLLING          ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
-------   -----------   ------------------   --------   ----------   -------------   -------------   -------------------

   2006         5             $19.15           19,618       2.1%          2.1%             2.4%              2.4%
   2007        13             $19.79           78,611       8.4%         10.5%            10.1%             12.5%
   2008        10             $18.77           39,698       4.2%         14.7%             4.8%             17.3%
   2009        10             $17.14           45,604       4.9%         19.6%             5.1%             22.4%
   2010        21             $17.42          184,867      19.7%         39.3%            20.8%             43.2%
   2011         9             $16.87          202,423      21.6%         60.9%            22.1%             65.3%
   2012         4             $12.91          113,174      12.1%         73.0%             9.4%             74.7%
   2013         2             $14.75           13,301       1.4%         74.4%             1.3%             76.0%
   2014         2             $19.19           36,707       3.9%         78.4%             4.6%             80.5%
   2015         1             $16.00           19,720       2.1%         80.5%             2.0%             82.6%
   2016         0             $ 0.00                0       0.0%         80.5%             0.0%             82.6%
              ---                             -------      ----                           ----
TOTALS         77                             753,723      80.5%                          82.6%
              ===                             =======      ====                           ====

(1)  Tenants representing 31.5% of the NRA have termination options.

                                 IRET PORTFOLIO

                                                    CUT-OFF DATE
                                                   ALLOCATED LOAN     YEAR BUILT/     PROPERTY
PROPERTY NAME                 PROPERTY LOCATION        BALANCE         RENOVATED        SIZE
-------------------------   --------------------   --------------   ---------------   --------

Flagship Corporate Center     Eden Prairie, MN      $ 21,565,000       2001 / NAP      138,825
The Riverport Building      Maryland Heights, MO      19,690,000       2001 / NAP      122,567
Corporate Center West             Omaha, NE           17,315,000    1982-1984 / NAP    141,724
Pacific Hills Plaza               Omaha, NE           16,770,000    1985-1986 / NAP    142,958
Timberlands at Tomahawk          Leawood, KS          13,155,000       1999 / NAP       90,315
Farnam Executive Center           Omaha, NE           12,160,000       1985 / NAP       94,832
Miracle Hills Executive
   Center                         Omaha, NE            8,895,000       1985 / NAP       84,730
Gateway Corporate Center        Woodbury, MN           8,700,000       2000 / NAP       59,827
Woodlands Plaza                Saint Louis, MO         4,360,000      1986 / 2006       60,942
                                                    ------------                       -------
   TOTAL/WTD. AVG.                                  $122,610,000                       936,720
                                                    ============                       =======

                             OCCUPANCY %
                            AS OF JUNE 1,    APPRAISED     UNDERWRITTEN
PROPERTY NAME                    2006          VALUE      NET CASH FLOW
-------------------------   -------------  ------------   -------------

Flagship Corporate Center        90.7%     $ 26,900,000    $ 1,782,616
The Riverport Building          100.0%       23,100,000      1,722,779
Corporate Center West           100.0%       22,600,000      1,566,121
Pacific Hills Plaza              97.5%       19,700,000      1,421,009
Timberlands at Tomahawk          98.5%       15,200,000      1,156,136
Farnam Executive Center         100.0%       14,500,000        997,818
Miracle Hills Executive
   Center                        86.4%       12,200,000        741,066
Gateway Corporate Center        100.0%       10,800,000        721,364
Woodlands Plaza                  81.9%        6,600,000        359,851
                                           ------------    -----------
   TOTAL/WTD. AVG.               95.7%     $151,600,000    $10,468,760
                                           ============    ===========

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                                 IRET PORTFOLIO
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o    THE LOAN. The subject mortgage loan (the "IRET Portfolio Loan") is secured by first mortgages on the borrower's fee simple interest in 9 office properties located Nebraska, Minnesota, Missouri and Kansas, (the "IRET
     Portfolio Properties"). The IRET Portfolio Loan has a cut-off date principal balance of $122,610,000 and represents approximately 5.8% of the initial mortgage pool balance. The IRET Portfolio Loan was originated on
     September 15, 2006. The IRET Portfolio Loan provides for interest-only payments for the entire 120 months of its term.

     The IRET Portfolio Loan has a remaining term of 119 months and matures on
     October 6, 2016. The IRET Portfolio Loan may be prepaid on or after June 6,
     2016, and permits defeasance with United States government obligations beginning 2 years after the issue date for the series CGCMT 2006-C5 certificates.

o    THE BORROWER. The borrower is IRET-MR9, LLC, a special purpose entity structured to be bankruptcy remote. The 100% owner of the borrower is
     IRET-MR9 Holding, LLC, which is 100% owned by IRET Properties, a North
     Dakota Limited Partnership ("IRET Properties"), which is in turn approximately 78% owned by Investors Real Estate Trust ("IRET"), a publicly traded REIT (NASDAQ:IRETS). IRET, founded in 1970 and headquartered in
     Minot, North Dakota, with additional offices in Minneapolis, Minnesota and
     Omaha, Nebraska, owns a diversified portfolio of income-producing properties. IRET is a self-advised equity REIT that was formed for the purpose of owning and operating multifamily residential, office, medical, industrial and retail properties, which are located in 13 states, primarily in the Upper Midwest. As of April 30, 2006, IRET's real estate portfolio consisted of 66 multifamily residential properties, 56 office properties,
     33 medical properties, 11 industrial properties, and 45 retail properties.
     IRET is structured as an umbrella partnership real estate investment trust, which conducts its day to day and property management operations through
     IRET Properties. For the fiscal year ended April 30, 2006, IRET reported annual revenues of $172.799 million and net income of $11.657 million, with total cash of $18.66 million. As of October 11, 2006, IRET had a market capitalization of $469.89 million.

o    THE PROPERTIES. The IRET Portfolio Properties consist of approximately
     936,720 square feet. The IRET Portfolio Properties include 3,417 covered and surface parking spaces. The IRET Portfolio Properties were constructed between 1982 and 2001 and one of the properties, located at 11775 Borman
     Drive, was renovated in 2006. The IRET Portfolio Properties are located in
     Nebraska, Minnesota, Missouri and Kansas. As of June 1, 2006, the weighted average occupancy rate for the IRET Portfolio Properties was approximately
     95.7%.

     The largest tenant is Applied Underwriters occupying 141,724 square feet, or approximately 15.1% of the net rentable area. Applied Underwriters is a workers' compensation and financial services company. Applied Underwriters'
     success stems from its sophisticated, unique approach to workers'
     compensation coverage. Applied Underwriters offers solutions that seamlessly integrate employer coverages with employer-related business services such as payroll processing, thereby filling a clear market need:
     the regulatory and administrative needs of small and mid-sized employers nationwide. Founded in 1994 by Sidney R. Ferenc and Steven Menzies, it is
     headquartered in Foster City, California in the San Francisco Bay Area and
     has its main operations center in Omaha, Nebraska. Applied Underwriters was acquired by Berkshire Hathaway (NYSE:BRK-A, BRK-B) in May 2006. For the
     year ended 2005, Berkshire Hathaway reported annual revenues of $82.451 billion and net income of $8.528 billion. As of October 11, 2006, Berkshire
     Hathaway had a market capitalization of $153.14 billion. Applied
     Underwriters has one option to terminate the lease effective July 31, 2014 subject to a) providing 12 months notice and b) no default under the lease.

     The second largest tenant is Unigraphics Solutions ("UGS") occupying
     122,567 square feet, or approximately 13.1% of the net rentable area. UGS provides product lifecycle management ("PLM") packages, a category of design and collaboration software. Customers include the world's largest auto makers, which were among the first manufacturers to adopt PLM. UGS is one of the biggest suppliers in the PLM market. UGS was spun off from EDS in 1998 and publicly held for three years, after which EDS repurchased its stake in UGS and sold UGS in May 2004 to the private equity group of Bain
     Capital, Silver Lake Partners and Warburg Pincus. UGS is headquartered in
     Plano, Texas with its sales offices situated across Europe and the Asia
     Pacific. UGS reported 2005 annual revenues of $1.15 billion. UGS subleases
     26,467 square feet to EDS. The sublease expires July 13, 2011 and is at the same rental rate as the lease.

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                                 IRET PORTFOLIO
--------------------------------------------------------------------------------

     The third largest tenant is Hewlett Packard ("HP") (NYSE:HPQ) occupying
     94,832 square feet, or approximately 10.1% of the net rentable area. HP is a technology company that operates in more than 170 countries around the world. HP was founded in 1939 and provides enterprise and consumer customers a full range of high-tech equipment, including personal computers, servers, storage devices, printers and networking equipment. HP offers a complete technology product portfolio. HP employs approximately
     150,000 people. HP reported 2005 annual revenues of $86.7 billion and net income of $2.4 billion. As of October 9, 2006 HP had a market capitalization of $103.7 billion. As of October 9, 2006, HP was rated "A-"
     by S&P, "A3" by Moodys and "A" by Fitch.

     The fourth largest tenant is Assurant (NYSE:AIZ) occupying 59,827 square feet, or approximately 6.4% of the net rentable area. Assurant is a provider of specialized insurance products and related services in North
     America and selected international markets. Assurant was founded in 1969 and spun off from its former parent in an IPO during 2004. Assurant's four key businesses; Assurant Employee Benefits, Assurant Health, Assurant
     Solutions and Assurant Specialty Property, have partnered with clients in a number of specialty insurance market segments worldwide. Assurant, a
     Fortune 500 company, has over $20 billion in assets and $7 billion in annual revenue. As of October 18, 2006 Assurant had a market capitalization of $6.83 billion. As of October 18, 2006, Assurant was rated "BBB+" by S&P,
     "Baa1" by Moodys and "BBB" by Fitch. Assurant has an option to terminate the lease effective as of June 30, 2008 with a written notice to landlord prior to July 1, 2007.

o    LOCK BOX ACCOUNT. The loan documents do not require a lock box account unless an event of default exists, in which case the lender may require that all tenant payments due under the applicable tenant leases be deposited into a lock box account under the lender's control, and transferred to a lender-controlled collection account. In addition, excess cash flow (as determined pursuant to the loan documents) for the Gateway
     Corporate Center property is required to be deposited into a leasing reserve if the tenant, Assurant, exercises its early termination option, and excess cash flow (as determined pursuant to the loan documents) for the
     Corporate Center West property is required to be deposited into a leasing reserve if the tenant, Applied Underwriters, exercises its early termination option.

o    MANAGEMENT. IRET Properties is the property manager for the IRET Portfolio
     Properties. The property manager is affiliated with the borrower.

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                            801 SOUTH FIGUEROA STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                      $120,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL                                         5.6%
   BALANCE
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                  Daniel Mani, Simon Mani
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            6.0000%
MATURITY DATE                                                    October 6, 2016
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            120 / Interest Only
REMAINING TERM / REMAINING AMORTIZATION
   TERM                                                      119 / Interest Only
LOCKBOX(1)                                                        Springing Hard
UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   SPRINGING CHUBB LOC(2)                                             $1,000,000
ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   REPLACEMENT                                                            $4,433
   TI/LC(3)                                                            Springing
ADDITIONAL FINANCING(4)                                                      Yes
CUT-OFF DATE PRINCIPAL BALANCE                                      $120,000,000
CUT-OFF DATE PRINCIPAL BALANCE / SF                                         $271
CUT-OFF DATE LTV RATIO                                                    74.53%
MATURITY DATE LTV RATIO                                                   74.53%
UW NCF DSCR(5)                                                             1.19x
--------------------------------------------------------------------------------

(1)  See "Lock Box Account" below.

(2)  If, on or before September 1, 2007, Chubb has not delivered written notice to borrower that Chubb has elected to renew their lease with respect to at least 95,870 rentable SF, for a term of not less than five years and at a rate no less than the then-current market rent, then on or before September
     4, 2007, borrower shall deliver to lender a qualified letter of credit having an available amount of $1,000,000.

(3)  TI/LC collections are waived subject to the property maintaining a 90%
     occupancy level and a 1.10x DSCR based on the actual constant; otherwise monthly collections shall commence at a rate of $36,939.25 per month.

(4)  See "Mezzanine Debt Below".

(5)  Based on proforma UW Net Cash Flow. Includes BOMA remeasurement which will increase the amount of leaseable space. Some spaces have already been converted and some will be converted when the leases roll at maturity. The proforma UW assumes that all remaining leases will be remeasured and all leases will be marked to market upon their current lease expiration and present valued at a discount rate of 9.5%. In addition, a 6.4% vacancy factor was used compared to the 7.7% inplace economic vacancy. The total amount of additional income results in an increase in UW Net Cash Flow of
     $849,282 UW NCF DSCR excluding this amount would be 1.07x.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                         Los Angeles, CA
PROPERTY TYPE                                                        Office, CBD
SIZE (SF)                                                                443,271
OCCUPANCY % AS OF SEPTEMBER 13, 2006                                       92.5%
YEAR BUILT / YEAR RENOVATED                                           1991 / NAP
APPRAISED VALUE                                                     $161,000,000
PROPERTY MANAGEMENT                                           Mani Brothers, LLC
UW ECONOMIC OCCUPANCY %(5)                                                 93.6%
UW REVENUES(5)                                                       $15,382,305
UW EXPENSES(5)                                                       $ 6,189,958
UW NET OPERATING INCOME (NOI)(5)                                     $ 9,192,347
UW NET CASH FLOW (NCF)(5)                                            $ 8,693,522
--------------------------------------------------------------------------------

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                            801 SOUTH FIGUEROA STREET
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--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                         % OF NET                                        DATE OF
                                            RATINGS        NET RENTABLE  RENTABLE                         % OF ACTUAL     LEASE
            TENANT NAME              FITCH/MOODY'S/S&P(1)    AREA (SF)     AREA    RENT PSF  ACTUAL RENT      RENT     EXPIRATION
-----------------------------------  --------------------  ------------  --------  --------  -----------  -----------  ----------

Federal/Chubb                               A+/A2/A           113,157      25.5%    $ 28.72   $3,249,863     34.7%      02/29/08
Sedgwick, Detert, Moran(2)                 NR/NR/NR            64,922      14.6%    $ 18.90   $1,226,975     13.1%      10/31/15
The Law Firm of Manning & Marder(3)        NR/NR/NR            60,246      13.6%    $ 18.50   $1,114,551     11.9%      09/30/18
Squire Sanders(4)                          NR/NR/NR            49,354      11.1%    $ 25.97   $1,281,850     13.7%      10/04/07
Willis Insurance Services                BBB/Baa2/BBB-         28,080       6.3%    $ 17.14   $  481,359      5.1%      12/31/14
Top 5 Tenants                                                 315,759      71.2%    $ 23.29   $7,354,598     78.5%      Various
Non-major Tenants                                              94,324      21.3%    $ 21.31   $2,009,664     21.5%      Various
                                                              -------     -----     -------   ----------
Occupied Total                                                410,083      92.5%    $ 22.84   $9,364,262
Vacant                                                         33,188       7.5%
                                                              -------     -----
COLLATERAL TOTAL                                              443,271     100.0%
                                                              =======     =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Sedgwick, Detert, Moran may terminate the 17th floor space totaling 20,212
     SF on October 31, 2010 with six months notice.

(3)  The Law Firm of Manning & Marder will expand into 20,082 SF of the full
     12th floor in 1/3 increments after 12, 24 and 36 months of the initial lease date.

(4)  Squire Sanders has notified borrower of their intent to leave at expiration of their lease term. The tenant currently subleases some of their NRA to two tenants.

--------------------------------------------------------------------------------
                             LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------

                        WTD. AVG. IN PLACE                                                           CUMULATIVE %
          # OF LEASES       BASE RENT PSF    TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE    OF IN PLACE
 YEAR       ROLLING            ROLLING        ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   RENT ROLLING
------   ------------   ------------------   --------   ----------   -------------   -------------   -------------

2006            0             $ 0.00               0        0.0%          0.0%            0.0%            0.0%
2007            3             $24.65           59,201      13.4%         13.4%           15.6%           15.6%
2008            4             $28.72          113,157      25.5%         38.9%           34.7%           50.3%
2009            4             $20.04           31,280       7.1%         45.9%            6.7%           57.0%
2010            1             $28.25           13,462       3.0%         49.0%            4.1%           61.0%
2011            3             $22.36           19,038       4.3%         53.3%            4.5%           65.6%
2012            1             $24.00            4,091       0.9%         54.2%            1.0%           66.6%
2013            1             $18.50            4,831       1.1%         55.3%            1.0%           67.6%
2014            3             $17.40           39,855       9.0%         64.3%            7.4%           75.0%
2015            2             $18.90           64,922      14.6%         78.9%           13.1%           88.1%
2016            0             $ 0.00                0       0.0%         78.9%            0.0%           88.1%
              ---                             -------      ----                          ----
TOTALS         22                             349,837      78.9%                         88.1%
              ===                             =======      ====                          ====

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                            801 SOUTH FIGUEROA STREET
--------------------------------------------------------------------------------

o    THE LOAN. The subject mortgage loan (the "801 South Figueroa Street Loan")
     is secured by a first mortgage encumbering an office building located in
     Los Angeles, California (the "801 South Figueroa Street Property"). The 801
     South Figueroa Street Loan has a cut-off date principal balance of
     $120,000,000 and represents approximately 5.6% of the initial mortgage pool balance. The 801 South Figueroa Street Loan was originated on September 14,
     2006. The 801 South Figueroa Street Loan provides for interest-only payments for the entire 120 months of its term.

     The 801 South Figueroa Street Loan has a remaining term of 119 months and matures on October 6, 2016. The 801 South Figueroa Street Loan may be
     prepaid on or after August 6, 2016, and permits defeasance with United
     States government obligations beginning 2 years after the issue date for the series CGCMT 2006-C5 certificates.

o    THE BORROWER. The borrower is Mani Brothers 801 Tower (DE), LLC, a special purpose entity structured to be bankruptcy remote. The sponsors of the borrower are Daniel Mani and Simon Mani. Simon and Daniel Mani started the
     International Baking Company ("IBC") in 1970 in West Hollywood, and
     developed and patented the pita manufacturing process. Daniel and Simon
     Mani sold IBC to Sara Lee in 1992 and in 1994 started Mani Brothers Real
     Estate Investments ("MB"). MB is a full-service commercial property firm headquartered in Los Angeles, California. MB is a privately-held real estate investment firm that owns, renovates, operates, manages and leases commercial property in the greater Los Angeles area, specifically West Los
     Angeles, Downtown Los Angeles, Santa Monica, and the South Bay. In total,
     MB owns approximately 1,350,000 square feet of commercial space including
     1,110,000 square feet of office space, 222,250 square feet of industrial space, and 15,300 square feet of retail space.

o    THE PROPERTY. The 801 South Figueroa Street Property consists of approximately 443,271 square feet in a 24-story building situated on approximately 0.9 acres. The 801 South Figueroa Street Property was constructed in 1991. The 801 South Figueroa Street Property is located in the downtown Central Business District of Los Angeles, California on the
     southwest corner of the intersection of Figueroa Street and 8th Street. The
     801 South Figueroa Street Property's layout includes a lobby area, first floor retail, office space situated on floors 2-24 and a 272-space three-story subterranean parking garage. In addition, the 801 South
     Figueroa Street Property has licensing rights to 177 parking spaces on an off-site surface parking lot. The interior of the building consists of a three-story atrium-style lobby with marble floors, coffered ceilings and wood paneled walls. The lobby also has entrances to the rear, opening to a parking area, and to the south, opening to the exterior garden plaza. The
     801 South Figueroa Street Property is designed with a column-free floor plan that allows for 12 corner offices per floor, 9-foot ceilings and floor-to-ceiling windows. The majority of the tenant spaces are open, featuring bullpen style office space with private offices and conference rooms around the perimeter. Each floor contains elevator lobbies, common area restrooms and support areas, and interior corridors leading to tenant spaces. The building has nine, high-speed passenger elevators, one freight elevator serving all floors and two stairways. Security includes two
     24-hour a day security guards, video surveillance and tenant access key cards. As of September 13, 2006, the occupancy rate for the 801 South
     Figueroa Street Property was approximately 92.5%.

o    The largest tenant is Federal Insurance Company occupying 113,157 square feet, or approximately 25.5% of the net rentable area. Federal Insurance
     Company is a wholly owned subsidiary of The Chubb Corporation (NYSE:CB), a holding company for a family of property and casualty insurance companies known as the Chubb Group of Insurance Companies ("Chubb"). Founded in 1882
     and headquartered in Warren, New Jersey, Chubb provides property and casualty insurance for personal and commercial customers worldwide through approximately 8,000 independent agents and brokers. Chubb's global network includes branches and affiliates in North America, Europe, Latin America,
     Asia and Australia. Chubb has a worldwide network of 120 offices in 29 countries staffed by 10,800 employees. Chubb reported 2005 annual revenues of $14.08 billion and net income of $1.826 billion. As of October 11, 2006,
     Chubb had a market capitalization of $21.71 billion. As of October 9, 2006,
     Chubb was rated "A" by S&P, "A2" by Moody's and "A+" by Fitch.

     The second largest tenant is the law firm of Sedgwick, Detert, Moran
     ("Sedgwick") occupying 64,922 square feet, or approximately 14.6% of the net rentable area. Sedgwick is comprised of over 350 attorneys working in
     12 offices in the United States and Europe. Sedgwick's practice areas include general litigation practice, including product liability, toxic tort, drug and medical device litigation, construction, environmental, employment, entertainment, healthcare, insurance and reinsurance and intellectual property law. Sedgwick was founded in San Francisco in 1933.
     In 1979, Sedgwick opened a Los Angeles office to serve an expanding
     Southern California client base. Currently, the Los Angeles office consists of over 70 professionals serving

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                            801 SOUTH FIGUEROA STREET
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     in varying capacities as partners, special counsel, and associates and legal professionals. Sedgwick may terminate the 17th floor space totaling
     20,212 SF on October 31, 2010 with six months notice.

     The third largest tenant is The Law Firm of Manning & Marder ("Manning")
     occupying 60,246 square feet, or approximately 13.6% of the net rentable area. Manning is a full service law firm emphasizing a wide range of practice areas. Founded in 1994, the firm has grown to more than 100 attorneys in five cities. Manning services the nationwide interests of clients primarily located throughout California and the western United
     States from Manning's offices in Los Angeles, Irvine, San Diego, San
     Francisco, and Scottsdale. The Los Angeles office is Manning's largest office with 65 attorneys on staff. Manning will expand into 20,082 SF of the full 12th floor in 1/3 increments after 12, 24 and 36 months of the initial lease date.

o    LOCK BOX ACCOUNT. Prior to an event of default, no cash management is required for the 801 South Figueroa Street Loan. Following an event of default, all tenant payments due under the applicable tenant leases are deposited into a lock box account under the lender's control, and transferred to a lender-controlled clearing account.

o    MEZZANINE DEBT. Future mezzanine debt is permitted subject to certain criteria, which include a combined subject loan and mezzanine loan minimum debt service coverage ratio of 1.20:1.00, a combined subject loan and mezzanine loan maximum loan-to-value ratio of 70%, and borrower's delivery of a ratings confirmation, intercreditor agreement and other miscellaneous documents.

o    MANAGEMENT. Mani Brothers, LLC is the property manager for the 801 South
     Figueroa Street Property. The property manager is affiliated with the borrower.

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                                    TOWER 67
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                                    TOWER 67
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--------------------------------------------------------------------------------
                               LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                      $100,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL
   BALANCE                                                                  4.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                      Greg Manocherian, Alan Manocherian,
                                                Jeffrey Manocherian, Parviz Yari
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.8040%
MATURITY / ARD DATE                                                July 11, 2016
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            120 / Interest Only
REMAINING TERM / REMAINING
  AMORTIZATION TERM                                          116 / Interest Only
LOCKBOX(2)                                                        Springing Soft
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                       No / No
ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE                                      $100,000,000
CUT-OFF DATE PRINCIPAL BALANCE / UNIT                                   $222,717
CUT-OFF DATE LTV RATIO                                                    30.12%
MATURITY / ARD DATE LTV RATIO                                             30.12%
UW NCF DSCR(1)                                                             1.94x
LOAN SHADOW RATING (MOODY'S / FITCH)                                    A3 / A--
--------------------------------------------------------------------------------

(1)  Based on proforma UW Net Cash Flow. Assumes a 3.1% increase in rental revenue for leases signed in 2004 and 2005 which is based on the average rents charged for new leases signed in 2006. The proforma mark-to-market adjustment results in an increase in UW Net Cash Flow of $573,580. UW NCF
     DSCR excluding this amount would be 1.84x.

(2)  See "Lock Box Account" below.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            New York, NY
PROPERTY TYPE                                             Multifamily, High Rise
SIZE (UNITS)                                                                 449
OCCUPANCY % AS OF JULY 12, 2006                                            97.1%
YEAR BUILT / YEAR RENOVATED                                           1986 / NAP
APPRAISED VALUE                                                     $332,000,000
PROPERTY MANAGEMENT                             Metro Real Estate Management Co.
UW ECONOMIC OCCUPANCY %                                                    96.0%
UW REVENUES(1)                                                       $21,608,722
UW EXPENSES(1)                                                       $10,065,860
UW NET OPERATING INCOME (NOI)(1)                                     $11,542,862
UW NET CASH FLOW (NCF)(1)                                            $11,405,468
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                TOWER 67 SUMMARY
--------------------------------------------------------------------------------

                                                  APPROXIMATE
                  NUMBER OF   APPROXIMATE UNIT   NET RENTABLE      % OF NET     AVERAGE IN PLACE
   UNIT TYPE        UNITS         SIZE (SF)        AREA (SF)    RENTABLE AREA         RENT
---------------   ---------   ----------------   ------------   -------------   ----------------

Studios               30              730            21,900           4.9%           $2,081
1-BR                 150              697           104,550          23.6%           $2,779
2-BR                 147              978           143,700          32.5%           $3,649
3-BR                 122            1,415           172,580          39.0%           $5,317
                     ---            -----           -------         -----            ------
TOTAL/WTD. AVG.      449              986           442,730         100.0%           $3,707
                     ===                            =======         =====

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                                    TOWER 67
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o    THE LOAN. The mortgage loan (the "Tower 67 Loan") is secured by a first mortgage encumbering a multifamily property located in New York, New York
     (the "Tower 67 Property"). The Tower 67 Loan has a cut-off date principal balance of $100,000,000 and represents approximately 4.7% of the initial mortgage pool balance. The Tower 67 Loan provides for interest-only payments for the entire 120 months of its term.

     The Tower 67 Loan has a remaining term of 116 months based on the anticipated repayment date and matures on July 11, 2036. The Tower 67 Loan has an anticipated repayment date of July 11, 2016, at which date the Tower
     67 Loan will hyperamortize at a rate at the greater of (i) 2% plus the initial interest rate or (ii) 3% plus the annualized yield. The Tower 67
     Loan may be prepaid on or after May 11, 2016, and permits defeasance with
     United States government obligations beginning 2 years after the issue date for the series CGCMT 2006-C5 certificates.

o    THE BORROWER. The borrower is Amsterco 67, LLC, a special purpose entity structured to be bankruptcy remote, which is 75% owned by the Manocherian
     Family and 25% owned by various Nevada LLCs. The sponsors are Greg
     Manocherian, Alan Manocherian, Jeffrey Manocherian, and Parviz Yari. Some
     or all of the sponsors are active in or associated with the Manocherian
     Organization, a private, family-owned firm comprised of second and third generation real estate investors with an extensive background in the acquisition, development, construction and management of a broad mix of property types. The Manocherian Organization is based in New York City with offices in Westchester and several other cities across the country. Its portfolio spans the United States with its primary holdings located in
     Manhattan. Some of their holdings include the Langham on Central Park West as well as The Caroline, a multifamily and retail property at 23rd Street and Sixth Avenue that was a ground-up development. Some other family holdings in Manhattan include One Astor Place, 818 Third Avenue, 151 East
     50th Street, 145 East 50th Street, 94 Thompson Street and 201 Riverside
     Drive. The Manocherians are also the owners of the New York Health and
     Racquet Club, among other ventures.

o    THE PROPERTY. The Tower 67 Property contains 449 units and 6,174 square feet of ground floor retail space. Constructed in 1986, the Tower 67
     Property is a 47-story building located in the Upper West Side of Manhattan on the eastern block front of Amsterdam Avenue between West 67th and 68th
     Streets. It consists of 30 studios, 150 one-bedroom units, 147 two-bedroom units and 122 three-bedroom units. Four of the three-bedroom units are penthouse units. The property includes 21 units that are rent-stabilized units and will roll to market upon vacancy by the existing tenants. The residential units are contained in floors 3 through 47 (no 13th floor), with a penthouse floor above. Each floor contains 10 apartment units except for floor 46 on which units C and D are combined. The apartments are finished with parquet hardwood flooring, ceramic tile in the kitchen and bath, formica kitchen cabinets, and three piece baths that include a sink with vanity and combination shower and tub. The Tower 67 Property has a laundry room on the third floor, with approximately 22 washers and dryers, and four high speed elevators that serve all floors except the basement.
     There is one freight elevator that services the basement and sub-basement.
     The building maintains a full-time superintendent and doorman. There are four ground floor service-oriented retail tenants at the subject that provide an additional convenience for tenants. The four retail tenants consist of a children's activity center, a beauty parlor, a mail services provider, and a dry cleaner. The Tower 67 Property also contains a parking garage with a legal capacity of 158 cars. As of July 12, 2006, the occupancy rate for the Tower 67 Property was approximately 97.1%.

o    LOCK BOX ACCOUNT. Following the occurrence and continuance of a "trigger event" with respect to the Tower 67 Loan, all rents and other receipts are required to be deposited into a lockbox and are to be swept daily into a lender-controlled cash management account. A "trigger event" means the earlier of (i) June 11, 2016 or (ii) the occurrence and continuance of an event of default under the Tower 67 Loan.

o    MANAGEMENT. Metro Real Estate Management Co. is the property manager for the Tower 67 Property. The property manager is affiliated with the borrower.

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                              ALA MOANA PORTFOLIO
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                               ALA MOANA PORTFOLIO
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                               ALA MOANA PORTFOLIO
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                              ALA MOANA PORTFOLIO
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                     LaSalle
CUT-OFF DATE PRINCIPAL BALANCE(1)                                    $96,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 4.5%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                  GGP Limited Partnership
OWNERSHIP INTEREST                                      Fee Simple and Leasehold
MORTGAGE RATE                                                           5.60275%
MATURITY DATE                                                  September 1, 2011
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                             60 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                          58 / Interest Only
LOCKBOX                                               In-Place Hard, Springing
                                                                 Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
ONGOING MONTHLY RESERVES
   TAX / INSURANCE / GROUND RENT(2)                                    Springing
   REPLACEMENT(2)                                                      Springing
   ROLLOVER RESERVE(2)                                                 Springing
ADDITIONAL FINANCING                                                         Yes

                                                   ALA MOANA        ALA MOANA
                                                 SENIOR NOTE     PORTFOLIO LOAN
                                                   LOANS(1)      COMBINATION(1)
                                                --------------   --------------
CUT-OFF DATE PRINCIPAL BALANCE                  $1,200,000,000   $1,500,000,000
CUT-OFF DATE PRINCIPAL BALANCE / SF             $          603   $          754
CUT-OFF DATE LTV RATIO                                   51.51%           64.39%
MATURITY DATE LTV RATIO                                  51.51%           64.39%
UW NCF DSCR(3)                                            1.81x            1.45x
LOAN SHADOW RATING
FITCH/MOODY'S                                            A-/A3
--------------------------------------------------------------------------------

(1)  The total loan amount of the Ala Moana Portfolio Properties was
     $1,500,000,000 (collectively, the "Ala Moana Portfolio Loan Combination")
     evidenced by multiple senior pari passu notes totaling $1,200,000,000 and multiple junior companion notes totaling $300,000,000. One $96,000,000 senior loan (the "Ala Moana Portfolio Pooled Mortgage Loan") is included in the trust fund and multiple junior loans totaling $115,000,000 (the "Ala
     Moana Portfolio Non-Pooled Subordinate Trust Loans") are included in the trust fund and will be sold through a private placement of the Class AMP certificates. The remaining senior loans totaling $1,104,000,000 (the "Ala
     Moana Portfolio Pari Passu Non-Trust Loans") and the remaining subordinate loans totaling $185,000,000 (the "Ala Moana Portfolio Subordinate Non-Trust
     Loans") are not included in the trust fund. One $300,000,000 Ala Moana
     Portfolio Pari Passu Non-Trust Loan was included in the securitization of the Deutsche Mortgage and Asset Receiving Corporation, CD 2006-CD3
     Commercial Mortgage Pass-Through Certificates (the "CD 2006-CD3
     Transaction").

(2)  Upon the occurrence and during the continuation of an Ala Moana Trigger
     Event, the Ala Moana Portfolio Borrower is required to escrow (a) 1/12 of estimated annual real estate taxes, insurance premiums, and ground rent monthly, (b) $41,664.67 monthly, subject to a cap of $499,976, into a
     Replacement Reserve, and (c) $110,987.08 monthly, subject to a cap of
     $1,331,845, into a Rollover Reserve. An "Ala Moana Portfolio Trigger Event"
     will be in effect upon (i) an event of default under the loan documents and until the cure of the event of default or (ii) the DSCR for a 12 consecutive month period falls below 1.25x and until the DSCR is equal to or greater than 1.25x for a 12 consecutive month period.

(3)  UW NCF DSCR and UW NCF does not include normalized leasing costs or capital expenditures. In addition, a $10,000,000 master lease provided by GGP
     Kapiolani Development L.L.C. was underwritten and included in the calculation of UW NCF DSCR.

(4)  See, "Ala Moana Portfolio Mortgage Loan Summary" below.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 4
LOCATION                                                        Honolulu, Hawaii
PROPERTY TYPE                                                  Retail and Office
SIZE (SF)                                                              1,989,759
OCCUPANCY % AS OF JUNE 27, 2006                                            95.8%
YEAR BUILT / YEAR RENOVATED (4)                                          Various
APPRAISED VALUE                                                   $2,329,500,000
PROPERTY MANAGEMENT                                                 Self Managed
UW ECONOMIC OCCUPANCY %                                                    98.2%
UW REVENUES                                                         $161,818,908
UW EXPENSES                                                         $38,279,942
UW NET OPERATING INCOME (NOI)                                       $123,538,966
UW NET CASH FLOW (NCF)(3)                                           $123,538,966
--------------------------------------------------------------------------------

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                               ALA MOANA PORTFOLIO
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                                 TENANT SUMMARY

                                                                        % OF NET                                           DATE OF
                                          RATINGS         NET RENTABLE  RENTABLE                             % OF ACTUAL    LEASE
            TENANT NAME            FITCH/MOODY'S/S&P(1)     AREA (SF)     AREA    RENT PSF   ACTUAL RENT         RENT     EXPIRATION
--------------------------------   --------------------  -------------  --------  --------   -----------     -----------  ----------

Anchor Owned
Neiman Marcus, Inc.                      NR/NR/NR                     SHADOW ANCHOR -- NOT PART OF COLLATERAL
Anchor Tenants
Sears, Roebuck & Co.                     BB/NR/BB+           341,199      17.1%   $ 0.00(2)  $      0.00(2)        0%(2)   08/31/09
Macy's Department Stores, Inc.         BBB+/Baa1/BBB         326,860      16.4%   $ 6.65     $ 2,173,380         2.4%      12/31/15
                                                           ---------      ----    ------     -----------        ----
Total Anchor Tenants                                         668,059      33.6%   $ 3.25     $ 2,173,380         2.4%
Shirokiya Incorporated                   NR/NR/NR             53,515       2.7%   $29.71     $ 1,589,748         1.8%      01/31/20
Old Navy, Inc.                        BBB-/Baa3/BBB-          33,221       1.7%   $25.16     $   835,908         0.9%      01/31/11
Longs Drugs                              NR/NR/NR             31,049       1.6%   $38.47     $ 1,194,456         1.3%      01/31/11
Barnes & Noble Booksellers, Inc.         NR/NR/NR             30,758       1.5%   $12.89     $   396,564         0.4%      01/31/16
Banana Republic, Inc.                  BBB-/Ba3/BBB-          22,639       1.1%   $80.22     $ 1,816,176         2.0%      01/31/09
                                                           ---------      ----    ------     -----------        ----
Top 5 In-Line Tenants                                        171,182       8.6%   $34.07     $ 5,832,852         6.5%
Non-major Tenants(3)                                       1,066,636      53.6%   $76.36     $81,452,741        91.1%
                                                           ---------      ----    ------     -----------
Occupied Total                                             1,905,877      95.8%   $46.94     $89,458,973
Vacant                                                        83,882       4.2%
                                                           ---------      ----
COLLATERAL TOTAL                                           1,989,759       100%
                                                           =========      ====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Sears, Roebuck & Co. ("Sears") does not pay base rent but is responsible for CAM reimbursements and percentage rent. Per the June 27, 2006 rent roll, Sears pays $4.48 psf for CAM reimbursements. Pursuant to the Sears lease, Sears currently pays 1.5% of net sales less real estate tax reimbursements.

(3)  "Non-major Tenants" refer to tenants not listed as "Anchor Owned", "Anchor
     Tenants", or "Top 5 In-Line Tenants."

                             LEASE ROLLOVER SCHEDULE

                       WTD. AVG. IN PLACE                                                            CUMULATIVE %
         # OF LEASES      BASE RENT PSF      TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   OF IN PLACE
 YEAR      ROLLING           ROLLING          ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   RENT ROLLING
------   -----------   ------------------   ---------   ----------   -------------   -------------   ------------

 2006         29             $34.69            32,770       1.6%          1.6%            1.3%           1.3%
 2007         42             $43.88            65,161       3.3%          4.9%            3.2%           4.5%
 2008         60             $54.99           112,171       5.6%         10.6%            6.9%          11.4%
 2009         60             $26.01           532,640      26.8%         37.3%           15.5%          26.8%
 2010         49             $89.74           130,917       6.6%         43.9%           13.1%          40.0%
 2011         38             $57.66           140,371       7.1%         51.0%            9.0%          49.0%
 2012         39             $83.71            70,319       3.5%         54.5%            6.6%          55.6%
 2013         33             $85.28            63,280       3.2%         57.7%            6.0%          61.6%
 2014         32             $98.63            72,901       3.7%         61.3%            8.0%          69.7%
 2015         42             $33.81           476,178      23.9%         85.3%           18.0%          87.7%
 2016         15             $82.20            74,027       3.7%         89.0%            6.8%          94.5%
             ---                            ---------      ----                          ----
TOTALS       439                            1,770,735      89.0%                         94.5%
             ===                            =========      ====                          ====

                           Ala Moana Portfolio Summary

                             CUT-OFF
                         ALLOCATED LOAN PROPERTY  YEAR BUILT /   PROPERTY      OCCUPANCY %         APPRAISED     UNDERWRITTEN
PROPERTY NAME              BALANCE(1)     TYPE   YEAR RENOVATED    SIZE   (AS OF JUNE 27, 2006)      VALUE     NET CASH FLOW(2)
------------------------ -------------- -------- -------------- --------- --------------------- -------------- ----------------

Ala Moana Center           $90,663,232   Retail    1959 / 2004  1,606,435          97.31%       $2,200,000,000   $116,671,271
Ala Moana Building           2,967,160   Office    1961 / 2004    199,362          89.15            72,000,000      3,818,332
Ala Moana Pacific Center     1,978,107   Office    1983 / NAP     169,918          88.82            48,000,000      2,545,555
Ala Moana Plaza                391,500   Retail    1989 / NAP      14,044         100.00             9,500,000        503,808
                           -----------                          ---------          -----        --------------   ------------
TOTAL / WTD. AVG.          $96,000,000                          1,989,759          95.78%       $2,329,500,000   $123,538,966
                           ===========                          =========                       ==============   ============

(1)  The Cut-Off Allocated Loan Balance does not include the Ala Moana Portfolio
     Pari Passu Non-Trust Loans, the Ala Moana Portfolio Non-Pooled Subordinate
     Trust Loans or the Ala Moana Portfolio Subordinate Non-Trust Loans. See,
     "Ala Moana Portfolio Mortgage Loan Summary" below.

(2)  UW NCF DSCR does not include normalized leasing costs or capital expenditures. In addition, a $10,000,000 master lease provided by GGP
     Kapiolani Development L.L.C was underwritten and included in the calculation of UW NCF DSCR.

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                               ALA MOANA PORTFOLIO
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o    THE LOAN. The subject mortgage loan (the "Ala Moana Portfolio Mortgage
     Loan") is secured by fee simple and leasehold interests on four (4)
     mortgaged properties totaling approximately 1,989,759 square feet of office and retail space located in Honolulu, Hawaii (collectively, "Ala Moana
     Portfolio Properties"). The Ala Moana Portfolio Mortgage Loan has a cut-off
     date principal balance of $211,000,000 of which $96,000,000 is pooled and represents approximately 4.5% of the initial mortgage pool balance and the remaining $115,000,000 is represented by the Class AMP certificates. The
     Ala Moana Portfolio Mortgage Loan was originated on August 14, 2006 and provides for interest-only payments for the entire 60 months of its term.

     The $96,000,000 Ala Moana Portfolio Mortgage Loan is part of a split loan structure (collectively, the "Ala Moana Portfolio Loan Combination")
     comprised of multiple senior pari passu notes totaling $1,200,000,000 and multiple junior companion notes totaling $300,000,000. The senior pooled portion of the Ala Moana Portfolio Mortgage Loan in the original principal amount of $96,000,000 is included in the trust fund and multiple non-pooled subordinate portions of the Ala Moana Portfolio Mortgage Loan totaling
     $115,000,000 are included in the trust fund and will be sold through a private placement as represented by the Class AMP Certificates. One of the pari passu notes in the original principal amount of $300,000,000 was included in the Deutsche Mortgage & Asset Receiving Corporation, CD
     2006-CD3 Commercial Mortgage Pass-Through Certificates (the "CD 2006-CD3
     Transaction"). The respective rights of the various holders of the Ala
     Moana Portfolio Loan Combination will be governed by a co-lender agreement described under "DESCRIPTION OF THE MORTGAGE POOL -- The Loan Combinations
     -- The Ala Moana Portfolio Loan Combination" in this free writing prospectus relating to the offered certificates. The Ala Moana Portfolio
     Loan Combination will be serviced under the CD 2006-CD3 Transaction pooling and servicing agreement by Wachovia Bank, National Association, as a master servicer, and J.E. Robert Company, Inc., as a special servicer.

     The Ala Moana Portfolio Mortgage Loan has a remaining term of 58 months and matures on September 1, 2011. The Ala Moana Portfolio Mortgage Loan may be
     freely prepaid in whole on or after January 1, 2011, and permits defeasance with United States government obligations beginning two (2) years after the issue date for the CGCMT 2006-C5 certificates.

o    THE BORROWERS. The borrowers are GGP Ala Moana, L.L.C. and GGP Kapiolani
     Development, L.L.C., both bankruptcy remote special purpose entities
     (collectively, the "Ala Moana Portfolio Borrower"). Legal counsel to the
     Ala Moana Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Ala Moana Portfolio Loan
     Combination. The sponsor of the Ala Moana Portfolio Loan Combination is GGP
     Limited Partnership ("GGPLP"), a subsidiary of General Growth Properties,
     Inc. ("GGP"), a publicly traded real estate investment trust (NYSE: GGP).
     GGP owns, develops, operates, and/or manages shopping malls in over 40 states, as well as master planned communities in three states. GGP is headquartered in Chicago, Illinois. As of October 6, 2006, GGP was rated
     "BBB-" by S&P, "Ba2" by Moody's, and "BB" by Fitch, and had a market capitalization of approximately $11.87 billion.

o    THE PROPERTIES. The Ala Moana Portfolio Properties consist of four (4)
     mortgaged properties including an approximately 1,606,435 square foot three and four story open-air regional mall (the "Ala Moana Center"), an approximately 199,362 square foot 22-story office building (the "Ala Moana
     Building"), an approximately 169,918 square foot 18-story office building
     (the "Ala Moana Pacific Center"), and an approximately 14,044 square foot single-story retail property (the "Ala Moana Plaza") all located in
     Honolulu, Hawaii. As of June 27, 2006, the weighted average occupancy rate for the Ala Moana Portfolio Properties was approximately 95.8%.

     The largest tenant is Sears, Roebuck & Co occupying approximately 341,199 square feet, or approximately 17.1% of the net rentable area. Sears,
     Roebuck & Co. is a subsidiary of Sears Holdings Corporation ("Sears")
     (NYSE: SHLD), a retailer in the United States and Canada. Sears operates full-line stores that offer an array of products, including home appliances, consumer electronics, tools, garden equipment, automotive services and products, apparel, footwear, health, beauty, pantry, household products, and toys. As of May 18, 2006, Sears operated approximately 3,800 full-line and specialty retail stores in the United States and Canada.
     Sears was founded in 1899 is headquartered in Hoffman Estates, Illinois. As of September 21, 2006, Sears had a market capitalization of approximately
     $24.8 billion. As of October 6, 2006 Sears was rated "NR" by Moody's and
     "BB" by Fitch. The Sears, Roebuck & Co. lease expires in August 2009.

     The second largest tenant is Macy's Department Stores, Inc., occupying approximately 326,860 square feet, or approximately 16.4% of the net rentable area. Macy's Department Stores, Inc. is a subsidiary of Federated
     Department Stores, Inc.

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     ("Federated") (NYSE: FD), a retail organization that operates department and retail stores. Federated offers various merchandise, including men's, women's, and children's apparel and accessories; cosmetics; home furnishings; and other consumer goods. As of June 6, 2006, Federated operated approximately 850 retail stores in 45 states, the District of
     Columbia, Guam, and Puerto Rico under the names of Macy's, Bloomingdale's,
     Famous-Barr, Filene's, Foley's, Hecht's, Kaufmann's, L.S. Ayres, Marshall
     Field's, Meier & Frank, Robinsons-May, Strawbridge's, and The Jones Store.
     Federated was founded in 1820 and is based in Cincinnati, Ohio. As of
     September 21, 2006, Federated had a market capitalization of approximately
     $22.3 billion. As of October 6, 2006, Federated was rated "Baa1" by Moody's and "BBB+" by Fitch. The Macy's Department Stores, Inc. lease expires in
     December 2015.

     The third largest tenant is Shirokiya Incorporated ("Shirokiya"), occupying approximately 53,515 square feet, or approximately 2.7% of the net rentable area. Shirokiya is a locally owned department store. Its products include electronic home entertainment, digital cameras, home furnishings and decor, jewelry, fashion accessories, appliances, kitchenware, cooking ingredients and foods from Japan, bento lunches and cultural demonstrations. The
     Shirokiya lease expires in January 2020.

     The Ala Moana Center is currently undergoing an expansion that will add approximately 202,000 square feet with Nordstrom department store, as tenant, and over 100,000 square feet of additional retail in-line mall space.(the "Expansion Space"). The Expansion Space will be connected to the current improvements and upon completion will be collateral for the Ala
     Moana Portfolio Loan.

o    LOCK BOX ACCOUNT. The Ala Moana Portfolio Borrower or the property manager is required to cause all rents and other revenue from the Ala Moana
     Portfolio Properties to be deposited into a lockbox account under the control of lender within two (2) business days of receipt. The rents and other revenue will then be transferred daily into the Ala Moana Portfolio
     Borrower's account provided no trigger event exists. In the event of a
     "trigger event," funds in the lockbox account will be transferred daily to the cash collateral account under the control of lender and applied pursuant to the cash management agreement. Upon the cure of the trigger event, funds will again be transferred daily from the lockbox to the Ala
     Moana Portfolio Borrower's account. A "trigger event" means the occurrence of (i) an event of default under the Ala Moana Portfolio Mortgage Loan or
     (ii) the date on which the debt service coverage ratio (based on the Ala
     Moana Portfolio Combination Loan and any permitted mezzanine debt) for the preceding twelve (12) consecutive months is less than 1.25x. A trigger event will continue until the applicable event of default is cured or waived or until the date on which the debt service coverage ratio equals or exceeds 1.25x for the twelve (12) consecutive months period then ending.

o    CURRENT SUBORDINATE INDEBTEDNESS. The Ala Moana Portfolio Subordinate
     Non-Trust Loans and the Ala Moana Portfolio Non-Pooled Subordinate Trust
     Loans, which are subordinate to the Ala Moana Portfolio Pari Passu
     Non-Trust Loans, and the pooled portion of the Ala Moana Portfolio Mortgage
     Loan, are also secured by the first mortgage encumbering the Ala Moana
     Portfolio Properties. The maturity date for all loans in the Ala Moana
     Portfolio Loan Combination are the same. Currently, there is no mezzanine indebtedness.

     In addition, the Ala Moana Portfolio Borrower is permitted to incur trade and operational debt which is unsecured in an aggregate amount not to exceed $112,500,000.

o    FUTURE MEZZANINE. The Ala Moana Portfolio Borrower is permitted to pledge their direct or indirect ownership interests to secure mezzanine financing provided that, among other things, the following conditions are satisfied:
     (i) a maximum loan-to-value ratio (based on the aggregate balances of the
     Ala Moana Portfolio Loan Combination and the mezzanine debt) of 64.5%; (ii)
     if the mezzanine debt bears interest at a floating rate, the maintenance of an interest rate cap agreement during the term of the mezzanine loan with a fixed strike price that results in a debt service coverage ratio (based on the aggregate debt service payments on a 30-year amortization schedule under the Ala Moana Portfolio Loan Combination and the mezzanine debt) of no less than 1.45x; (iii) if the mezzanine debt bears interest at a fixed rate, evidence that the anticipated debt service coverage ratio (calculated on the aggregate balances of the Ala Moana Portfolio Loan Combination and the permitted mezzanine debt) will be no less than 1.45x (assuming for such calculation the debt service coverage ratio will include an assumed amortization payment by borrower based on a 30-year amortization schedule);
     (iv) the debt service coverage ratio (based on the aggregate debt service

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     payments under the Ala Moana Portfolio Loan Combination and the mezzanine debt) immediately following the closing of the mezzanine debt will not be less than 1.45x (with the interest rate for any portion of the mezzanine debt that bears interest at a floating rate calculated using the strike price referred to in clause (ii) above); (v) rating agency confirmation;
     and (vi) an intercreditor agreement in form and substance acceptable to the rating agencies and reasonably acceptable to the mortgage lender.

o    FUTURE SUBORDINATE INDEBTEDNESS. The holders of indirect ownership interests in the Ala Moana Portfolio Borrower are permitted to pledge their ownership interests to secure additional indebtedness, provided that, among other things, the following conditions are satisfied: (i) no event of default under the Ala Moana Portfolio Loan Combination has occurred and is continuing, (ii) the pledge is made to a "qualified pledgee", (iii) the Ala
     Moana Portfolio Borrower delivers a substantive non-consolidation opinion reasonably acceptable to the lender and the rating agencies, and (iv) in the event the property manager of the Ala Moana Portfolio Properties will change in connection with the pledge, the replacement property manager must meet the conditions of a qualifying manager set forth in the related loan documents. Pledges of equity to or from affiliates of the Ala Moana
     Portfolio Borrower are also permitted.

     A "qualified pledgee" generally means one or more institutional entities that (A) has total assets (in name or under management) in excess of
     $650,000,000, and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of
     $250,000,000; and (B) is regularly engaged in the business of making or owning commercial real estate loans or commercial loans secured by a pledge of interests in a mortgage borrower or owning and operating commercial mortgage properties; or (ii) an entity for which the Ala Moana Portfolio
     Borrower have obtained lender approval or after a securitization, rating agency confirmation.

o    GUARANTY/INDEMNITY. GGPLP executed a guaranty of payment as additional security for the Ala Moana Portfolio Loan in the amount of $400,000,000.
     Also, GGPLP entered into an indemnity agreement whereby GGPLP agreed to indemnify the lender against the failure by the Ala Moana Portfolio
     Borrower to pay for unfunded tenant allowances, which equaled $2,803,215.45 as of loan origination. Lastly, GGPLP executed a $140,000,000 guaranty of payment with regard to the Expansion Space improvements (collectively, the
     "Guaranteed Obligations"). GGPLP's obligations under the $400,000,000 guaranty of payment will terminate upon the earlier of (i) repayment of the
     Ala Moana Portfolio Loan Combination in full or (ii) defeasance of the Ala
     Moana Portfolio Loan Combination. GGPLP's obligations under the indemnity will terminate upon the earlier of (i) payment in full of the Ala Moana
     Portfolio Loan Combination, (ii) defeasance of the Ala Moana Portfolio Loan
     Combination, or (iii) the unfunded tenant allowances are equal to or less than $1,000,000. GGPLP's obligations under the guaranty with regard to the
     Expansion Space will terminate upon the earlier of (i) payment in full of the Ala Moana Portfolio Loan Combination, (ii) defeasance of the Ala Moana
     Portfolio Loan Combination, or (iii) upon the date the Qualifying Base Rent
     (as defined herein) from tenants equals or exceeds $10,000,000. GGPLP's obligations under the guaranty with respect to the Expansion Space will be reduced by an amount equal to $14.00 for each $1 of Qualifying Base Rent from tenants. An event of default under the $400,000,000 guaranty of payment and the guaranty regarding the Expansion Space will occur if at any time, the net worth of GGPLP falls below $5,000,000,000 and GGPLP does not post a letter of credit in an amount equal to the then outstanding
     Guaranteed Obligations.

o    MASTER LEASE. GGP Kapiolani Development L.L.C., as landlord, and GGPLP, as tenant, executed a master lease with regard to the Expansion Space. The master lease will continue until the earlier of (i) the date on which the entire Expansion Space has been relet, (ii) the date that the Ala Moana
     Portfolio Loan Combination has been paid in full, (iii) August 1, 2011 or
     (iv) the date on which annual percentage rent paid pursuant to the
     Nordstrom lease and annual rent paid pursuant to the in-line retail leases applicable to the Expansion Space (the "Qualifying Base Rent") equals or exceeds $10,000,000 per annum. If the master lease is terminated by reference to the above clause (iii), the parties will agree to extend the term of the master lease for a period of at least 60 days commencing August
     1, 2011. GGP Kapiolani Development L.L.C. will be required to pay a base rent of $10,000,000 per annum upon the occurrence of a trigger event. If the master lease is terminated by reference to the above clause (iv), base rent of $10,000,000 will not be required. The base rent payable by GGP
     Kapiolani Development L.L.C. will be reduced by $1 for each $1 of
     Qualifying Base Rent.

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o    RELEASE PROVISIONS. The Ala Moana Portfolio Borrower has the right to release one or more parcels or outlots and a multi-level parking garage
     (the "Parking Garage") which may be constructed in the future by the Ala
     Moana Portfolio Borrower, (each, a "Release Parcel") from the lien of the mortgage subject to the satisfaction of certain conditions, which include:
     (i) no event of default has occurred and is continuing (ii) in the event of securitization, the rating agencies shall have confirmed that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to any class of securities by the rating agencies;
     (iii) the release parcel shall be vacant, non-income producing and unimproved (unless this requirement is waived by the rating agencies) (or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas provided that this condition shall not apply to the Parking Garage); (iv) Ala Moana Portfolio Borrower delivers to lender evidence which would be satisfactory to a prudent lender acting reasonably that the release parcel(s) is not necessary for Ala Moana
     Portfolio Borrower's operation or use of the Ala Moana Portfolio Properties for its then current use and may be readily separated from the Ala Moana
     Portfolio Properties without a material diminution in the value of the Ala
     Moana Portfolio Properties provided that this condition will not apply to the Parking Garage if the Ala Moana Portfolio Borrower retains an easement for parking in the Parking Garage sufficient to comply with the terms of the loan agreement.

     The Ala Moana Portfolio Borrower also has the right to obtain a release of one or more anchor parcels that the Ala Moana Portfolio Borrower acquires after the origination of the Ala Moana Portfolio Loan Combination (each, an
     "Acquired Anchor Parcel") from the lien of the mortgage subject to the satisfaction of certain conditions, which include: (i) no event of default has occurred and is continuing and (ii) the Ala Moana Portfolio Borrower deliver to the lender any other information, approvals and documents that would be required by a prudent lender acting reasonably related to the release of such Acquired Anchor Parcel.

o    SUBSTITUTION PROVISIONS. The Ala Moana Portfolio Borrower, at its option, sole cost and expense, may obtain a release of one or more portions of the
     Ala Moana Portfolio Properties (each, an "Exchange Parcel") on one or more occasions provided that certain conditions are satisfied, which include but are not limited to: (i) no event of default has occurred and is continuing;
     (ii) the Exchange Parcel shall either be vacant, non-income producing and unimproved land or improved only by surface parking areas, landscaping or utility facilities that are readily relocatable; (iii) the Ala Moana
     Portfolio Borrower shall substitute the Exchange Parcel with a parcel reasonably equivalent in use, value and condition ("Acquired Parcel"); (iv)
     the Ala Moana Portfolio Borrower provides an environmental report and an engineering report (if applicable) with respect to the Acquired Parcel; and
     (v) the Ala Moana Portfolio Borrower shall properly release the Exchange
     Parcel and shall obtain title insurance or a title endorsement for the
     Acquired Parcel.

o    GROUND LEASE. A portion of the Ala Moana Pacific Center is on a ground lease. The ground lease expires in 2046 and there are no rights of renewal.
     The lender has certain rights to cure any default of the Ala Moana
     Portfolio Borrower under the ground lease and is entitled to a new lease upon the termination of the ground lease for any reason.

o    MANAGEMENT. The Ala Moana Portfolio Borrower is the property manager for the Ala Moana Portfolio Loan Combination.

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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                     LaSalle
CUT-OFF DATE PRINCIPAL BALANCE                                       $70,000,000
PERCENTAGE OF INITIAL MORTGAGE
POOL BALANCE                                                                3.3%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                               Triple Net Properties, LLC
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            6.1277%
MATURITY DATE                                                       July 1, 2011
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                             60 / Interest Only
REMAINING TERM / REMAINING                                    56 / Interest Only
AMORTIZATION TERM
LOCKBOX                                 In-Place Hard, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
ONGOING MONTHLY RESERVES
   TAX / INSURANCE(1)                                      Springing / Springing
   REPLACEMENT(2)                                                      Springing
   TI/LC(3)                                                            Springing
ADDITIONAL FINANCING(4)                                                      Yes
                                                MORTGAGE LOAN   LOAN COMBINATION
                                                -------------   ----------------
CUT-OFF DATE PRINCIPAL BALANCE                    $70,000,000        $84,405,000
CUT-OFF DATE PRINCIPAL BALANCE / SF                      $125               $150
CUT-OFF DATE LTV RATIO                                 69.03%             83.24%
MATURITY DATE LTV RATIO                                69.03%             83.24%
UW NCF DSCR                                             1.60x              1.29x
--------------------------------------------------------------------------------

(1)  1/12 of estimated annual real estate taxes monthly and 1/12 of estimated annual insurance premiums monthly; provided that the NNN WellPoint
     Operations Center Borrower (as defined below) will not be required to escrow such amounts if: (a) the NNN WellPoint Operations Center Borrower is
     not in default under the applicable loan documents, (b) in the case of the required real estate tax escrow, (i) WellPoint, Inc. pays its taxes within
     30 days of the date the taxes are due and payable and (ii) the NNN
     WellPoint Operations Center Borrower furnishes to the lender evidence satisfactory to the lender in the lender's sole discretion of the payment of taxes as provided in clause (i), (c) in the case of the required insurance escrow, (i) WellPoint, Inc. maintains a policy or policies of insurance in form, substance and amount required by its lease, (ii) the policies will not be altered or canceled without at least 30 days' prior written notice to the lender and (iii) the NNN WellPoint Operations Center
     Borrower provides the lender with current insurance certificates, (d)
     WellPoint, Inc. is not in default under its lease, (e) WellPoint, Inc. is the sole tenant on and then currently occupies the NNN WellPoint Operations
     Center Property (as defined below) under its lease (or if WellPoint, Inc.
     is not the sole tenant on, or does not occupy, the NNN WellPoint Operations
     Center Property, WellPoint, Inc. remains solely liable for the payment of taxes under its lease), and (f) the debt-service-coverage ratio does not fall below 1.05x.

(2)  $9,015.42 monthly, provided that the NNN WellPoint Operations Center
     Borrower will not be required to escrow replacement reserves if: (i) there exists no event of default, (ii) the NNN WellPoint Operations Center
     Borrower or a successor entity which the lender has approved in writing is the sole fee simple owner of the NNN WellPoint Operations Center Property and the entire NNN WellPoint Operations Center Property is covered by
     WellPoint, Inc.'s lease and WellPoint, Inc. is in occupancy, paying rent and is otherwise acceptable to the lender, and pursuant to its lease,
     WellPoint, Inc. is directly responsible for all repairs and maintenance,
     (iii) the NNN WellPoint Operations Center Borrower furnishes evidence demonstrating to the reasonable satisfaction of the lender and its servicer that the NNN WellPoint Operations Center Borrower is expending the amounts set forth in the approved annual capital budget, (iv) the NNN WellPoint
     Operations Center Property is being properly maintained by the NNN
     WellPoint Operations Center Borrower, (v) the debt-service-coverage ratio does not fall below 1.05x, and (vi) WellPoint, Inc.'s credit, as rated by
     S&P, does not fall below BBB.

(3)  $46,833.33 monthly, provided that the NNN WellPoint Operations Center
     Borrower will not be required to escrow TI/LC reserves if: (i) there exists no event of default, (ii) the NNN WellPoint Operations Center Borrower or a
     successor entity which the lender has approved in writing is the sole fee simple owner of the NNN WellPoint Operations Center Property, and (iii) the
     debt-service-coverage ratio does not fall below 1.05x.

(4)  See, "The Loan" below for further discussion.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                        Indianapolis, IN
PROPERTY TYPE                                                        Office, CBD
SIZE (SF)                                                                562,000
OCCUPANCY % AS OF JUNE 12, 2006                                           100.0%
YEAR BUILT / YEAR RENOVATED                                           2000 / NAP
APPRAISED VALUE                                                     $101,400,000
PROPERTY MANAGEMENT                           Triple Net Properties Realty, Inc.
UW ECONOMIC OCCUPANCY %                                                   100.0%
UW REVENUES                                                           $7,271,855
UW EXPENSES                                                             $218,156
UW NET OPERATING INCOME (NOI)                                         $7,053,699
UW NET CASH FLOW (NCF)                                                $6,945,514
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                                 TENANT SUMMARY

                                                           % OF NET                            % OF     DATE OF
                          RATINGS           NET RENTABLE   RENTABLE                ACTUAL     ACTUAL     LEASE
TENANT NAME(1)    (FITCH/ MOODY'S/S&P)(2)     AREA (SF)      AREA     RENT PSF     RENT(3)     RENT    EXPIRATION
---------------   -----------------------   ------------   --------   --------   ----------   ------   ----------

WellPoint, Inc.         A-- / A1 /A+           562,000      100.0%     $12.26    $6,892,368   100.0%    07/20/15

(1)  As a result of a series of legal transactions and a name change, the sole tenant, originally Anthem Insurance Companies, Inc., became WellPoint, Inc.

(2)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(3)  Actual rent increases to $7,431,888 on July 21, 2010.

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o    THE LOAN. The subject mortgage loan (the "NNN WellPoint Operations Center
     Loan") is secured by a first mortgage encumbering an office building located in Indianapolis, Indiana (the "NNN WellPoint Operations Center
     Property"). The NNN WellPoint Operations Center Loan has a cut-off date principal balance of $70,000,000, which represents approximately 3.3% of the initial mortgage pool balance. The NNN WellPoint Operations Center Loan was originated on June 29, 2006 and is part of a loan pair consisting of two (2) mortgage loans in the aggregate principal amount of $84,405,000, one of which, in the principal amount of $14,405,000, is subordinate and will not be included in the trust (the "NNN WellPoint Operations Center
     Non-Trust Loan"). The NNN WellPoint Operations Center Non-Trust Loan is
     generally subordinate in right of payment to the NNN WellPoint Operations
     Center Loan. The NNN WellPoint Operations Center Loan provides for interest-only payments for the entire 60 months of its term.

     The NNN WellPoint Operations Center Loan has a remaining term of 56 months and matures on July 1, 2011. The NNN WellPoint Operations Center Loan may
     be freely prepaid in whole on or after May 1, 2011, and permits defeasance with United States government obligations beginning two (2) years after the issue date for the CGCMT 2006-C5 certificates.

o    THE BORROWER. The borrower is NNN 220 Virginia Avenue, LLC, a special purpose entity and 29 (subject to a maximum of 35) special purpose entities
     (collectively, the "NNN WellPoint Operations Center Borrower"), each structured to be bankruptcy remote and all jointly and severally liable for the repayment of the NNN WellPoint Operations Center Loan. The NNN
     WellPoint Operations Center Borrower holds title to the NNN WellPoint
     Operations Center Property in fee as tenants-in-common. Legal counsel to the NNN WellPoint Operations Center Borrower delivered a non-consolidation opinion in connection with the origination of the NNN WellPoint Operations
     Center Loan. The sponsor of the borrower is Triple Net Properties, LLC
     ("Triple Net"). Since 1998, Triple Net has specialized in providing 1031 replacement property solutions. Triple Net manages a portfolio of over 30.9 million square feet of office, industrial, multi-family and retail properties with a market value of more than $4.2 billion. An affiliate of
     Triple Net, GREIT, Inc. is currently the subject of an SEC investigation and has reported that numerical and other information in its disclosure documents were incorrect as further described under "Risk
     Factors--Litigation May Adversely Affect Property Performance" in the free writing prospectus. Triple Net provided a special guaranty for any loss or liability arising from the SEC investigation of its affiliate.

o    THE PROPERTY. The NNN WellPoint Operations Center Property is an
     approximately 562,000 square foot office building situated on approximately
     10.38 acres. The NNN WellPoint Operations Center Property was constructed in 2000. The NNN WellPoint Operations Center Property is located in
     Indianapolis, Indiana, within the Indianapolis, Indiana metropolitan statistical area. As of June 12, 2006, the occupancy rate for the NNN
     WellPoint Operations Center Property was 100.0%.

     As a result of a series of legal transactions and a name change, the sole tenant, originally Anthem Insurance Companies, Inc., became WellPoint, Inc.
     ("WellPoint"). WellPoint leases approximately 562,000 square feet, or
     100.0% of the net rentable area. WellPoint is a health benefits company that served over 34 million members as of June 30, 2006. WellPoint and its consolidated subsidiaries offer network-based managed care plans to large and small employers, individuals, Medicaid and senior markets. WellPoint's managed care plans include preferred provider organizations, health maintenance organizations, point-of-service plans, other hybrid plans, including consumer-driven health plans and traditional indemnity plans. As of September 2006, WellPoint was rated "A-" by Fitch, "A1" by Moody's, and
     "A+" by S&P. WellPoint's lease expires in July 2015.

o    LOCK BOX ACCOUNT. The NNN WellPoint Operations Center Borrower or the
     property manager is required to cause all rent and other revenue from NNN
     WellPoint Operations Center Property to be deposited directly into a clearing account under the control of the lender. The rents and other revenue will then be transferred to a lockbox account maintained by the lender from which all required payments and deposits to reserves under the
     NNN WellPoint Operations Center Loan will be made. The NNN WellPoint
     Operations Center Borrower will have access to the remaining funds after all such required payments are made provided no NNN WellPoint Operations
     Center Cash Management Period exists. A "NNN WellPoint Operations Center
     Cash Management Period" will be in effect upon the occurrence of (i) an event of default under the NNN WellPoint Operations Center Loan until the cure of the event of default, (ii) the bankruptcy or insolvency of the NNN
     WellPoint Operations Center Borrower or the property manager until the emergence of the NNN WellPoint Operations Center Borrower or the property manager, as applicable, from bankruptcy with no adverse consequences to the
     NNN WellPoint Operations Center Property or the NNN WellPoint Operations
     Center Loan or with respect to the bankruptcy of the property manager, a replacement property manager acceptable to the lender is appointed,

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     or (iii) the debt-service-coverage ratio for the preceding 12 calendar months falls below 1.05x until the debt-service-coverage ratio is equal to or greater than 1.05x for one quarter.

o    ADDITIONAL FINANCING. See, "The Loan" above for further discussion. No other additional financing is permitted.

o    MANAGEMENT. Triple Net Properties Realty, Inc. is the property manager for the NNN WellPoint Operations Center Property. The property manager is affiliated with the sponsor.

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                     LaSalle
CUT-OFF DATE PRINCIPAL BALANCE                                       $70,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL
   BALANCE                                                                  3.3%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                       Richard D. Gee & Maxwell B. Drever
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.7900%
MATURITY DATE                                                      April 1, 2014
AMORTIZATION TYPE                                           Partial IO / Balloon
ORIGINAL TERM / AMORTIZATION TERM                                       96 / 360
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                                    89 / 360
LOCKBOX                                                            In-Place Hard
UP-FRONT RESERVES TAX / INSURANCE                                      Yes / Yes
ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   REPLACEMENT(1)                                                         $6,445
   TI/LC(2)                                                              $42,868
ADDITIONAL FINANCING(3)                                                      Yes
CUT-OFF DATE PRINCIPAL BALANCE                                       $70,000,000
CUT-OFF DATE PRINCIPAL BALANCE / SF                                         $134
CUT-OFF DATE LTV RATIO                                                    67.70%
MATURITY DATE LTV RATIO                                                   64.17%
UW NCF DSCR                                                                1.20x
--------------------------------------------------------------------------------

(1)  Replacement reserve escrow will be capped at $389,340, so as long as no event of default has occurred and is continuing. Lender may reassess its estimate of the amount necessary for the replacement reserve escrow from time to time, and may increase the monthly amount required to be deposited into the replacement reserve escrow if lender determines in its reasonable discretion that an increase is necessary to maintain the proper maintenance and operation of the mortgaged property.

(2)  TI/LC reserve escrow will be capped at $1,000,000 so as long as no event of default has occurred and is continuing.

(3)  See, "Additional Financing" below for further discussion.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Atlanta, GA
PROPERTY TYPE                                                        Office, CBD
SIZE (SF)                                                                521,957
OCCUPANCY % AS OF SEPTEMBER 1, 2006                                        95.5%
YEAR BUILT / YEAR RENOVATED                                    1982 & 1986 / NAP
APPRAISED VALUE                                                     $103,400,000
PROPERTY MANAGEMENT                            Jones Lang LaSalle Americas, Inc.
UW ECONOMIC OCCUPANCY %                                                    91.0%
UW REVENUES                                                          $10,484,108
UW EXPENSES                                                           $3,966,734
UW NET OPERATING INCOME (NOI)                                         $6,517,374
UW NET CASH FLOW (NCF)                                                $5,924,786
--------------------------------------------------------------------------------

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                                 TENANT SUMMARY

                                                                               % OF NET                          % OF     DATE OF
                                                RATINGS          NET RENTABLE  RENTABLE                         ACTUAL     LEASE
               TENANT NAME              (FITCH/ MOODY'S/S&P)(1)    AREA (SF)     AREA    RENT PSF  ACTUAL RENT   RENT   EXPIRATION
--------------------------------------  -----------------------  ------------  --------  --------  -----------  ------  ----------

Inficorp Holdings, Inc.                        NR/NR/NR              33,342       6.4%    $23.46   $   782,073    7.4%   05/31/10
Connecticut General Life Insurance
   Company                                   BBB/Baa3/BBB            30,031       5.8%    $19.00   $   570,589    5.4%   02/28/11
Katz Media Corporation                         NR/NR/NR              28,684       5.5%    $27.73   $   795,506    7.5%   04/30/11
Safe-Guard Products International Inc.         NR/NR/NR              23,696       4.5%    $17.74   $   420,372    4.0%   11/30/12
Fidelity National Corporation                  NR/NR/NR              22,531       4.3%    $23.41   $   527,451    5.0%   12/31/13
Top 5 Tenants                                                       138,284      26.5%    $22.39   $ 3,095,991   29.1%
Non-major Tenants                                                   360,022      69.0%    $20.90   $ 7,526,083   70.9%   Various
Occupied Total                                                      498,306      95.5%    $21.32   $10,622,074
Vacant Space                                                         23,651       4.5%
                                                                    -------      ----
COLLATERAL TOTAL                                                    521,957       100%
                                                                    =======      ====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

                             LEASE ROLLOVER SCHEDULE

                       WTD. AVG. IN
                        PLACE BASE                                                               CUMULATIVE %
          # OF LEASES    RENT PSF    TOTAL SF  % OF TOTAL SF  CUMULATIVE % OF SF  % OF IN PLACE  OF IN PLACE
  YEAR      ROLLING      ROLLING      ROLLING     ROLLING          ROLLING         RENT ROLLING  RENT ROLLING
--------  -----------  ------------  --------  -------------  ------------------  -------------  ------------

2006            7         $ 3.92       17,744        3.4%             7.9%              0.7%          0.7%
2007           16         $24.06       29,596        5.7%            13.6%              6.7%          7.4%
2008           10         $22.10       56,686       10.9%            24.5%             11.8%         19.2%
2009           11         $21.31       40,346        7.7%            32.2%              8.1%         27.2%
2010           20         $22.02      111,075       21.3%            53.5%             23.0%         50.3%
2011            9         $22.01      121,813       23.3%            76.8%             25.2%         75.5%
2012            4         $19.46       59,794       11.5%            88.3%             11.0%         86.5%
2013            3         $23.26       33,671        6.5%            94.7%              7.4%         93.8%
2014            2         $23.72       27,581        5.3%           100.0%              6.2%        100.0%
2015            0         $ 0.00            0        0.0%           100.0%              0.0%        100.0%
              ---                     -------      -----                              -----
TOTALS         82                     521,957      100.0%                             100.0%
              ===                     =======      =====                              =====

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o    THE LOAN. The subject mortgage loan (the "One & Two Securities Centre
     Loan") is secured by a first priority deed encumbering two adjacent office buildings located in Atlanta, Georgia (the "One & Two Securities Centre
     Properties"). The One & Two Securities Centre Loan has a cut-off date principal balance of $70,000,000 and represents approximately 3.3% of the initial mortgage pool balance. The One & Two Securities Centre Loan was originated on March 28, 2006. The One & Two Securities Centre Loan provides for interest-only payments for the first 48 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The One & Two Securities Centre Loan has a remaining term of 89 months and matures on April 1, 2014. The One & Two Securities Centre Loan may be
     prepaid in whole on or after January 1, 2014 and permits defeasance with
     United States government obligations beginning 2 years after the issue date for the series CGCMT 2006-C5 certificates.

o    THE BORROWER. The Borrower is collectively ARI-Securities Centre One & Two,
     LLC and thirty-five special purpose entities (collectively, "One & Two
     Securities Centre Borrower") each structured to be bankruptcy remote and all jointly and severally liable for the repayment of the One & Two
     Securities Centre Loan. The One & Two Securities Centre Borrower holds title to the One & Two Securities Centre Properties in fee as
     tenants-in-common. Legal counsel to the One & Two Securities Centre
     Borrower delivered a non-consolidation opinion in connection with the origination of the One & Two Securities Centre Loan. The sponsors for the
     One & Two Securities Centre Loan are Richard D. Gee and Maxwell B. Drever.
     Both Richard D. Gee and Maxwell B. Drever are principals of Argus Realty
     Investors, L.P. Richard D. Gee is the Chairman and CEO and has more than 35 years of commercial real estate experience in brokerage, syndications and acquisitions, while Maxwell B. Drever has more than 30 years in commercial real estate. Argus Realty Investors, L.P. is involved in tax-deferred property exchanges and has more than $900 million invested and approximately nine million square feet under management. The sponsors have no liability for the non-recourse carve-outs.

o    THE PROPERTY. The One & Two Securities Centre Properties are two adjacent office buildings totaling approximately 521,957 square feet. One parcel, known as the "One Securities Centre Property," is a 15-story, approximately
     274,634 square feet building, situated on approximately 4.5 acres, constructed in 1986 and 97.2% occupied as of September 1, 2006. The other parcel, know as the "Two Securities Centre Property," is a seven-story, approximately 247,323 square foot building, situated on approximately 9.76 acres, constructed in 1982 and 93.5% occupied as of September 1, 2006. The
     One & Two Securities Centre Properties are located within the Buckhead submarket in Atlanta, Georgia, within the Atlanta, Georgia metropolitan statistical area.

     The largest tenant is Inficorp Holdings, Inc. ("Inficorp") occupying approximately 33,342 square feet, or approximately 6.4% of the net rentable area. Inficorp is a subsidiary of First National Bank of Nebraska. Inficorp provides management services for credit card portfolios for banks and credit unions. First National Bank of Nebraska is a multi-state, multi-bank holding company headquartered in Omaha, Nebraska. The Inficorp lease expires in May 2010. The second largest tenant is Connecticut General Life
     Insurance Company, one of the operating entities of Cigna Corporation
     ("Cigna", NYSE: CI), occupying approximately 30,031 square feet, or approximately 5.8% of the net rentable area. Cigna is an employee benefits manager in the United States, Europe and Asia. Cigna provides services for managed healthcare plans, short and long term disabilities and life insurance. As of October 2006, Cigna was rated "BBB" by S&P and "Baa3" by
     Moody's. The Cigna lease expires in February 2011. The third largest tenant is Katz Media Corporation ("Katz"), occupying approximately 28,684 square feet, or approximately 5.5% of the net rentable area. Katz, a subsidiary of
     Clear Channel Communications, is a media representation firm that represents more than 2,600 radio stations and approximately 400 television stations. The Katz lease expires in April 2011.

o    LOCK BOX ACCOUNT. The One & Two Securities Centre Borrower or the property manager is required to cause all rent and other revenue from the One & Two
     Securities Centre Properties to be deposited directly into a clearing account under the control of lender. The rents and other revenue will then be transferred to a lockbox account maintained by the lender from which all required payments and deposits to reserves under the One & Two Securities
     Centre Loan will be made. The One & Two Securities Centre Borrower will have access to the remaining funds after all such required payments are made provided no One & Two Securities Centre Cash Management Period exists.
     A "One & Two Securities Centre Cash Management Period" will be in effect upon the occurrence of (i) an event of default under the One & Two
     Securities Centre Loan until the cure of the event of default, (ii) the bankruptcy or insolvency of the One & Two Securities Centre Borrower until the emergence of the One & Two Securities Centre

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     Borrower from bankruptcy with no adverse consequences to the One & Two
     Securities Centre Properties or the One & Two Securities Centre Loan, or
     (iii) at any time the debt-service-coverage ratio for the preceding 6 month period, annualized, is less than 1.15x until the debt-service-coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

o    ADDITIONAL FINANCING. If the One & Two Securities Centre Properties are
     sold and the One & Two Securities Centre Loan is assumed by the transferee, the transferee is permitted to incur additional subordinate indebtedness secured by the One & Two Securities Centre Properties, upon satisfaction of certain terms and conditions, including but not limited to: (i) the sum of the outstanding balance of the One & Two Securities Centre Loan plus the amount of subordinate financing will not exceed 75% of the fair market value of the One & Two Securities Centre Properties; (ii) the
     debt-service-coverage ratio will be equal to or greater than 1.35x; and
     (iii) the lender shall have received written confirmation of the Rating
     Agencies to the subordinate loan, stating, among other things, that the transaction will not result in a downgrade of the then-current ratings of the securities.

     In addition, any of the potential 35 tenants-in-common is permitted to convey 100% (but not less) of its ownership interests in the One & Two
     Securities Centre Borrower to a new special purpose entity (collectively, the "TIC Mezzanine Borrowers") which may in turn pledge all or any portion of the TIC Mezzanine Borrowers' limited liability company interests in the tenant-in-common to secure a loan (all such loans together, the "TIC
     Mezzanine Loan") to the TIC Mezzanine Borrowers, upon satisfaction of certain terms and conditions, including but not limited to: (i) the combined amount of the then outstanding principal balance amounts of the
     TIC Mezzanine Loan and the One & Two Securities Centre Loan will not exceed
     85% of the fair market value of the One & Two Securities Centre Properties;
     (ii) the debt-service-coverage ratio on the combined amount of the One &
     Two Securities Centre Loan and the TIC Mezzanine Loan will be equal to or greater than 1.10x; and (iii) the TIC Mezzanine Loan lender and the Lender will enter into a subordination and intercreditor agreement.

o    PARTIAL RELEASE. The related loan documents permit the One & Two Securities
     Centre Borrower to obtain a release of either of the One & Two Securities
     Centre Properties by partial defeasance payments upon satisfaction of certain terms and conditions, including but not limited to: (i) delivery to the lender of government securities that provide for payments equal to or greater than the amount of the corresponding monthly debt service payment amount or interest only payment amount, as applicable, after the release date through the One & Two Securities Centre Loan maturity date; (ii) the outstanding balance of the mortgage loan allocated to the remaining parcel will not exceed 75% of the fair market value of each parcel; (iii) the debt-service-coverage ratio with respect to the remaining parcel is equal to or greater than 1.35x; (iv) the balance in the rollover reserve escrow allocated to the transferred parcel and the remaining parcel will be determined by lender based on the rentable area of each such parcel, provided, however in no event may the amount escrowed by lender of either parcel be less than $1.00 per square foot, and any ongoing requirements for the rollover reserve escrow will be adjusted proportionally in lender's reasonable discretion.

     In addition, the related loan documents permit the One & Two Securities
     Centre Borrower to obtain the release of an undeveloped parcel that was not considered in the appraisal or underwriting of the One & Two Securities
     Centre Properties without payment.

o    MANAGEMENT. Jones Lang LaSalle Americas, Inc., a subsidiary of Jones Lang
     LaSalle Inc. (NYSE: JLL), is the property manager for the One & Two
     Securities Centre Properties. Jones Lang LaSalle Inc. has more than 100 offices worldwide and operates in more than 430 cities in 50 countries.
     Jones Lang LaSalle Inc. reports a managed portfolio of approximately 966 million square feet worldwide. The manager is entitled to a fee equal to a specified percentage of gross revenue collected on the One & Two Securities
     Centre Properties. That specified percentage will be 1.00% for the first year, 1.25% the next year and 1.75% thereafter.

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         PNC
CUT-OFF DATE PRINCIPAL BALANCE(1)                                    $48,200,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 2.3%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                              JBG Investment Fund IV, LLC
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            6.2000%
MATURITY DATE                                                    October 1, 2011
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                              60 /Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                          59 / Interest Only
LOCKBOX                                                                     None
UP-FRONT RESERVES
   TAX/INSURANCE                                                       Yes / Yes
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                       Yes / Yes
   FF&E                                                                   Yes(1)
ADDITIONAL FINANCING                                                      Yes(2)
CUT-OFF DATE PRINCIPAL BALANCE                                       $48,200,000
CUT-OFF DATE PRINCIPAL BALANCE/ROOM                                     $181,887
CUT-OFF DATE LTV RATIO                                                    67.51%
MATURITY DATE LTV RATIO                                                   67.51%
UW NCF DSCR                                                                1.40x
--------------------------------------------------------------------------------

(1)  Initially $45,939 monthly. In 2007 and each succeeding calendar year, escrows of FF&E reserves shall be in an amount deemed necessary by lender to be sufficient to pay the costs of all anticipated capital improvements on the property for such calendar year, which shall be no less than a per annum amount equal to four percent (4%) of the annual gross revenues of the property during the preceding twelve month period.

(2)  See "Mezzanine Debt" below.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                          Washington, DC
PROPERTY TYPE                                          Hospitality, Full Service
SIZE (ROOMS)                                                                 265
OCCUPANCY % T-12 JULY 31, 2006                                             73.7%
YEAR BUILT / YEAR RENOVATED                                          1942 / 2000
APPRAISED VALUE                                                      $71,400,000
PROPERTY MANAGEMENT                              Crestline Hotels & Resorts, Inc
UW ECONOMIC OCCUPANCY %                                                    73.9%
UW REVENUES                                                          $13,498,430
UW EXPENSES                                                           $8,707,452
UW NET OPERATING INCOME (NOI)                                         $4,790,978
UW NET CASH FLOW (NCF)                                                $4,251,041
--------------------------------------------------------------------------------

                              Four Points Sheraton

                                                                        Cut-Off
                                                                          Date     Occupancy %
                                    Cut-Off                            Principal      (T-12
                                     Date       Year Built /   Total    Balance/     July 31,
Property Name      City, State      Balance       Renovated    Rooms      Room        2006)
--------------   --------------   -----------   ------------   -----   ---------   -----------

Four Points by
   Sheraton      Washington, DC   $48,200,000    1942 / 2000    265     $181,887      73.7%

                                                                        REVPAR
                                                    ADR                 (T-12
                 U/W Economic    Underwritten   (T-12 July     U/W     July 31,     U/W
Property Name     Occupancy %   Net Cash Flow    31, 2006)     ADR      2006)      REVPAR
--------------   ------------   -------------   ----------   -------   --------   -------

Four Points by
   Sheraton          73.9%        $4,251,041      $169.59    $173.34    $124.98   $128.08

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o    THE LOAN. The subject mortgage loan (the "Four Points by Sheraton Loan") is secured by a first mortgage encumbering a hospitality property located in
     Washington, DC (the "Four Points by Sheraton Property"). The Four Points by
     Sheraton Loan represents approximately 2.3% of the cut-off date principal balance. The Four Points by Sheraton Loan was originated on September 14,
     2006 and has a principal balance as of the cut-off date of $48,200,000. The
     Four Points by Sheraton Loan provides for interest-only payments for the entire 60 months of its term. The Four Points by Sheraton Loan matures on
     October 1, 2011 and may be prepaid on or after July 1, 2011. Defeasance is permitted beginning 25 months after the issue date for the series CGCMT
     2006-C5 certificates.

o    THE BORROWER. The borrower is JBG/1201 K Hotel, L.L.C., a special purpose entity and affiliate of The JBG Companies. Ownership of the borrower is held 99% by JBG Investment Fund IV, LLC which has its 60% investor Yale
     University and the managing member is held by principals of The JBG companies, a Washington DC based real estate development /investment firm which was founded in 1960. The JBG Companies is engaged in the acquisition and development of some of the most distinguished office, retail, multi-family, hotel and mixed-use properties in the Washington DC metro area.

o    THE PROPERTY. The Four Points by Sheraton Property is a 10-story (one
     5-story wing), Class A, 265-room, full service Four Points by Sheraton hotel located at 1201 K Street NW in the Washington, DC central business district. The Four Points by Sheraton Property was originally constructed in 1942, expanded in 1962, completely renovated in 2000, and updated this past year with $1.8 million of improvements. The Four Points by Sheraton
     Property has 8,115 square feet of meeting space, with a capacity for up to
     560 people, and includes: the Franklin Ballroom (6,152 square feet / 400 people); the McPherson room (1,419 square feet / 100 people); the Logan
     Room (544 square feet / 60 people); and a Club Lounge for Starwood
     Preferred Guests. Other amenities of the hotel includes a 77 space underground parking garage, a rooftop enclosed swimming pool and health club. The hotel also houses the Washington DC Chamber of Commerce on a 10 year lease and the Corduroy restaurant, a 57 seat upscale restaurant which has been on the "Top 100 Very Best Restaurants" in the DC area for the last
     5 years.

o    LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

o    MEZZANINE DEBT. Future mezzanine debt is permitted subject to satisfaction of certain conditions, which include combined subject loan and mezzanine loan debt service coverage ratio and loan-to-value ratio acceptable to lender, and borrower's delivery of an intercreditor agreement.

o    MANAGEMENT. The Four Points by Sheraton Property has been managed by
     Crestline Hotels & Resorts, Inc. since the Borrower acquired the property in June of 2004. Crestline was recently ranked #7 on the list of Top
     Independent Third Party Hotel Management Companies by Hotel and Motel
     Management, and #9 on the list of Top 100 Management Companies by Hotel
     Business. The company has won the highest quality awards in the hospitality industry from Marriott, Hilton, Hyatt, Renaissance, InterContinental, and
     is a Starwood Preferred Manager. Crestline manages 40 hotels (27 full-service, 12 limited-service, and 1 conference center) containing more than 9,700 rooms. Crestline manages 6 hotels (1,511 rooms) in Washington,
     DC including the Four Points by Sheraton Property.

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                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                            LaSalle
CUT-OFF DATE PRINCIPAL BALANCE                                              $40,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                        1.9%
NUMBER OF MORTGAGE LOANS                                                              1
LOAN PURPOSE                                                                  Refinance
SPONSOR                                          Judah Hertz, Isaac Hertz, Sarah Hertz,
                                                                       William Z. Hertz
OWNERSHIP INTEREST                                                           Fee Simple
MORTGAGE RATE                                                                   5.8700%
MATURITY DATE                                                          November 1, 2016
AMORTIZATION TYPE                                                               Balloon
ORIGINAL TERM / AMORTIZATION TERM                                             120 / 360
REMAINING TERM / REMAINING AMORTIZATION TERM                                  120 / 360
LOCKBOX                                        In-Place Hard, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                            Yes / Yes
   LEASING HOLDBACK(1)                                                         $133,417
   REQUIRED REPAIR FUNDS                                                        $13,750
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                              Yes / Yes
   REPLACEMENT                                                                  $39,524
   TI/LC                                                                         $9,086
   ROLLOVER FUNDS(2)                                                          Springing
ADDITIONAL FINANCING(4)                                                             Yes
CUT-OFF DATE PRINCIPAL BALANCE                                              $40,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                                   $74
CUT-OFF DATE LTV RATIO                                                           80.00%
MATURITY DATE LTV RATIO                                                          67.59%
UW NCF DSCR                                                                       1.23x

(1)  At closing, $133,417 was deposited into a leasing holdback reserve account for the 909 Poydras Office Building Loan. So long as no event of default has occurred and is continuing, funds will be disbursed from the leasing holdback reserve account when, among other things, (i) 8% of the funds will be released upon evidence reasonably satisfactory to lender, including without limitation a tenant estoppel, that, with respect to the portion of the 14th floor of the Mortgaged Property leased to Kean Miller, Kean Miller is in occupancy, open for business and paying full contractual rent without right of offset, abatement or credit; (ii) 92% of the funds will be released upon evidence reasonably satisfactory to lender, including without limitation a tenant estoppel, that, with respect to the portion of the 32nd and 33rd floors of the Mortgaged Property leased to First Bank and Trust,
     First Bank and Trust is in occupancy, open for business and paying full contractual rent without right of offset, abatement or credit.

(2)  In the event that the borrower receives a fee, payment or other compensation from any tenant relating to or in exchange for the termination of such tenant's Lease (a "Lease Termination Fee") the borrower is required to immediately deposit such Lease Termination Fee into the rollover funds reserve account, to be utilized for tenant improvements and leasing commissions that may be incurred with respect to the space relating to such
     Lease Termination Fee (a "Termination Space"). So long as no event of default has occurred and is continuing, funds shall be disbursed from the rollover funds reserve account when, among other things, (i) the borrower provides evidence of the tenant improvement costs and leasing commissions to be paid for the Termination Space or (ii) the borrower specifies the amount by which the rent expected to be obtained by the borrower for the
     Termination Space during the next succeeding calendar month is less than the amount of monthly rent received from the previous tenant leasing the
     Termination.

(3)  Occupancy represents physical occupancy per the October 17, 2006 rent roll.
     First Bank and Trust and Sher Garner Cahill Richter Klein Mcalister &
     Hilbert, L.L.C. ("Sher Garner") are currently expanding their space and when the expansion is complete and First Bank and Trust and Sher Garner take occupancy of their respective expansion space, occupancy will be
     80.6%. See, "909 Poydras Office Building Tenant Summary" below for additional information.

(4)  See "Additional Financing" below.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                         New Orleans, LA
PROPERTY TYPE                                                        Office, CBD
SIZE (SF)                                                                541,636
OCCUPANCY % AS OF OCTOBER 17, 2006                                      75.2%(3)
YEAR BUILT / YEAR RENOVATED                                          1987 / 2005
APPRAISED VALUE                                                      $50,000,000
PROPERTY MANAGEMENT                             The Hertz Investment Group, Inc.
UW ECONOMIC OCCUPANCY %                                                    80.7%
UW REVENUES                                                           $7,887,617
UW EXPENSES                                                           $3,799,937
UW NET OPERATING INCOME (NOI)                                         $4,087,680
UW NET CASH FLOW (NCF)                                                $3,504,518
--------------------------------------------------------------------------------

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                                 TENANT SUMMARY

                                                                       % OF NET                               % OF
                                          RATINGS       NET RENTABLE   RENTABLE    RENT PER                  ACTUAL  DATE OF LEASE
           TENANT NAME            FITCH/MOODY'S/S&P(1)    AREA (SF)      AREA    SQUARE FOOT  ACTUAL RENT     RENT     EXPIRATION
--------------------------------  --------------------  ------------  ---------  -----------  -----------    ------  --------------

First Bank and Trust                    NR/NR/NR          27,416(2)      5.1%       $12.10(3) $ 331,663      5.5%     Various(3)
Morris Bart, PLC                        NR/NR/NR          25,011         4.6%       $14.00    $ 350,240(4)   5.8%   10/31/2010(5)
AIG Claim Services, Inc.                AA/Aa2/AA         24,493         4.5%       $13.95(6) $ 341,706      5.7%     Various(6)
Blanchard and Company, Inc.             NR/NR/NR          23,805         4.4%       $14.92(7) $ 355,262      5.9%   Various(7)(8)
Sher Garner Cahill Richter Klein        NR/NR/NR          20,766(9)      3.8%       $12.15    $ 252,404      4.2%      12/31/17
   Mcalister & Hilbert, L.L.C.
Top 5 Tenants                                            121,491        22.4%       $13.43    $1,631,274     27.0%
Non-major Tenants                                        285,777        52.8%       $15.44    $4,413,083     73.0%
                                                         -------        ----        -------   ----------
Occupied Total                                           407,268        75.2%       $14.84    $6,044,357
Vacant Space                                             134,368        24.8%
                                                         -------        ----
COLLATERAL TOTAL                                         541,636         100%
                                                         =======        ====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  First Bank and Trust currently occupies approximately 27,416 square feet, comprised of approximately 12,042 square feet of original space (the
     "Original Space"), approximately 15,294 square feet of temporary space (the
     "Temporary Space") and approximately 80 square feet of storage space.
     Current rental rates are $14.25 per square foot for the Original Space and
     $10.00 per square foot for the Temporary Space. First Bank and Trust is currently expanding its space by approximately 35,000 square feet (the
     "Expansion Space") and upon completion of the build-out of the Expansion
     Space, First Bank and Trust will be leasing approximately 47,042 square feet. The leasing of the Temporary Space will terminate upon First Bank and
     Trust's occupancy of the Expansion Space.

(3)  First Bank and Trust occupies multiple suites containing various lease expiration dates: First Bank and Trust's lease of the Temporary Space
     (55.9%) expires upon occupancy of the Expansion Space at a rental rate of
     $10.00 per square foot and First Bank and Trust's lease of the Original
     Space (44.1% of space) expires March 31, 2016 at a rental rate of $14.25 per square foot. First Bank and Trust's lease of the Expansion Space lease will expire March 31, 2016 at a rental rate of $14.25 per square foot.

(4)  Morris Bart, PLC is entitled to a rent abatement for the calendar months of
     October 2007 and October 2008.

(5)  In the event of the permanent disability or death of Morris Bart, Morris
     Bart, PLC has the right to terminate its lease, subject to a termination fee equal to six months' base rent plus an amount equal to the unamortized portion of any concessions, commissions, allowances or other expenses incurred by the landlord in connection with any space leased by Morris
     Bart, PLC.

(6)  AIG Claim Services, Inc. occupies multiple suites containing various lease expiration dates: 47.2% of AIG Claim Services, Inc.'s space expires
     December 31, 2007 at a rental rate of $12.50 per square foot and 52.8% of
     AIG Claim Services, Inc.'s space expires May 31, 2010 at a rental rate of
     $15.25 per square foot.

(7)  Blanchard and Company, Inc. occupies multiple suites containing various lease expiration dates: 4.5% of Blanchard and Company, Inc.'s space expires
     September 30, 2010 at a rental rate of $8.00 per square foot and 95.5% of
     Blanchard and Company, Inc.'s space expires September 30, 2013 at a rental rate of $15.75 per square foot.

(8)  Blanchard and Company, Inc. may terminate its lease on 9/30/2011 upon providing nine months prior written notice and payment of a termination fee equal to the sum of one month's base rent and the total unamortized transaction costs amortized at 8%.

(9)  Sher Garner has leased a total of approximately 30,553 square feet of which approximately 20,766 square feet is occupied (the "Original Space"). The remaining 9,787 square feet is currently being built out (the "Expansion
     Space") and Sher Garner will take occupancy of the Expansion Space upon completion. Current rental rates are $12.12 per square foot for the
     Original Space and will be $12.12 per square foot for the Expansion Space.
     The lease for the Original Space and Expansion Space expires December 31,
     2017.

                             LEASE ROLLOVER SCHEDULE

                        WTD. AVG. IN PLACE                                                           CUMULATIVE %
         # OF LEASES      BASE RENT PER      TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE    OF IN PLACE
 YEAR      ROLLING     SQUARE FOOT ROLLING    ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   RENT ROLLING
------   -----------   -------------------   --------   ----------   -------------   -------------   ------------

2006           2              $11.99            7,911       1.5%          1.5%            1.6%           1.6%
2007           9              $15.17           62,346      11.5%         13.0%           15.6%          17.2%
2008           9              $15.87           57,242      10.6%         23.5%           15.0%          32.2%
2009           5              $15.81           37,724       7.0%         30.5%            9.9%          42.1%
2010           6              $14.91           59,568      11.0%         41.5%           14.7%          56.8%
2011           4              $14.99           59,553      11.0%         52.5%           14.8%          71.6%
2012           1              $11.35           13,410       2.5%         55.0%            2.5%          74.1%
2013           1              $15.25           22,734       4.2%         59.2%            5.7%          79.8%
2014           1              $14.20           20,395       3.8%         62.9%            4.8%          84.6%
2015           0              $ 0.00                0       0.0%         62.9%            0.0%          84.6%
2016           4              $14.84           45,619       8.4%         71.4%           11.2%          95.8%
             ---                              -------      ----                          ----
TOTALS        42                              386,502      71.4%                         95.8%
             ===                              =======      ====                          ====

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o    THE LOAN. The subject mortgage loan (the "909 Poydras Office Building
     Loan") is secured by a first mortgage encumbering an office building located in New Orleans, Louisiana (the "909 Poydras Office Building
     Property"). The 909 Poydras Office Building Loan represents approximately
     1.9% of the initial mortgage pool balance. The 909 Poydras Office Building
     Loan was originated on October 17, 2006 and has a principal balance as of the cut-off date of $40,000,000.

     The 909 Poydras Office Building Loan has a remaining term of 120 months and matures on November 1, 2016. The 909 Poydras Office Building Loan may be
     prepaid on or after October 1, 2016, and permits defeasance with United
     States government obligations beginning 2 years after the issue date for the CGCMT 2006-C5 certificates.

o    THE BORROWER. The borrower is Hertz 909 Poydras, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 909 Poydras Office Building Loan.
     The sponsors of the borrower are members of the Hertz family. The Hertz family, through related entities, has been involved in acquiring, marketing and managing commercial properties for over 25 years.

o    THE PROPERTY. The 909 Poydras Office Building Property is an approximately
     541,636 square foot office building situated on approximately 0.86 acres.
     The 909 Poydras Office Building Property was constructed in 1987 and renovated in 2005. The 909 Poydras Office Building Property is located in
     New Orleans, Louisiana. As of October 17, 2006, the occupancy rate for the
     909 Poydras Office Building Property was approximately 75.2%.

     The largest tenant is First Bank and Trust ("First Bank"), presently occupying approximately 27,416 square feet, comprised of approximately
     12,042 square feet of Original Space, approximately 15,294 square feet of
     Temporary Space, and approximately 80 square feet of storage space or approximately 5.1% of the net rentable area. Current rental rates are
     $14.25 per square foot for the Original Space and $10.00 per square foot for the Temporary Space. First Bank and Trust is currently expanding into approximately 35,000 square feet of Expansion Space and is leasing the
     Temporary Space at a rate of $10.00 per square foot during the build-out of the Expansion Space. Leasing of the Temporary Space will terminate upon
     First Bank and Trust's occupancy of the Expansion Space at which time First
     Bank and Trust will be leasing approximately 47,042 square feet. First Bank and Trust's lease for the Original Space and the Expansion Space expires in
     March 2016. First Bank is a state chartered, FDIC insured, New Orleans based bank with over $600 million in assets. The 909 Poydras Office
     Building Property serves as First Bank's headquarters. The second largest tenant is Morris Bart, PLC ("Morris Bart"), occupying approximately 25,011 square feet, or approximately 4.6% of the net rentable area. Morris Bart is a regional law firm that specializes in personal injury cases and has offices in Louisiana and Mississippi. The 909 Poydras Office Building
     Property serves as Morris Bart's headquarters. The Morris Bart lease expires in October 2010. The third largest tenant is AIG Claim Services,
     Inc. ("AIG Claims"), occupying approximately 24,493 square feet, or approximately 4.5% of the net rentable area. AIG Claims is a subsidiary of
     American International Group, Inc. (NYSE:AIG), an international insurance and financial services organization, with operations in more than 130 countries and jurisdictions. The AIG Claims lease expires at various dates:
     47.2% and 52.8% of AIG Claims space expires in December 2007 and May 2010, respectively.

o    LOCK BOX ACCOUNT. The borrower or the property manager is required to cause all rent and other revenue from the 909 Poydras Office Building Property to be deposited directly into a clearing account under the control of lender.
     The rents and other revenue in the clearing account will then be transferred daily to a bank account maintained by the borrower provided no
     Poydras Cash Management Period exists. In the event of a Poydras Cash
     Management Period, the rents and other revenue will be transferred to a lockbox account maintained by the lender from which all required payments and deposits to reserves under the 909 Poydras Office Building Loan will be made. A "Poydras Cash Management Period" will be in effect upon the occurrence of (i) an event of default under the 909 Poydras Office Building
     Loan until the cure of the event of default, (ii) the bankruptcy or insolvency of the borrower or property manager until the emergence of the borrower from bankruptcy with no adverse consequences to the 909 Poydras
     Office Building Property or the 909 Poydras Office Building Loan or with respect to the property manager, until a replacement property manager is appointed, as applicable, or (iii) the debt-service-coverage-ratio for the preceding 12 calendar months falls below 1.10x until the
     debt-service-coverage-ratio is equal to or greater than 1.20x for two consecutive quarters.

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                           909 POYDRAS OFFICE BUILDING
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o    ADDITIONAL FINANCING. The 909 Poydras Office Building Loan borrower is permitted to pledge all or a portion of the borrower's ownership interests to secure a mezzanine loan upon satisfaction of certain terms and conditions, including but not limited to: (i) the aggregate outstanding principal balance amounts of the mezzanine loan and the 909 Poydras Office
     Building Loan will not exceed 85% of the fair market value of the 909
     Poydras Office Building Property; (ii) the debt-service-coverage ratio on the combined amount of the 909 Poydras Office Building Loan and the mezzanine loan will be equal to or greater than 1.10x; and (iii) the mezzanine loan lender and the lender of the 909 Poydras Office Building
     Loan will enter into a subordination and intercreditor agreement.

o    MANAGEMENT. The Hertz Investment Group, Inc. is the property manager for the 909 Poydras Office Building Property. The Hertz Investment Group, Inc.
     is a national real estate investment company specializing in the acquisition, marketing and management of commercial properties throughout the country.

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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                       $40,000,000
PERCENTAGE OF INITIAL MORTGAGE
   POOL BALANCE                                                             1.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                           DLC Management Corporation and
                                              Delphi Commercial Properties, Inc.
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.9300%
MATURITY DATE                                                   October 11, 2016
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            120 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                         119 / Interest Only
LOCKBOX                                                                     None
UP-FRONT RESERVES
   TAX / INSURANCE                                                      Yes / No
   DOLLAR TREE RESERVE(1)                                               $371,536
ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                      Yes / No
   REPLACEMENT(2)                                                         $3,750
   TI/LC(3)                                                               $6,249
   ENVIRONMENTAL(4)                                                       $2,500
ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE                                       $40,000,000
CUT-OFF DATE PRINCIPAL BALANCE / SF                                         $135
CUT-OFF DATE LTV RATIO                                                    80.00%
MATURITY DATE LTV RATIO                                                   80.00%
UW NCF DSCR                                                                1.35x
--------------------------------------------------------------------------------

(1)  At closing, $276,614 was escrowed to pay for TI/LC for the Dollar Tree space. When the Dollar Tree executes an estoppel reasonably satisfactory to
     Lender stating that it is open for business, paying full rent and that all landlord tenant improvement and leasing commission obligations have been paid, then Borrower shall be entitled to all of the funds. Prior to such date, Borrower shall recieve a monthly gap rent payment of $16,179.94.

(2)  The reserve is subject to a $179,980 cap.

(3)  The reserve is subject to a $299,968 cap. Monthly deposits will be waived until January 2010 in the event that Staples renews its lease with respect to its space which expires in 10/31/07.

(4)  The reserve is subject to a $60,000 cap and is to be disbursed to pay for monitoring, sampling and remediation work including groundwater treatment and soil vapor extraction systems in place at the property, with respect to chloronated solvents from a former dry cleaning operation.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                              Vernon, CT
PROPERTY TYPE                                                   Retail, Anchored
SIZE (SF)                                                                295,367
OCCUPANCY % AS OF SEPTEMBER 19,
   2006(5)                                                                 93.0%
YEAR BUILT / YEAR RENOVATED                  1963, 1972, 1986 / 1990, 2002, 2004
APPRAISED VALUE                                                      $50,000,000
PROPERTY MANAGEMENT                                   DLC Management Corporation
UW ECONOMIC OCCUPANCY %                                                    90.4%
UW REVENUES                                                           $4,566,457
UW EXPENSES                                                           $1,209,197
UW NET OPERATING INCOME (NOI)                                         $3,357,260
UW NET CASH FLOW (NCF)                                                $3,242,026

--------------------------------------------------------------------------------

(5)  The occupancy % includes the NRA of Stop & Shop, which is currently dark but is still paying rent. The Stop & Shop lease is guaranteed by
     Koninklijke Ahold n.v. The occupancy % also includes Dollar Tree which has not yet taken occupancy.

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                                 TENANT SUMMARY

                                                          % OF NET                                            DATE OF
                           RATINGS         NET RENTABLE   RENTABLE                            % OF ACTUAL      LEASE
   TENANT NAME      FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT       RENT      EXPIRATION
-----------------   --------------------   ------------   --------   --------   -----------   -----------   ----------

Price Chopper             NR/NR/NR             98,850       33.5%     $10.09     $  997,500       27.2%      12/31/25
Stop & Shop(2)           BB/Ba1/BB+            30,953       10.5%     $14.78     $  457,608       12.5%      12/31/15
TJ Maxx(3)                 NR/A3/A             27,932        9.5%     $ 8.75     $  244,405        6.7%      01/31/12
HomeGoods(4)               NR/A3/A             27,932        9.5%     $ 8.50     $  237,422        6.5%      04/30/15
Staples                 BBB+/Baa2/BBB          25,438        8.6%     $16.86     $  428,964       11.7%      10/31/07
Top 5 Tenants                                 211,105       71.5%     $11.21     $2,365,899       64.6%       Various
Non-major Tenants                              63,512       21.5%     $20.44     $1,298,377       35.4%       Various
                                              -------       ----      ------     ----------
Occupied Total                                274,617       93.0%     $13.34     $3,664,276
Vacant                                         20,750        7.0%
                                              -------       ----
COLLATERAL TOTAL                              295,367        100%
                                              =======       ====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Stop & Shop is currently dark, but still paying rent. The lease is guaranteed by Koninklijke Ahold n.v.

(3)  TJ Maxx has a co-tenancy clause. If a tenant occupying more than 50,000 SF shall not operate for a period of 120 consecutive days, then during such period (a) no minimum rent or percentage rent will be due and TJ Maxx will pay the lesser of either TJ Maxx's minimum rent or two percent (2%) of the
     TJ Maxx's gross sales in lieu thereof, and (b) if such period continues for more than one year, TJ Maxx may terminate the TJ Maxx lease at any time by giving the borrower notice thereof and the TJ Maxx lease will then terminate on the date set forth in the notice.

(4)  HomeGoods has a co-tenancy clause. If Price Chopper shall not operate for a period of 120 consecutive days, then during such period (a) HomeGoods will pay two percent (2%) of the HomeGoods' gross sales in lieu thereof, and (b)
     if such period continues for more than one year, HomeGoods may terminate the HomeGoods lease at any time by giving the borrower notice thereof and the HomeGoods lease will then terminate on the date set forth in the notice.

                          LEASE ROLLOVER SCHEDULE(1)(2)

                       Wtd. Avg. In Place
         # of Leases     Base Rent PSF      Total SF   % of Total    Cumulative %   % of In Place   Cumulative % of In
 Year      Rolling          Rolling          Rolling   SF Rolling   of SF Rolling    Rent Rolling   Place Rent Rolling
------   -----------   ------------------   --------   ----------   -------------   -------------   ------------------

 2006          1             $23.50            2,000       0.7%          0.7%            1.3%               1.3%
 2007          3             $18.35           31,068      10.5%         11.2%           15.6%              16.8%
 2008          6             $24.60           18,825       6.4%         17.6%           12.6%              29.5%
 2009          3             $15.45            8,552       2.9%         20.5%            3.6%              33.1%
 2010          1             $25.00            2,292       0.8%         21.2%            1.6%              34.6%
 2011          3             $14.35           19,950       6.8%         28.0%            7.8%              42.5%
 2012          2             $10.97           31,195      10.6%         38.6%            9.3%              51.8%
 2013          1             $22.68            1,500       0.5%         39.1%            0.9%              52.7%
 2014          0             $ 0.00                0       0.0%         39.1%            0.0%              52.7%
 2015          3             $12.16           60,385      20.4%         59.5%           20.0%              72.8%
 2016          0             $ 0.00                0       0.0%         59.5%            0.0%              72.8%
             ---                             -------      ----                          ----
TOTALS        23                             175,767      59.5%                         72.8%
             ===                             =======      ====                          ====

(1)  Tenants representing 5.2% of the NRA have termination options mostly related to sales based thresholds.

(2)  Tenants representing 30.6% of the NRA have co-tenancy clauses in their leases.

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                                 TRI CITY PLAZA
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o    THE LOAN. The subject mortgage loan (the "Tri City Plaza Loan") is secured by a first mortgage encumbering an anchored retail building located in
     Vernon, Connecticut. The Tri City Plaza Loan has a cut-off date principal balance of $40,000,000 and represents approximately 1.9% of the initial mortgage pool balance. The Tri City Plaza Loan was originated on September
     20, 2006. The Tri City Plaza Loan provides for interest-only payments for the entire 120 months of its term.

     The Tri City Plaza Loan has a remaining term of 119 months and matures on
     October 11, 2016. The Tri City Plaza Loan may be prepaid on or after July
     11, 2016, and permits defeasance with United States government obligations beginning 2 years after issue date for the series CGCMT 2006-C5 certificates.

o    THE BORROWER. The borrower is Tri-City Improvements, LLC, a special purpose entity structured to be bankruptcy remote. The sponsors of the borrower are
     DLC Management Corporation ("DLC") and Delphi Commercial Properties, Inc
     ("Delphi"). DLC and Delphi are wholly owned by Adam Ifshin. DLC is a privately held company founded in 1991 by Adam and Stephen Ifshin. Adam
     Ifshin is also founder and president of Delphi, a specialty real estate brokerage firm. DLC is a private and public owner of retail shopping centers in the U.S. Their portfolio, as of the year end 2005, consisted of approximately 52 retail properties, totaling approximately 10.4 million square feet in 20 states, concentrated in the East Coast and Midwest. DLC focuses on anchored neighborhood and community shopping centers generating strong, repeat consumer traffic with a special emphasis on urban core and infill locations. They specialize in acquiring properties with potential upside. Headquartered in Tarrytown, New York with regional offices in
     Atlanta, Baltimore, and Chicago, DLC uses an in-house staff to provide acquisition due diligence, management (including third-party property management), leasing, legal, and construction management activities. Their regional offices provide hands-on management and leasing expertise based on strong local knowledge and industry contacts. DLC has formed strong relationships with many national retailers, many of which are the same retailers located in properties throughout their portfolio.

o    THE PROPERTY. The Tri City Plaza Property is an approximately 295,367 square foot anchored retail building situated on approximately 24.9 acres.
     The Tri City Plaza Property is a community shopping center and contains a total of three buildings. The main shopping center consisting of 278,408 square feet was built in 1963, the satellite building consisting of 17,030 square feet which houses seven in-line tenants was built in 1972, and the free-standing Denny's Restaurant consisting of 4,600 square feet was built in 1986. Denny's Restaurant has a ground lease and owns its improvements, which are excluded from the square footage of the Tri City Plaza Property.
     The Tri City Plaza Property was renovated in 1990 and upgraded in 2002 and
     2004. The Tri City Plaza Property includes 1,144 surface parking spaces.
     The Tri City Plaza Property is part of a well-known retail corridor that runs from Vernon to the Buckland Hills Mall and benefits from traffic drawn by the Buckland Hills regional mall, which is located just 1.5 miles from the Tri City Plaza Property. As of September 19, 2006, the occupancy rate for the Tri City Plaza Property was approximately 93.0%. The 93.0%
     occupancy rate includes the NRA of Stop & Shop, which is currently dark but still paying rent.

     The largest tenant is Price Chopper occupying 98,850 square feet, or approximately 33.5% of the net rentable area. Price Chopper is a medium size chain of supermarkets in New York, Vermont, Connecticut, Pennsylvania,
     and Massachusetts with headquarters in upstate New York. Founded in 1933 by
     Lewis Golub, Price Chopper operated under the name Central Market until
     1973, when it was renamed Price Chopper. Price Chopper markets itself has a low price high quality operator and has over 20,000 employees with a focus on service, as exemplified by their open 24 hours a day policy. Price
     Chopper has had an active presence in the community with the establishment of the Golub Foundation which contributes to non-profit organizations located within the marketing area of the Price Chopper stores.

     The second largest tenant is Stop & Shop occupying 30,953 square feet, or approximately 10.5% of the net rentable area. Stop & Shop is one of the largest food retailers in New England, operating over 360 grocery stores.
     Stop & Shop employs 58,000 associates in its network of stores, distribution centers, manufacturing plants and offices, which stretch across more than 180 communities in Connecticut, Massachusetts, New
     Hampshire, New York, New Jersey and Rhode Island. Stop & Shop does not occupy but pays rent on its leased space at the Tri City Plaza Property, and it is understood to be exploring the subleasing of its leased space.
     Further, Stop & Shop's parent company, Koninklijke Ahold n.v., guarantees the rent payments required pursuant to the Stop & Shop lease. As of October
     9, 2006, Koninklijke Ahold n.v. was rated "BB+" by S&P, "Ba1" by Moody's and "BB" by Fitch.

     The third largest tenant is TJ Maxx occupying 27,932 square feet, or approximately 9.5% of the net rentable area. The TJX Companies, Inc.
     ("TJX") (NYSE: TJX) operates as an off-price retailer of apparel and home fashions in the United States and

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                                 TRI CITY PLAZA
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     internationally. It sells off-price family apparel and home fashions through T.J. Maxx, Marshalls, Bob's Stores, and A.J. Wright chains in the
     United States; Winners chain in Canada; and T.K. Maxx chain in the United
     Kingdom and Ireland. The company sells off-price home fashions through the
     HomeGoods chain in the United States and the Canadian HomeSense chain, operated by Winners. TJ Maxx is one of the largest off-price retail chains in the United States with over 800 stores in approximately 47 states and
     HomeGoods operates approximately 215 stores. HomeGoods stores are typically
     27,000 square feet and are often situated alongside TJ Maxx or Marshalls.
     In addition to the TJ Maxx space at the Tri City Plaza Property, HomeGoods currently occupies an additional 27,932 square feet, or approximately 9.5%
     of the net rentable area at the Tri City Plaza Property. TJX reported fiscal year ended January 2006 revenues of $16.1 billion and net income of
     $690.4 million. As of October 9, 2006, TJX reported a market capitalization of $13.1 billion. As of October 9, 2006, TJX was rated "A" S&P and "A3" by
     Moody's. TJ Maxx and HomeGoods both have co-tenancy clause in their respective leases, see "Tenant Summary" above.

o    LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

o    MANAGEMENT. DLC Management Corporation is the property manager for the Tri
     City Plaza Property. The property manager is affiliated with the borrower.

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                       $36,850,000
PERCENTAGE OF INITIAL MORTGAGE
   POOL BALANCE                                                             1.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                       Joseph D. Blattner
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            6.0150%
MATURITY DATE                                                      July 11, 2016
AMORTIZATION TYPE                                             Partial IO/Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 360
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                                   116 / 360
LOCKBOX                                                                     None
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
   TI / LC                                                            $1,253,443
   DEBT SERVICE GUARANTY(1)                                           $4,279,000
   AMC GUARANTY(2)                                                    $1,294,743
ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                       No / No
ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE                                       $36,850,000
CUT-OFF DATE PRINCIPAL BALANCE / SF                                         $272
CUT-OFF DATE LTV RATIO                                                    79.61%
MATURITY DATE LTV RATIO                                                   71.97%
UW NCF DSCR(1)                                                             1.20x
--------------------------------------------------------------------------------

(1)  The Debt Service Guaranty is comprised of $4,279,000 and will be released when a 1.20x coverage is achieved at the actual constant of 7.21%. During the term of the guarantee, ECT and/or its beneficiary shall not revoke its trust and will maintain a net worth in excess of $25MM. In the event ECT or its beneficiary revokes the trust or drops below the net worth threshold,
     Michael Corliss, the beneficiary, "springs" as the guarantor. The Mortgage
     Loan Seller is showing an adjusted UW NCF DSCR of 1.20x throughout the Free
     Writing Propspectus Supplement. The unadjusted UW NCF DSCR is 1.09x.

(2)  At closing, a partial guaranty was provided in the amount of $1,294,743 with respect to the current disputed outstanding AMC Construction Allowance amount. The $1,294,743 will be released upon resolution of the disputed construction allowance. During the term of the guarantee, ECT and/or its beneficiary shall not revoke its trust and will maintain a net worth in excess of $25MM. In the event ECT or its beneficiary revokes the trust or drops below the net worth threshold, Michael Corliss, the beneficiary,
     "springs" as the guarantor.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                                Kent, WA
PROPERTY TYPE                                                   Retail, Anchored
SIZE (SF)                                                                135,418
OCCUPANCY % AS OF JUNE 9, 2006                                             91.2%
YEAR BUILT / YEAR RENOVATED                                      2005-2006 / NAP
APPRAISED VALUE                                                      $46,289,000
PROPERTY MANAGEMENT                                          Kent Station L.L.C.
UW ECONOMIC OCCUPANCY %                                                    89.3%
UW REVENUES                                                           $4,113,437
UW EXPENSES                                                           $1,117,038
UW NET OPERATING INCOME (NOI)                                         $2,996,399
UW NET CASH FLOW (NCF)                                                $2,903,254
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                                 Tenant Summary

                                                                       % OF NET                             % OF      DATE OF
                                        RATINGS         NET RENTABLE   RENTABLE                            ACTUAL      LEASE
          TENANT NAME            FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT    RENT    EXPIRATION
------------------------------   --------------------   ------------   --------   --------   -----------   ------   ----------

AMC Theatre(2)                          B/NR/B              58,521       43.2%     $21.75     $1,272,832    40.1%    12/31/20
Coldwell Banker Bain                   NR/NR/NR              6,554        4.8%     $28.00     $  183,512     5.8%    09/30/16
Ram(3)                                 NR/NR/NR              6,540        4.8%     $28.00     $  183,120     5.8%    11/13/15
Zephyr Grill                           NR/NR/NR              5,840        4.3%     $31.00     $  181,040     5.7%    05/14/16
Plaza Bank                             NR/NR/NR              3,909        2.9%     $28.00     $  109,452     3.4%    05/31/16
Top 5 Tenants                                               81,364       60.1%     $23.72     $1,929,956    60.8%     Various
Non-major Tenants                                           42,095       31.1%     $29.55     $1,244,034    39.2%     Various
                                                           -------       ----      ------     ----------
Occupied Total                                             123,459       91.2%     $25.71     $3,173,989
Vacant                                                      11,959        8.8%
                                                           -------       ----
COLLATERAL TOTAL                                           135,418        100%
                                                           =======       ====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  If at any time 50% or more of the retail floor area of the Kent Station planned unit development of which the mortgaged property is a part, excluding the AMC Theatre, is not open for business for a period of at least 18 months, AMC Theatre may terminate its lease.

(3)  If AMC Theatre stays closed for 90 consecutive days, tenant shall pay 50%
     of minimum rent or 7% of gross sales. If AMC Theatre stays closed for 12 months, Ram may terminate its lease with 180 days notice. If the landlord notifies Ram within 90 days of termination notice that AMC Theatre or a replacement will be open within 120 days, Ram's termination notice shall be rescinded.

                          Lease Rollover Summary(1)(2)

                       WTD. AVG. IN PLACE
         # OF LEASES      BASE RENT PSF     TOTAL SF   % OF TOTAL   CUMULATIVE % OF   % OF IN PLACE   CUMULATIVE % OF IN
 YEAR      ROLLING           ROLLING         ROLLING   SF ROLLING      SF ROLLING      RENT ROLLING   PLACE RENT ROLLING
------   -----------   ------------------   --------   ----------   ---------------   -------------   ------------------

 2006          0              $ 0.00              0        0.0%           0.0%              0.0%              0.0%
 2007          0              $ 0.00              0        0.0%           0.0%              0.0%              0.0%
 2008          0              $ 0.00              0        0.0%           0.0%              0.0%              0.0%
 2009          0              $ 0.00              0        0.0%           0.0%              0.0%              0.0%
 2010          4              $31.80          4,430        3.3%           3.3%              4.4%              4.4%
 2011          3              $31.13          4,870        3.6%           6.9%              4.8%              9.2%
 2012          0              $ 0.00              0        0.0%           6.9%              0.0%              9.2%
 2013          0              $ 0.00              0        0.0%           6.9%              0.0%              9.2%
 2014          0              $ 0.00              0        0.0%           6.9%              0.0%              9.2%
 2015         15              $28.74         37,985       28.1%          34.9%             34.4%             43.6%
 2016          4              $29.30         17,653       13.0%          48.0%             16.3%             59.9%
             ---                             ------       ----                             ----
TOTALS        26                             64,938       48.0%                            59.9%
             ===                             ======       ====                             ====

(1)  Tenants representing 9.9% of the NRA have termination options mostly related to sales based thresholds.

(2)  Tenants representing 58.9% of the NRA have co-tenancy clauses in their leases.

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o    THE LOAN. The subject mortgage loan (the "Kent Station Loan") is secured by a first mortgage encumbering an anchored retail property located in Kent,
     Washington. The Kent Station Loan has a cut-off date principal balance of
     $36,850,000 and represents approximately 1.7% of the initial mortgage pool balance. The Kent Station Loan was originated on June 16, 2006. The Kent
     Station Loan provides for interest-only payments for the first 36 months of its term, and thereafter, fixed monthly payments of principal and interest based on a 30-year amortization schedule.

     The Kent Station Loan has a remaining term of 116 months and matures on
     July 11, 2016. The Kent Station Loan may be prepaid on or after May 11,
     2016, and permits defeasance with United States government obligations beginning 2 years after issue date for the series CGCMT 2006-C5 certificates.

o    THE BORROWER. The borrower is Tarragon-Kent Station Phase I L.L.C., a special purpose entity. The borrower is 100% owned by Kent Station -- Phase
     I Partners, L.L.C., a special purpose entity, which is 38.75% owned by
     Evergreen Capital Trust, a Washington grantor trust ("ECT"), and 25% owned by Joseph Blattner, the sponsor of the borrower. Mr. Blattner is the president of Tarragon Development Company ("Tarragon"), the entity that developed the subject property. Mr. Blattner has been a principal of
     Tarragon since its inception in 1995. As president, Mr. Blattner is responsible for all of the operations and personnel of Tarragon as well as involvement in every stage of the development process. Mr. Blattner has a broad background in management, development, and construction services.
     Tarragon is an affiliated development company of ECT. ECT was established by Michael J. Corliss for the purpose of consolidating various business investments into a single entity. The business investments include shares of stock in "S" corporations, memberships in limited liability companies, interests in partnerships and marketable securities. The business investments are centered in income-producing commercial real estate, residential home development and land. Over the last 20 years, Mr. Corliss has developed over 5,000 units of residential housing and 2 million square feet of industrial and commercial space.

o    THE PROPERTY. The Kent Station Property is an approximately 135,418 square foot anchored retail center, consisting of 10 buildings situated on approximately 10.5 acres. Built in 2005 and 2006, the Kent Station Property is phase 1 of a multi-phase lifestyle retail development. The Kent Station
     Property is comprised of a 135,418 square feet of retail center anchored by an AMC Theatre and 76,897 square feet of in-line retail space. The Kent
     Station Property is part of a master plan by the City of Kent ("City") to create an expanded downtown with retail, office, residential and entertainment uses located adjacent to the new train station and parking deck. The City has invested city funds towards a parking structure (which also provides parking for the AMC Theater) at the new commuter rail station that connects the City to downtown Seattle and Tacoma, as well as infrastructure improvements at the site. Tarragon was selected by the City as the developer for the site. A portion of the Kent Station Property has been converted into a two unit commercial condominium. Unit I remains a part of the subject property and is used for retail space, Unit II constitutes 22,600 square feet of office and classroom space that was specifically built out for, and subsequently sold to, Green River Community
     College for use as a satellite campus. Unit II is excluded from the Kent
     Station Property. As of June 9, 2006, the occupancy rate for the Kent
     Station Property was approximately 91.2%.

     The largest tenant is AMC Theatre occupying 58,521 square feet, or approximately 43.2% of the net rentable area. AMC Theatre is a subsidiary of AMC Entertainment Inc. ("AMC"). At the end of 2004, AMC was acquired by
     Marquee Holdings Inc. ("Marquee"). Marquee is an investment vehicle controlled by J.P. Morgan Partners, LLC ("JPMP") and Apollo Management,
     L.P. ("Apollo"). JPMP, founded in 1984, is a private equity division of
     JPMorgan Chase & Co. Apollo, founded in 1990, has managed the investment of an aggregate of approximately $13 billion in equity capital in a wide variety of industries, both domestically and internationally, and is currently managing Apollo Investment Fund VI, L.P. In January 2006, AMC
     completed a merger with Loews Cineplex Entertainment Corporation ("Loews")
     with Loews merging into AMC. AMC is one of the world's leading movie theater operators with interests in approximately 415 theatres with 5,672 screens. About 80% of the theatres are located in the United States and
     Canada. The balance of AMC's screens are in attractive international markets including Mexico, Argentina, Brazil, Chile, Uruguay, Hong Kong,
     France, Spain and the United Kingdom. In the United States, AMC has
     significant presence in major urban markets with locations in 29 states and the District of Columbia. AMC Theatre operates 14 screens with stadium seating for approximately 2,500 patrons at the Kent Station Property.

     The second largest tenant is Coldwell Banker Bain occupying 6,554 square feet, or approximately 4.8% of the net rentable area. Coldwell Banker Bain is a real estate brokerage that has been serving the Puget Sound area for over 30 years.

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     The third largest tenant is Ram occupying 6,540 square feet, or approximately 4.8% of the net rentable area. Ram is a privately-held regional restaurant chain headquartered in Lakewood, Washington with approximately 15 locations across Washington, Idaho, Illinois, Oregon, and
     Indiana. The Ram restaurants are family-oriented, with many specializing in handcrafted beer brewed on premises, sports programming, billiards and electronic games, boardrooms and banquet facilities. Founded in 1971, Ram both develops and operates restaurants.

o    LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

o    MANAGEMENT. Kent Station L.L.C. is the property manager for the Kent
     Station Property. The property manager is affiliated with the borrower.

o    GUARANTY. The subject property has not yet achieved a 1.20:1.00 DSCR and there is also an outstanding construction allowance due AMC, the amount of which is presently in dispute. ECT and Mr. Corliss executed at closing a partial guaranty ("Partial Guaranty") in lieu of an economic cash holdback and a holdback for the construction allowance. The Partial Guaranty guaranties the debt up to a maximum amount of $5,573,743. This maximum amount is comprised of two components, (a) $4,279,000 (provided in lieu of an economic cash holdback), and (b) $1,294,743 (the amount of the construction allowance claimed by AMC). The $1,294,743 will be released upon resolution of the disputed construction allowance. The remaining
     $4,279,000 will be released when a DSCR of 1.20:1.00 is achieved. During the term of the guarantee, ECT will not (i) permit its net worth to be less than $25 million, (ii) dissolve, liquidate, file for bankruptcy or make an assignment for the benefit of creditors, or (iii) terminate, rescind, or revoke its trust agreement (each of (i), (ii) and (iii) are a "Trigger
     Event"). Until the occurrence of a Trigger Event, Mr. Corliss is not liable under the Partial Guaranty; however, from and after the occurrence of a
     Trigger Event, Mr. Corliss becomes fully liable as an additional guarantor thereunder.

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